FILED PURSUANT TO RULE 424(B)(3)
REGISTRATION NO. 333-132693

PROSPECTUS SUPPLEMENT NO. 1
DATED SEPTEMBER 5, 2006

TO PROSPECTUS DATED MAY 11, 2006

20,820,719 Shares

Common Stock

This prospectus supplement supplements the prospectus dated May 11, 2006 relating to the offer and sale by the selling stockholders identified in the prospectus of up to 20,820,719 shares of common stock of China Biopharmaceuticals Holdings, Inc. This prospectus supplement includes:

•	Amendment to our Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on August 28, 2006.

•	Amendment to our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, which was filed with the Securities and Exchange Commission on August 28, 2006.

•	Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, which was filed with the Securities and Exchange Commission on August 14, 2006.

The information contained in the report included in this prospectus supplement is dated as of the period of such report. This prospectus should be read in conjunction with the prospectus dated May 11, 2006, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus dated May 11, 2006, including any supplements or amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 5, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-KSB/A

(Mark One)

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the fiscal year ended December 31, 2005

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from ___________ to __________

Commission File No. 814-00063

CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
(Name of small business issuer in its charter)

Delaware	13-2949462
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Suite 602, China Life Tower
No. 16, Chaowai Street
Chaoyang District, Beijing
China	100020
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (86) 10 8525 1616

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act: Common Stock, par value $0.01

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes:   ☒  No: ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the issuer's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes:   ☐    No:   ☒

The issuer's revenues for the fiscal year ended December 31, 2005 were $30,948,568.

State the aggregate market value of the voting and non-voting equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity as of a specified date within the past 60 days: $14,528,041 as of July 31, 2006.

State the number of shares outstanding of each of the issuer's classes of equity securities, as of the latest practicable date:

Title of Each Class of	Number of Shares Outstanding
Equity Securities	as of July 31, 2006
Common Stock, $0.01 par value	37,341,676

Transitional Small Business Disclosure Format: Yes:   ☐    No:   ☒

CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
2005 FORM 10-KSB ANNUAL REPORT

References in this Annual Report on Form 10-KSB to the "Company", "we", "us" or "our" include China Biopharmaceuticals Holdings, Inc. and its subsidiaries, unless the context requires otherwise.

EXPLANATORY NOTE

This amendment to our annual report on Form 10-KSB is being filed in response to guidance that we have received from staff at the Securities and Exchange Commission. The key revisions that are included in this amendment consist of (i) revision of the Management Discussion and Analysis to compare the results of operations for year ended on December 31, 2005 to year ended on December 31, 2004 on actual year-over-year basis rather than on the pro forma basis; (ii) revision of the Note 15 to our Financial Statements to provide a more detailed description of the Hengyi and Erye acquisitions;(iii) revision of MD&A on critical accounting policy relating to accounts receivables and allowance for uncollectible accounts;(iv) revision of MD&A on liquidity and capital resources to address the factors that caused the Company's cash flow changes for the years ended December 31, 2005 and 2004;(v) revision of Note 2 to Consolidated Financial Statements relating to Revenue and Revenue Recognition to disclose revenues by products;(vi) Incorporation of audit report of Kempisty & Company on the financial statements of the Company as of December 31, 2004;(vii) Revision of the Statements of Shareholders’ Equity for the years ended December 31, 2005 and 2004 to present the number of shares of common stock and preferred stock in separate columns.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Safe Harbor Statement

The statements contained in this Annual Report on Form 10-KSB that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the growth of the interactive game market and other factors, including general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

PART I
ITEM 1. DESCRIPTION OF BUSINESS

OVERVIEW

We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People’s Republic of China (“China” or PRC”).

We, a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into China Biopharmaceuticals Holdings, Inc. (CBH), its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, Nanjing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China. It was founded and spear-headed by graduates from China Pharmaceutical University to engage in new drug research and discovery and in the development of new drug screening technologies.

On February 27, 1986, the stockholders of our company approved the divestiture and sale of those assets of our company as pertained to its then camera manufacturing and photography operations as well as the sale of certain shares of stock in a photographic related company owned by it and its interest in the Company's then owned premises. The sale was consummated as of February 28, 1986. After such divestiture, the Company's activities consisted of the holding of interests in various companies and the seeking out of acquisition and joint-venture opportunities in various fields of business endeavor. On May 27 1988, the company filed with the Securities and Exchange Commission a notification of election to be treated as a "Business Development Company" ("BDC") as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). The decision to become a BDC was made primarily to better reflect the Company's anticipated future business and development relationships. A BDC is an investment company designed to assist eligible portfolio companies with capital formation. As a result of the reorganization the acquisition of CBC pursuant to the Exchange Agreement, our company is no longer a BDC and is now an operating company.

On August 4, 2004, our company filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus") and the predecessor of our company and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc.("CBH") The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, according to which Globus, Inc. merged with and into our company, ceasing its corporate existence and having the Company as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus have been converted into shares of common stock of the Company. On August 28, 2004, the internal reorganizational Merger was completed with Globus merging into the Company as the surviving entity.

Pursuant to a share exchange agreement ("Exchange Agreement") between the Company, CBC, Keyuan, and MAO Peng as the sole shareholder of CBC, our company received all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1933, as amended) common stock of our company, par value $0.01 per share, representing approximately 90% of the issued and outstanding common capital stock of our company following the time of the issuance. As of March 31, 2006, there were 36,848,399 issued and outstanding shares of our common stock and 335 holders of record.

On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.

On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired controlling ownership interest (approximately 51%) in Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $0.50 per share or $1,650,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, subject to certain conditions, we agreed to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The pro forma unaudited balance sheet and statement of income of Tianyin disclosed a net assets of $231,000 in 2005 and net assets of $2,727,000 in negative in 2004. Tianyin’s net income was $469,000 in 2005 and net loss of $539,000 in 2004. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Board of the Company held a meeting to discuss the possibility of abandoning the acquisition of Tianyin should Tianyin’s shareholders not compromise and meet the company’s request for a reasonable purchased price.

The shares of our common stock are quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol CHBP.OB.

Although to date we have been successful in developing our business and products, we face many challenges typically faced by a growing company, including limited access to capital, competition, research and development risks, among many other risks. Our inability to overcome these risks could have an adverse effect on our operations, financial condition and prospects. Investments in our company may also be materially and adversely affected by the fluctuation of the Renminbi.

BUSINESS DESCRIPTION

Our business is composed of three parts: Research & Development, Raw Materials and Manufacturing.

Research & Development

We through our indirectly held subsidiary Keyuan, have a robust research and development (“R&D”) team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicine products. Keyuan has developed a solid discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. Keyuan also has a rich existing product pipeline. The technological backbone of the Keyuan advanced R&D capabilities is a Drug Screening and Testing System--an advanced drug screening and testing system based on certain bio-technologies that have only recently been made possible by rapid technological advances in the Post-Genomics Era. This proprietary gene-level technology platform enables Keyuan to deliver the next generation of drugs--which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by capable drug research scientists and development experts in China. Keyuan has a product pipeline containing approximately forty major products, including eight drugs that are ready for commercialization in China. Keyuan also offers contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. Keyuan has built a Library of Targeted Drug Candidates (“LTDC”) with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. Keyuan collaborates with China Pharmaceutical University in enhancing the resources of chemical compounds in the LTDC. Keyuan has built its LTDC to both accelerate its own drug discovery and to generate revenue in the form of access fees paid by other pharmaceutical companies.

  We spent $427,999 in year 2004 and $1,470,055 in 2005 on our research and development.

Raw Materials

Our subsidiary Hengyi specializes in research and development, production and sales of chemicals and intermediaries used in pharmaceutical products as well as pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers. Hengyi can manufacture and provide most of the raw materials for when the Company starts commercializing its new drugs, enabling the Company to lower its production cost and gain competitive advantages over its competitors.

Manufacturing

Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products to our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard   set by the State Food and Drug Administration ("SFDA") of China and marketing network that covers 25 provinces in China. Erye h as obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye’s sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

ABOUT OUR PRODUCTS AND TECHNOLOGY

We have a diversified portfolio of drugs and robust drug screening and testing platforms. We concentrate on the development of drugs for treatment of common diseases such as cardiovascular diseases, cancer, infectious diseases and diabetes, etc.

Our products can be divided into three categories; new drugs through R&D, drug materials & intermediates and commercialized drugs:

New drug:

We, through our subsidiary Keyuan, have a product pipeline of about forty new drugs for the treatment of diseases such as cardiovascular and infectious diseases. We intend to commercialize or license eight drugs during year 2006. We plan to commercialize the majority of its drugs and license and sell the remaining of its drugs. The table below lists the products of Keyuan, our subsidiary. For each drug, the table indicates the condition for treatment and SFDA approval and licensing status. SFDA provides administrative protection for a period of 3-5 years for drugs newly introduced to China.

No.	Drug Name	Target Treatment	Clinical Program Status	SFDA Authorized Protection Date
1	Diclofenac Sodium Lozenges	Oral ulcer, stomatitis, small oral operation	Approved and licensed by SFDA Approval No. H20031259 Patent number CN1413583A Patent application number 011360828	2026.10.7 Patent protection
2	Rhodiola rosea L. abstracts	Alzheimer disease	Preclinical Patent application number 031583490	2028.9.26 Patent Protection
3	Platinum(II) complexes Yibo	Cancers	Preclinical Patent application number 2004100147727	2029.4.27 Patent Protection
4	Pazufloxacin Mesilate material	Infection	Approved and licensed by SFDA Approval No. H20041948	2007.06.23
5	Pazufloxacin Mesilate and Sodium chloride Injection	Infection	Approved and licensed by SFDA Approval No. H20041949	2007.06.23
6	Cefixime material	Antibiotics	Approved and licensed by SFDA Approval No.H20041527	2005.10.28 Expired
7	Cefixime tablets	Antibiotics	Approved and licensed by SFDA Approval No. H20041529	2006.01.28
8	Cefixime capsules	Antibiotics	Approved and licensed by SFDA Approval No. H20041528	2008.09.11
9	Cefixime granules	Antibiotics	Approved and licensed by SFDA Approval No. H20041645	2008.09.11

No.	Drug Name	Target Treatment	Clinical Program Status	SFDA Authorized Protection Date

10	Loxoprofen sodium capsules	Pain and inflammation	Approved and licensed by SFDA Approval No. H20050915	2006.11.9
11	Loxoprofen sodium material	Pain and inflammation	Approved and licensed by SFDA Approval No. H20041922	2008.07.24
12	Loxoprofen sodium tablets	Pain and inflammation	Approved and licensed by SFDA Approval No. H20041923	2008.07.24
13	Gliclazide Sustained Release Tablets	II-type diabetes	Approved and licensed by SFDA Approval No. H20056883	Generic Drug
14	Nizatidine material	Gastric ulcer	Approved and licensed by SFDA Approval No. H20053694	Generic Drug
15	Loxoprofen sodium granules	Pain and inflammation	Approved and licensed by SFDA Approval No. H20052446	Generic Drug
16	Meglumine Adenosine Cyclophosphate for injection	Heart Failure	Approved and licensed by SFDA Approval No. H20040859	Generic Drug
17	Aceglutamide for injection	Post-neurosurgery coma	Approved and licensed by SFDA Approval No. H20040887	Generic Drug
18	Loratadine material, tablets	Allergic rhinitis, Allergic dermatosis	Approved and licensed by SFDA Approval No. H20051688	Generic Drug
19	Secnidazole material	Infection of anaerobe and trichomonas vaginalis	Clinical trial application approved , Filed Approval No. 2003L01222	Subject to SFDA Pending Administrative Protection
20	Secnidazole tablets, capsules	Infection of anaerobe and trichomonas vaginalis	Clinical trial application approved, Filed Approval No. 2003L01223	Subject to SFDA Pending Administrative Protection
21	Desloratadine material and tablets	Allergic rhinitis, Allergic dermatosis	Clinical trial application approved, Filed Approval No. 2003L02927	Subject to SFDA Pending Administrative Protection
22	Nafamostate mesilate material	Disseminated Intravascular Coagulation (DIC), Pancreatitis	Clinical trial application approved, Filed Approval No. 2003L00552	Subject to SFDA Pending Administrative Protection
23	Nafamostate mesilate for injection	Disseminated Intravascular Coagulation (DIC), Pancreatitis	Clinical trial application approved, Filed Approval No. 2003L00551	Subject to SFDA Pending Administrative Protection
24	Torasemide material	Diuretic, Hypertension, Ascites, Heart failure,Renal failure	Clinical trial application approved, Filed Approval No. 2003L00803	Subject to SFDA Pending Administrative Protection

No.	Drug Name	Target Treatment	Clinical Program Status	SFDA Authorized Protection Date

25	Torasemide tablets	Diuretic, Hypertension, Ascites, Heart failure,Renal failure	Clinical trial application approved, Filed Approval No. 2003L00804	Subject to SFDA Pending Administrative Protection
26	Torasemide capsules	Diuretic, Hypertension, Ascites, Heart failure,Renal failure	Clinical trial application approved, Filed Approval No. 2003L00516	Subject to SFDA Pending Administrative Protection
27	Torasemide for injection	Diuretic, Hypertension, Ascites, Heart failure,Renal failure	Clinical trial application approved, Filed Approval No. 2003L01294	Subject to SFDA Pending Administrative Protection
28	Edaravone material	Acute Cerebral infarction	Clinical trial application approved, Phase II Approval No. 2003L02173	Subject to SFDA Pending Administrative Protection
29	Edaravone Injection	Acute Cerebral infarction	Clinical trial application approved, Phase II Approval No. 2003L02174	Subject to SFDA Pending Administrative Protection
30	Edaravone Sodium Chloride Injection	Acute Cerebral infarction	Clinical trial application approved, Phase II Approval No. 2004L00440	Subject to SFDA Pending Administrative Protection
31	Sofalcone material	Gastric ulcer	Clinical trial application approved, Phase II Approval No. 2004L02119	Subject to SFDA Pending Administrative Protection
32	Sofalcone tablets	Gastric ulcer	Clinical trial application approved, Phase II Approval No. 2004L02122	Subject to SFDA Pending Administrative Protection
33	Sofalcone capsules	Gastric ulcer	Clinical trial application approved, Phase II Approval No. 2004L02121	Subject to SFDA Pending Administrative Protection
34	Sofalcone granules	Gastric ulcer	Clinical trial application approved, Phase II Approval No. 2004L02120	Subject to SFDA Pending Administrative Protection
35	Nateglinide material	II-type diabetes	Clinical trial application approved, Phase II Approval No. 2003L00073	Subject to SFDA Pending Administrative Protection
36	Nateglinide tablets	II-type diabetes	Clinical trial application approved, Phase II Approval No. 2003L00131	Subject to SFDA Pending Administrative Protection
37	Heptaplatin material	Tumor	Clinical trial application approved, Phase II Approval No. 2003L01704	Subject to SFDA Pending Administrative Protection
38	Heptaplatin for injection	Tumor	Clinical trial application approved, Phase II Approval No. 2003L01705	Subject to SFDA Pending Administrative Protection
39	Indosine Pranobeox material	Antivirus	Clinical trial application approved, Phase II Approval No. 2005L00979	Subject to SFDA Pending Administrative Protection
40	Indosine Pranobeox tablets	Antivirus	Clinical trial application approved, Phase II Approval No. 2005L00980	Subject to SFDA Pending Administrative Protection

Raw Materials and Intermediaries

Our subsidiary Hengyi specializes in research and development, production and sales of pharmaceutical products as well as chemicals and intermediaries used in pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers. Hengyi can manufacture and provide most of the raw materials for our production pipeline, enabling us to lower our production cost and gain competitive advantages over our competitors.

Below is a list of Hengyi’s major pharmaceutical and intermediary products:

Drug/Product Name	Target Treatment	Status
Carbamazepine material	Epilepsy, Prosopalgia	Commercialized Product
S-POZ	Drug Intermediates	Commercialized Product
Flumequine	Antimicrobial agent	Commercialized Product

Commercialized Drugs

Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products to our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

Below is a list of Erye’s major pharmaceutical products:

Drug/Product Name	Target Treatment	Status
Ampicillin sodium/Sulbactam sodium for injection	Antibiotics	Commercialized drug. SFDA approval number H20030476
Amoxicillin sodium/Sulbactam sodium for injection	Antibiotics	Commercialized drug SFDA approval number H20033126
Furbencillin Sodium for Injection	Antibiotics	Commercialized drug SFDA approval number h20059783

Services:

We also offer contractual research and development services. We intend to license the access to our proprietary screening and testing platforms to other pharmaceutical companies. In addition, we will offer packaged R&D services to companies outsourcing their R&D activities for fee-based research and development revenues.

Library of Targeted Drug Candidates:

We have built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. We collaborate with China Pharmaceutical University in enhancing the resources of chemical compounds in the library. We invest in LTDC to both accelerate our own drug research and discovery as well as to generate revenue in the form of access fees paid by other pharmaceutical companies. .

OUR CUSTOMERS AND DISTRIBUTION CHANNELS

We have three groups of customers:

Pharmaceutical Companies- We maintain a fine reputation in the pharmaceutical industry in China for new drug R & D. We work with other pharmaceutical companies to license or jointly distribute our products.

Drug Distribution Companies- There are approximately 10,000 drugs distribution companies in China. We work with various distribution companies to distribute our products. The demand for new drugs in China is substantial as the drug distribution companies suffer from very low profit margins from the distribution of old generic drugs.

Hospitals- We have a network of connections with hospitals in the areas of Shanghai, Zhejiang province and Jiangsu province. The population in these areas is approximately 150 million. Our sales executives have held senior sales positions in various pharmaceutical companies that sell in these areas and have an extensive network of contacts that provide direct access to hospitals in these areas.

We currently have 4 sales representative offices in China, two of which located in Nanjing city, one in Wuxi City and one in Shanghai City.

OUR RESEARCH AND DEVELOPMENT

We have a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicinal products. Our R&D team consists of experts in the fields of medical technology, biotechnology, and pharmaceuticals with over 10-years of market place experience and a proven record of success in the management of pharmaceutical businesses in China. The Company has developed a discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. We also have a rich product pipeline. The technological backbone of the Company's R&D capabilities is a Drug Screening and Testing System based on certain Post-Genomics Era bio-technologies. This proprietary gene-level technology platform enables the Company to deliver the next generation of drugs which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by some of the best drug research scientists and development experts in China. Our subsidiary Keyuan, has a product pipeline of about forty major new drugs for the treatment of diseases such as cardiovascular and infectious diseases. . We also offer contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. We have built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. We collaborate with China Pharmaceutical University, which is a shareholder of the Company, in building allied R&D laboratory for drug screening and testing and enhancing the resources of chemical compounds in the library.

We leverage our relationship with the research laboratory of China Pharmaceutical University which is a shareholder of our company. We have the right of first refusal on their new drug discoveries. We spent $427,999 and $1,470,055 on research and development during 2004 and 2005, respectively.

PRODUCTION FACILITIES AND EQUIPMENT

Our subsidiary Keyuan has a drug R&D laboratory. The laboratory is equipped with various type of equipment for compound synthesis, drug testing, screening, drug analysis, Pharmacological study, Pharmacokinetic study, efficiency study and toxicity study such as High Performance Liquid Chromatography (HPLC), Incubator, Ultraviolet-Visible Spectrometer, Centrifuge and Clean Bench, etc. Our subsidiary Hengyi is fully equipped with facilities required for the production in high temperature, high pressure, high vacuum and deep cooling. Our subsidiary Erye has seven laboratories, including Microorganism lab, Biological inspection lab, Apparatus lab, Chemical lab, Standard solution lab, Sample lab and Animal lab. The labs are equipped with advanced Gas Chromatography, HPLC, and Infrared Spectroscopy.

Our subsidiary Hengyi has a sound infrastructure with well-equipped manufacturing equipments, such as Graphitized heat exchanger, Centrifugal separator, vacuum dryer, closed condenser, fermentation boiler, spiral grinder and others, in order to perform our production effectively and efficiently. All the pharmaceutical raw materials and intermediates are manufactured in a modern manufacturing unit, where an independent quality control department and research and development units is maintained. Highest priority to quality control and adequate precautions are taken to ensure that there are no lapses on the production front.

Our subsidiary Erye has seven SFDA approved and certified production lines. The capsule pharmaceutical workshop and the Azlocillin sodium workshop are all designed by the Designing Institute of Medical Engineering of Nanjing. The total construction area for the workshop is approximately 2,400 square meters with an area of 1,450 square meters of medicine workshop of aseptic raw materials, 550 square meters for 100,000 grades purification control zone and 350 square meters for 300,000 grades purification control zone. Different production control zones are furnished with separated air conditioning system respectively according to different varieties and control request. Erye’s total area of warehouse is 4,570 square meters and is set up for finished product storehouse, original auxiliary materials storehouse and packing materials storehouse. Erye has an industrial waste reservoir which is situated at a separated area outside the main production premises. The area of quality control building is 685 square meters and it consists of the microbiology laboratory, biological examination room, instrument laboratory, chemical laboratory, standard solution room, sample room and animal's laboratory. The quality control room is furnished with the gaseous phase chromatograph of Model GC-14C, SPD-10AVP type high-efficient liquid phase chromatograph, the titri-metric appearance of electric potential of Model ZDJ-ID , FTIR-8400S type infrared spectro-comparator, etc. Every workshop uses the special-purpose production equipment. The equipment directly contacted with the medicines is making of high quality stainless steel materials and apt to production operation, repairing, maintaining and washes. It can also prevent the operation mistake and reduce pollution.

COMPETITION AND COMPETITIVE STRENGTHS

Vertically integrated pharmaceutical operation is still at an early stage of development in China due to heavy state involvement in the past. The industry is fragmented. We face competition from domestic drug R&D companies, drug manufacturing companies which are growing rapidly. Our direct competitors are domestic pharmaceutical companies and new drug R&D institutes that have fairly strong R&D capabilities in new drug R&D such as Beijing Venture Biopharma Technology Co., Ltd., Fosun Group Co., Ltd. and Chongqing Pharmaceutical Research Institute, Co. Ltd. We also face competition of foreign companies who have strong proprietary pipeline and strong financial resources. Our advantage is our local concentration in research and discovery as well as our local distribution network. We possess certain competitive advantages over our competitors due to our own discovery capability. Our relationship with China Pharmaceutical University, one of the leading pharmaceutical scientific research institution in China, provides us with a unique opportunity to benefit from the latest discovery in its research laboratory and reduce our fundamental research cost so that we can concentrate more on application and commercialization. We are in a competitive position to seize substantial market opportunities as the pharmaceutical industry in China rapidly moves toward consolidation, privatization, and commercialization.

Good Product Pipeline

Our subsidiary Keyuan has an existing pipeline of approximately forty new drugs we intend to introduce to the Chinese market. The drugs are superior to existing comparable drugs with reduced toxicity, enhanced effectiveness and cheaper manufacturing costs due to technological innovation. Among the forty drugs in our pipeline, our company intends to commercialize three SFDA approved and licensed drugs through our subsidiaries in year 2006 and to have five in-application drugs to be approved by SFDA in year   2006.

R&D Capabilities and Technology

We have managed to obtain intellectual property rights for our advanced technologies and to gain a strong competitive edge over the vast majority of all domestic pharmaceutical companies. Our R&D capabilities are one of the most advanced in the Chinese pharmaceutical industry. Our advanced R&D technology platform represents the latest drug discovery and development tools available for screening potential drug candidates for new drugs. Additionally, through our joint venture with the University’s R & D laboratory, we have access to China’s most promising pharmaceutical development projects and to the nation’s top-level expertise from academia, government, and industry.

Strong Experience in Dealing with Approval Authorities

Several of our leading management team members used to work with SFDA in various high level drug approval and screening positions. Our research and discovery is keyed to the SFDA requirements and we are familiar with the criteria used and standards expected. This gives us competitive advantage in government approvals and licenses as well as revenues from participation in selected government projects and grants.

Examination and Appraisement Committee for Small Molecule Drugs.

In August, 2004, we signed an agreement with China Pharmaceutical University to establish a joint laboratory for potential drug candidates (effective chemical compounds and effective single ingredient extract from traditional Chinese medicinal herds) screening and new drugs research and development.

INTELLECTUAL PROPERTY

An asset base of intellectual property is the foundation of our operations and R&D facilities. We have the capacity to rapidly generate intellectual property in the many forms as described above: New drugs / full product pipeline, Drug screening & testing platforms, Proprietary technologies, and Library of Targeted Drug Candidates (LTDC). This asset base of valuable intellectual property is leveraged to derive revenues, form strategic partnerships, and make acquisitions to expand our operations and profit-earning capacity.

Our subsidiary, Keyuan, owns the following patents, one of which approved and two pending approval:

(1) Low dose Diclofenac Sodium Lozenges and preparation. (Indication: oral ulcer, stomatitis, small oral operation); Patent Application number: 011360828; Application date: Oct.8, 2001; Approval date: Jan.15, 2005; Patent Number: CN1413583A; Patent Expiration date: Oct 7, 2021.

(2) Usage of the abstracts of Rhodiola rosea L. in the preparation of drugs treating Alzheimer disease; Application number: 031583490; Application date: Sep.27, 2003; Patent Expiration date: Sep. 26, 2023

(3) Preparation of a platinum(II) compound Yibo, anticancer drug Application number: 2004100147727; Application date: Apr.28, 2004; Patent Expiration date: April 27, 2024

The typical duration of these patents is twenty years from the date of application. Other drugs of Keyuan are subject to pending or existing SFDA administrative protection.

REGULATORY ENVIRONMENT

Our principal sales market is presently in China. We are subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. Additionally, we are also subject to various regulations and permit systems by the Chinese government.

The application and approval procedure in China for a newly developed drug product is described below. New drug applicants prepare the documentation of pharmacological study, toxicity study and pharmacokinetics and drug metabolism (PKDM) study and new drug samples. Documentation and samples are then submitted to provincial food and drug administration ("provincial FDA"). The provincial FDA sends its officials to the applicant to check the applicant's R&D facilities and to arrange new drug examination committee meeting for approval deliberations. This process usually takes three months. After the documentation and samples being approved by the provincial FDA, the provincial FDA will submit the approved documentation and samples to SFDA. SFDA examines the documentation and tests the samples and arranges new drug examination committee meeting for approval deliberations. If the application is approved by SFDA, SFDA will issue a clinical trial license to the applicant for clinical trials. The clinical trial license approval typically takes one year. The applicant completes the clinical trial process and prepares documentation and files submitted to SFDA for new drug approval. The clinical trial process usually takes one year or two depending on the category and class of the new drug. SFDA examines the documentation and gives final approval for the new drug and issues the new drug license to the applicant. This process usually takes 8 months. The whole process for new drug approval usually takes three to four years.

The Government approval procedure in China for application for new patents is as follows. The applicant prepares documentation and sends application to State Intellectual Property Office of China ("SIPO"), usually through patent application agencies. The application is then examined by SIPO. If the application is approved, SIPO issues and releases patent illustration book for challenges by competing claimants. Once the illustration book issued, the patent is protected. Within a three year period depending on different categories of the patent, if there are no challenges against the patent, then SIPO will issue patent license to the applicant .

COMPLIANCE WITH ENVIRONMENTAL LAW

We comply with the Environmental Protection Law of China and its local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations.

EMPLOYEES

Due to the acquisitions, the number of our employees has expanded significantly as compared to 2004. Currently we have approximately 790 full-time employees, excluding the employees of Tianyin, with all employees falling into the following categories:

By Company:

Company	Number of Employees
CBH & CBC	15
Keyuan	25
Hengyi	250
Erye	500
TOTAL:	790

By job:

Management & Administration	135
Technology and research	65
Sales and marketing	75
Production - drug material & drugs	515
TOTAL:	790

We have employment contracts with a significant number of our employees. None of our employees is covered by a collective bargaining agreement, and we believe our employee relations are good. All of our employees are located in Jiangsu Province.

RISK FACTORS

An investment in our common stock involves a high degree of risks. You should carefully consider the risk factors described below, together with all other information in this annual report on form 10KSB before making an investment decision. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

CHINA RELATED RISKS

Our assets are located in China and its revenues are derived from its operations in China

In terms of industry regulations and policies, the economy of China has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our company’s future manufacturing expansions. The Chinese government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, our company’s development of research and development technologies and products is subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

Political and economic risks

China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect our performance.

Risks related to interpretation of China laws and regulations which involves significant uncertainties

China’s legal system is based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on our business operations.

FOREIGN EXCHANGE CONTROL RISKS

Currency conversion and exchange rate volatility could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

We are a FIE to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Since 1994, the exchange rate for Renminbi against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

REGULATORY RISKS

Governmental regulatory and policy risks

We must follow various government regulations and in particular, the PRC State Food and Drug Administration (“SFDA”) regulations. Government regulations may have material impact on our operations, increase costs and could prevent or delay our company in licensing, manufacturing and selling our products. Our research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China, including health and drug regulations. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of pharmaceutical products. We will not be able to license, manufacture, sell and distribute the vast majority of its products without a proper approval from government agencies and in particular the SFDA. There is no assurance that we will obtain such approvals.

In addition, delays or rejections may be encountered based upon additional government regulation from future legislation, administrative action or changes in governmental policy and interpretation during the period of product development and product assessment. Although we have, so far, obtained the marketing rights for selling some of our products in China, we may not continue to receive and maintain regulatory approvals for the sales of these products. Our marketing activities are also subject to government regulations with respect to the prices that we intend to charge or any other marketing and promotional related activities. Government regulations may substantially increase our costs for developing, licensing, manufacturing and selling products, impacting negatively on our operation, revenue, income and cash flow.

There could be changes in government regulations towards the pharmaceutical Industries that may adversely affect our business.

The manufacture and sale of pharmaceutical products in the PRC is heavily regulated by many state, provincial and local authorities. These regulations significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

The State Food and Drug Administration of China recently implemented new guidelines for licensing of pharmaceutical products. All existing manufacturers with licenses, which are currently valid under the previous guidelines, are required to apply for the Good Manufacturing Practices ("GMP") certifications by June 30, 2004, and to receive approvals by December 31,2004. We have received our certifications. However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future, our businesses would be materially and adversely affected.

Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

COMPANY’S RELATED RISKS

Risks related to our strategy and risks related to our inability to carry out such strategy

Our strategy may be based on wrong assumptions and may be seriously flawed and may even in fact damage our performance, competitive position in the market and even our ability to survive in the market place. Even if the strategy is correct, we may never be able to successfully implement our strategy or implement the strategy in the desired fashion. These risk factors may cause major risks to our performance and even survival.

Risks related to the implementation of our operational and marketing plan

Our operational plan and marketing plan may be seriously flawed and even in fact damage our performance, competitive position in the market and even our ability to survive in the market place. Even if the operational plan and the marketing plan are correct, we may never be able to successfully implement the plans or implement the strategy in the desired fashion. These risk factors may cause major risks to our performance and even survival.

Risks related to our products and services

Our products and services involve direct or indirect impact on human health and life. The drugs, products and services provided may be flawed and cause dangerous side effects and even fatality in certain cases and lead to major business losses and legal and other liabilities and damages to us.

Risks related to product liability claims

We face the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums.

Risks related to our technology and our platforms

Our technologies and platforms may be seriously defective and flawed producing wrong and harmful results, exposing us to significant liabilities. Even if they are not defective or flawed, these technologies and platforms may become outdated, losing their value and thus affect our competitive advantages.

Risks related to competition

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our market is a large market with many competitors. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business

Marketing risks

Newly developed drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, we must develop and manufacture our products to accurately target specific markets to ensure product sales. If we fail to invest in extensive market research to understand the health needs of consumers in different geographic areas, we may face limited market acceptance of our products, which could have material adverse effect on our sales and earning.

Risks related to research and the ability to develop new drugs

Our growth and survival depends on our ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if we fail to make sufficient investments in research, be attentive to consumer needs or do not focus on the most advanced technologies, our current and future products could be surpassed by more effective or advanced products of other companies.

Risks relating to difficulty in defending intellectual property rights from infringement

Our success depends, in large part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. Numerous patents covering our technologies have been issued to us, and we have filed, and expect to continue to file, patent applications seeking to protect newly developed technologies and products in various countries, including China. Some patent applications in China are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, we may not be the first to invent, or file patent applications on any of our discoveries. Patents may not be issued with respect to any of our patent applications and existing or future patents issued to or licensed by us may not provide competitive advantages for our products. Patents that are issued may be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

We also rely on trade secrets, non-patented proprietary expertise and continuing technological innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

Risks relating to third parties that may claim that we infringe on their proprietary rights and may prevent us from manufacturing and selling certain of our products

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

o  require us to incur substantial expense, even if we are insured or successful in the litigation;

o  require us to divert significant time and effort of our technical and management personnel;

o  result in the loss of our rights to develop or make certain products; and

o  require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling some of our products or increase our costs to market these products.

In addition, when seeking regulatory approval for some of our products, we are required to certify to regulatory authorities, including the SFDA, that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against us. Any lawsuit would delay regulatory approval by the SFDA. A claim of infringement and the resulting delay could result in substantial expenses and even prevent us from manufacturing and selling certain of our products.

Our launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to us. Depending upon the circumstances, a court may award the patent holder damages equal to three times their loss of income. If we are found to infringe a patent held by a third party and become subject to such treble damages, these damages could have a material adverse effect on the results of our operations and financial condition.

Risks related to acquisitions

A major part of our strategy involves acquisitions of other companies and products and technologies. We may not be able to complete successfully such acquisitions due to the lack of capital and other factors. Even if we can complete such acquisitions, we may not be able to absorb and integrate the acquired operation and assets successfully into our currently operation. We may even make wrong acquisitions.

Risks related to financial reports and estimates

Our company is subject to critical accounting policies and actual results may vary from our estimates. Our company follows generally accepted accounting principles for the United States in preparing its financial statements. As part of this work, we must make many estimates and judgments concerning future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

Risks related to significant financing needs

We need significant amount of capital to invest in our research and development, in our acquisitions and in our operations. We may not be able to identify and raise sufficient capital in a timely manner to finance our research and development activity, operation, acquisitions, growth and even survival. Even if such financings are available, they may not be timely or sufficient or on the terms desirable, acceptable or not harmful to our existing shareholders.

Risks related to growth and the ability to manage growth

For our company to survive and to succeed, we have to consistently grow. However, the management and we may not be able to achieve or manage such growth. The inability to achieve and maintain and manage growth will significantly affect our survival and market position.

Dependence on key personnel

We depend on our key management and technological personnel. The unavailability or departure of such key personnel may seriously disrupt and harm our operations, business and the implementation of our business strategy and plans. Although most of these personnel are founders and shareholders of our company, there can be no assurance that we can be successful in retaining them.

Risks related to not declaring or paying any dividends to our shareholders

We did not declare any dividends for the year ended December 31, 2005. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in China and our key directors and officers reside in China, service of process on our company and our key directors and officers may be difficult to effect within the United States. Also, our main assets are located in China and any judgment obtained in the United States against us may not be enforceable outside the United States.

Most of our assets are located in china, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

Our assets are predominantly located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

RISKS RELATED TO COMMON STOCK

Risks of lack of liquidity and volatility risks

Currently our common stock is quoted in the OTC Bulletin Board market, the liquidity of our common stock may be very limited and affected by its limited trading market. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and are subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock may be limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

Risks related to penny stocks

Our common stock may be subject to regulations prescribed by the SEC relating to “Penny Stock.” The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If our common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investor, generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

Risks of depressed price and downward pressure on the shares

A significant number of our shares are eligible for sale and their sale could depress the market price of our stock. Sales of a significant number of shares of our common stock in the public market following the merger and related transactions could harm the market price of our common stock. Moreover, as additional shares of our common stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock.

In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Existing shareholders may experience some dilution

We have issued convertible preferred stock and warrants to different investors. Conversion of these preferred stock and exercise of these warrants may cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon conversion or exercise. In addition, sales of the shares of our common stock issuable upon conversion of the preferred stock or exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock..

Moreover, we may need to raise additional funds in the future to finance new developments or expand existing operations. If we raise additional funds through the issuance of new equity or equity-linked securities, other than on a pro rata basis to our existing shareholders, the percentage ownership of the existing shareholders may be reduced. Existing shareholders may experience subsequent dilution and/or such newly issued securities may have rights, preferences and privileges senior to those of the existing shareholders

Risks related to concentration of ownership

Certain of our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders. Certain of our officers, directors and principal stockholders control a significant percentage of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all Registrant’s stockholders.

ITEM 2. DESCRIPTION OF PROPERTY

  Our subsidiaries, Hengyi, and Eyre, each owns plots of lands in China; Hengyi owns approximately 25,000 square meters in the city of Kunshan, Jiangsu Province, Erye owns approximately 49,000 square meters in the city of Suzhou, Jiangsu Province

At the end of 2005, the book value of our total assets was US$27,675,074. Erye’s land and buildings, amount to approximately 25% of this book value. Hengyi has less than 10% and Keyuan does not own any land or building.

HENGYI’S PROPERTIES

All properties of Hengyi are located at No. 54, Kunshan City and fourteen of the buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and used by us. Hengyi solely owns all properties with land title and certificates of building’s ownership. At the end of 2005, there was a US$1,612,000 rollover short-term bank loan which was secured by the company’s land. In 2005, there was no major improvement of the buildings. No other renovation, improvement or development occurred in 2005. All building is fully operated and used by Hengyi. The age of all buildings is over 5 years.

ERYE’S PROPERTIES

All properties of Erye are located at No. 839, Pan Xu Road, Suzhou City and twelve of the buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and used by us . Erye solely owns all properties with land title and certificates of building ’ s ownership. At the end of 2005, there was a US$3,000,000 rollover short-term bank loan secured by the company’s land . In 2005, there was one major improvement of one of the buildings and the cost for this improvement was approximately US$300,000. No other renovation, improvement or development occurred in 2005. The improved building done in 2005 is a FDA approved with GMP licensed production building, which is 100% occupant for producing anti-biotic drugs. This building is fully operated and used by Erye. The age of all buildings, other than the building with the new improvement, are over 25 years. Erye’s land is situated at the heart of city and is restricted by government regulation of not allowing any new building development.

ITEM 3. LEGAL PROCEEDINGS

We are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders in the last quarter of our fiscal year ended December 31, 2005.

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR OUR SECURITIES

Our common stock began quotation on the Over-the-Counter Bulletin Board during the fourth quarter of 2005, on December 19, 2005, and is currently quoted under the symbol "CHBP.OB" The following sets forth the high and low bid quotations for the common stock as reported on the Over-the-Counter Bulletin Board for the fourth quarter of 2005. These quotations reflect prices between dealers do not include retail mark-ups, markdowns, and commissions and may not necessarily represent actual transactions.

FISCAL YEAR ENDED DECEMBER 31, 2005	HIGH	LOW
Fourth Quarter Ended December 31, 2005	$1.50	$1.30

  As of March 31, 2006 there were 335 stockholders of record of our common stock.

DIVIDEND POLICY

We have not declared or paid any cash dividends to date, and we do not intend to declare any cash dividends on the shares of our common stock in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay dividends on shares of our common stock will be solely at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions in future financing agreements, if any, and other business and financial considerations our board of directors may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plan

The Company currently does not have but intend to formally adopt a stock option or restricted share plan. Analysis is being done on the impact of recent accounting and regulatory rule changes on the Company and on its future incentive plans.

RECENT SALES OF UNREGISTERED SECURITIES

In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight (28) accredited investors, to which we collectively refer as the Initial Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into shares of our common stock.

Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements (“Initial Preferred A Warrants”). The exercise price of the Initial Preferred A Warrants is $2.00 per share of our common stock. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 shares of our common stock. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issue date of the Initial Preferred A Warrants.

WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark’s services, we issued to WestPark or its designees 76,500 common stock in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 shares of our common stock under the same terms as described in the preceding paragraph.

On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the “Preferred A Subscription Agreement”), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the “Preferred A Subscribers”). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement (“Subsequent Preferred A Warrants”, and together with the Initial Preferred A Warrants, the “Preferred A Warrants”). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate of 62,500 shares of our common stock.

WestPark acted as our placement agent in the private placement described above. In consideration of WestPark’s services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph.

Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the shares of common stock to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

All of the above issuances and sales were deemed to be exempt under Regulation S, Regulation D Rule 701 and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains forward-looking statements. China Biopharmaceuticals Holdings, Inc. is referred to herein as "we", "our,", “us”, or “the Company”. The words or phrases "would be," "will allow," "expect to", "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," or similar expressions are intended to identify forward-looking statements. Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities;(c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under "Liquidity and Capital Resources. Statements made herein are as of the date of the filing of this Form 10-KSB with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

OUR BUSINESS

We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in China. Our mission is to maximize investment returns for our shareholders by integrating our strong drug discovery and development strength with manufacturing and commercialization capabilities and by actively participating in the consolidation and privatization of the pharmaceutical industry in China to become a dominant player in the bio-pharmaceutical industry in China.

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to understanding of our financial statements. The application of these polices requires management to make estimates and assumptions that affect the valuation of assets and expenses during the reporting period. There can be no assurance that actual results will not differ from these estimates. The impact and any associated risks related to these policies on our business operations are discussed below.

(1) REVENUE AND REVENUE RECOGNITION.

For fixed-price refundable contracts, we recognize revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer. Confirmed revenue is not refundable and continued performance of future research and development services related to the milestone are not required. For sale of patented pharmaceutical formulas, the Company recognizes revenue upon delivery of the patented formulas. For sales of final medicines and processed materials, we recognize revenue upon delivery of the goods. The company usually does not offer sales returns or refunds on the products except for some specific circumstances, such as quality problems, which is rare and is difficult to have an accurate estimate.

(2) ACCOUNTS RECEIVABLE.

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, we analyze the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The reserve for bad debts increased to $525,391 at December 31, 2005 from $263,107 at December 31, 2004. This increase represents 0.85% of total revenues and is due to the increasing level of sales revenue and its corresponding exposure. At December 31, 2005, accounts receivable, net of allowance for doubtful accounts, amounted to $4,929,659. The days sales outstanding were 64 days for 2005, compared to 152 days for 2004, we attribute the acceleration in collection of accounts receivable to our strengthened control over our sales and accounts.

The following list the aging of our accounts receivable as of December 31, 2005

	3 months		6 months		9 months		Over 9 months		Over 1 year
Total	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
$5,455,050	3,570,531	65.45%	1,141,185	20.88%	109,075	2.04%	326,813	5.99%	307,447	5.64%

We prepare the above consolidated aging based on the aging for each subsidiary in above format . As each subsidiary of the Company conducts business with different customers with different size and creditworthiness, and each subsidiary has different impact on and different relationship with their customers, we determine the allowance on an individual basis. Basically, we assign various rates to each of the aging group of AR and add up the products for respective aging group to the total allowance for doubtful accounts. Different subsidiaries have different rates for even the same aging category. In addition to that, we also consider the changes in specific financial condition of their customers if situation or events indicate that some accounts may pose unusual risk compared to others, additional allowance may be provided for those accounts.

(3) INCOME TAX.

Significant judgment is required in determining our income tax provision. In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although we believe that our estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than that which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income in the period in which such determination is made. We apply an asset and liability approach to accounting for income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The recoverability of deferred tax assets is dependent upon our assessment of whether it is more likely than not that sufficient future taxable income will be generated to utilize the deferred tax asset. In the event we determine that future taxable income will not be sufficient to utilize the deferred tax asset, a valuation allowance is recorded.
RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

We acquired Hengyi on September 30, 2004 and the operating result for the three months ended December 31, 2004 was included in our 10KSB filed on April 15, 2005.

 We acquired Erye in June 2005. The current financial statements of the Company only reflects Erye's profit from June 11, 2005 to December 31, 2005. During the reporting period, our general and administrative costs increased significantly, largely due to transaction costs related to, acquisition of Hengyi and Erye . Auditing expenses, legal expenses and other professional expenses consist of major parts of the general and administration expenses. Some of the costs are one time costs related to acquisitions. However, as we are considering additional acquisitions, transaction costs may occur over different periods in the future.

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Audited
	2005	2004 10KSB
REVENUES	$30,948,568	3,443,545

COST OF GOOD SOLD	24,,758,857	2,432,172

GROSS PROFIT	6,190,081	1,011,373

OPERATING EXPENSES
Research and development expenses	1,470,055	—
Selling, general and administrative expenses	1,987,352	545,190
Total Operating Expenses	3,457,407	545,190

INCOME FROM OPERATIONS	2,732,674	466,183

OTHER INCOME (EXPENSE)
Interest income ( expenses)	(488,904)	(20,328)
Other income (expenses)	(24,129)	119,573
Total Other Income (expenses)	(513,033)	99,245

INCOME BEFORE INCOME TAXES	2,219,641	565,428

PROVISION FOR INCOME TAXES	533,414	109,134

INCOME BEFORE MINORITY INTEREST	1,686,227	456,294

MINORITY INTEREST	725,542	105,654

NET INCOME	960,685	350,640

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(159,428)	(3,361)

COMPREHENSIVE INCOME (LOSS)	$1,120,113	347,279

Net income per share - basic and diluted	$0.04	0.01

Weighted average number of shares outstanding - basic	26,483,640	24,358,757

Weighted average number of shares outstanding - diluted	27,096,558	24,358,757

REVENUE.

Revenue for the twelve months ended on December 31, 2005 was $30,948,568, while the revenue for the twelve months ended December 31, 2004 was $3,443,545, representing approximately 798% increase. We acquired Erye on June 11, 2005. The revenue of Erye for the twelve months ended on December 31, 2005 was $22,218,113. Revenue of Keyuan, Hengyi, and Sintofarm for the twelve months ended on December 31, 2005 was $1,352,918, $5,099,583, and 2,207,954, respectively. During the reporting period revenue generated by Erye had significantly increased the Company’s total revenues.

COST OF GOODS SOLD

Cost of goods sold for the twelve months ended on December 31, 2005 was $24,758,487 as compared to $2,432,172 for the twelve months ended December 31, 2004. Cost of goods sold as a percentage of sales revenues was approximately 80% for the twelve months ended December 31, 2005, as compared to approximately 70.5% for the twelve months ended December 31, 2004. In 2005, the Company acquired Erye and as a result cost of goods sold as a percentage of sales was increased approximately 10û compared to 2004

GROSS PROFIT.

Gross profit in the twelve months ended on December 31, 2005 amounted at $6,190,081, as compared to $1,011,373 for the twelve months ended December 31, 2004, representing 512% increase. The gross profit margin for the twelve months ended December 31, 2005 was 20% as compared to approximately 29.4% for the twelve months ended December 31, 2004. Erye’s gross profit margin was 16.61 % for the twelve months ended December 31, 2005. In 2005, the Company’s gross profit increased significantly due to the acquisition of Erye. The decrease in Gross profit margin is mainly due to both Hengyi and Erye's low gross profit margin.

OPERATING EXPENSES

Operating expenses for the twelve months ended December 31, 2005 was $1,987,352 as compared to $545,190 for the twelve months ended December 31, 2004, representing 265% increase. Erye’s operating expenses for the twelve months ended December 31, 2005 was $1,509,677 as compared to $1,705,698 for the twelve months ended 2004. Operating expenses increased significantly in 2005 due to the acquisition of Erye. Auditing expense, legal expenses, and other professional expenses are the main reason for the significant increase in operating expenses due to the acquisition activities. Some of these expenses are one time transactional expenses.

R&D.

R&D cost for the twelve months ended December 31, 2005 was $1,470,055 as compared to $0 for the twelve months ended December 31, 2004. R&D cost as a percentage of revenues was approximately 4.75% for the twelve months ended December 31, 2005, as compared to 0 for the twelve months ended December 31, 2004. In 2005, the Company’s subsidiaries, including Erye, conducted a number of R&D projects thus substantially increased related expenditure.

NET INCOME

Net Income for the twelve months ended December 31, 2005 was $960,685 as compared to net income of $350,640 for the twelve months ended December 31, 2004, representing 174% increase. Erye’s net Income for the twelve months ended December 31, 2005 was $1,019,493, as compared to net income of $951,310 for the twelve months ended December 31, 2004. The increase of the net income of the Company is mainly due to the significant increase of revenues from the acquisition of Erye.
LIQUIDITY AND CAPITAL RESOURCES

For the twelve months ended December 31, 2005, net cash used in operating activities was $1,666,383 compared to an inflow of $61,026 in 2004. Among the factors driving the significant cash outflow from operating activities, we consider the increase in inventory, which amounted to $3,582,215, was the most important cause. We further identify that a series of medical product inspection standards promulgated by related authorities prolonged the procedures of manufacturing, inspecting and storage of inventory thus used more working capital than before.

Net cash used in investing activities was $1,236,737, compared to $1,334,196 in 2004. These outflows are mainly used in purchase of fixed assets and in business acquisitions.

Net cash provided by financing activities was $3,427,506, compared to $1,655,289 in 2004. The increase was driven by a series of financing activities both in China and in USA.

Cash and cash equivalents as of December 31, 2005 was $1,026,606. This is a unique period for merger and acquisition in China. Currently we do not have sufficient cash for such acquisitions. To achieve our goal of continued acquisitions in the industry, we need to raise additional funding in the near future to fund such future acquisitions. In January of 2005, we raised gross proceeds of $500,000 through the sales of promissory note to accredited investors. In June of 2005, pursuant to an exemption under the Securities Act, we have conducted a private placement of approximately $1,090,000 with 28 accredited investors, through issuance of Series A Convertible Preferred Stock. In October of 2005, we conducted a private placement of additional Series A Convertible Preferred Stock worth $62,500. In February 2006, we conducted a private placement of our common stock with gross proceeds of $1,000,000. In March 2006, we sold additional shares of our common stock with gross proceeds of approximately $6,900,000. Pursuant to various agreements entered by us in connection with the private placement mentioned above, we are required to file with the SEC a registration statement, which registers all the shares of common stock issued under these placements, including the shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the warrants issued or issuable pursuant to these placements. In addition, pursuant to the agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date. We have filed a registration statement on form SB-2 covering the shares issued and issuable on March 24, 2006.

Going forward, our primary requirements for cash consist of: (1) acquisition of additional pharmaceutical manufacturing companies with GMP standard facilities in order to commercialize new drugs in our extensive new drug pipeline and further extend of product pipeline and expand the our sales network (2) Continued R&D for more selected new drug projects (3) build up sales network for new drug distribution. We anticipate that our internal source of liquid assets may enable us to continue our operation activities other than acquisition activities for next twelve months. However, we anticipate that our current operating activities may not enable us to meet the anticipated cash requirements for future acquisition activities. External source of capital may be needed for our expansion. We are exploring bank loans and private equity financing to finance such expenditures and intend to raise equity through the capital market to allow us to accomplish our future acquisition goals.

MANAGEMENT ASSUMPTIONS

Management anticipates, based on internal forecasts and assumptions relating to our current operations, that existing cash and funds generated from operations may not be sufficient to meet capital requirements for future acquisition activities. We could therefore be required to seek additional financing. There can be no assurance that we will be able to obtain such additional financing at acceptable terms to us, or at all.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

Our operating subsidiaries are located in China. Their business activities are mainly in China using Chinese Renminbi as the functional currency. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As we rely entirely on revenues earned in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. To date, however, we have not engaged in transactions of either type.

Since 1994 China has pegged the value of the Renminbi to the U.S. dollar. We do not believe that this policy has had a material effect on our business. However, there have been indications that the Chinese government may be reconsidering its monetary policy in light of the overall devaluation of the U.S. dollar against the Euro and other currencies during the last two years. In July 2005, the Chinese government revalued the Renminbi by 2.1% against the U.S. dollar, moving from Renminbi 8.28 to Renminbi 8.11 per dollar. At the end of December 31, 2005, the value of the Renminbi to the U.S. dollar was translated at 8.06 RMB to $1.00 USD. Because of the pegging of the Renminbi to the U.S. dollar is loosened, we anticipate that the value of the Renminbi appreciate against the dollar with the consequences discussed above.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which supersedes APB opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement shall be effective the first interim or annual reporting period that begins after December 15, 2005.

Implementation of the revised SFAS No. 123 is not expected to have a significant effect on the Company's financial statement presentation or its disclosures.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal year 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable.

SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position.

In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.

The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

The implementation of the above pronouncements is not expected to have a material effect on the Company's financial statement presentation or disclosures.

ITEM 7. FINANCIAL STATEMENTS

The financial statements required to be filed pursuant to this Item 7 are included in this Annual Report on Form 10-KSB. Reference is made to the Index to Financial Statements on page F-1.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On December 29, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accountants and Consultants ("Moore Stephens")   as the new independent auditor to audit our financial statements. This appointment replaced Kempisty & Company Certified Public Accountants, PC ("Kempisty") which was dismissed on December 27, 2005 as the independent accountant engaged to audit our financial Statements. Our board of directors authorized the dismissal of Kempisty. Kempisty performed the audit of the Registrant's financial statements for the years ended December 31, 2004 and 2003 and reviewed the Registrant financial statements for the three months ended March 31, 2005 and March 31, 2004, for the three and six months ended June 30, 2005 and June 30, 2004 and for the three and nine months ended September 30, 2005 and September 30, 2004. During this period and the subsequent interim period prior to its dismissal, there were no disagreements with Kempisty on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Kempisty's satisfaction would have caused Kempisty to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-K").

On March 10, 2005 we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of Kempisty & Company Certified Public Accountants, PC as the new independent auditor to audit our financial statements. This appointment replaced BDO Reanda, Certified Public Accountants ("BDO") as the independent accountant engaged to audit our financial Statements. BDO was dismissed on March 9, 2005 as the principal independent accountant. Our board of directors authorized the dismissal of BDO. During the one month in which BDO was engaged by us, BDO did not issue any reports on the audited financial statements of the Company, and there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to BDO's satisfaction would have caused BDO to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K.

On February 10, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of BDO as the new independent auditor to audit our financial statements. This appointment replaced Weinberg & Company, P.A. ("Weinberg") as the independent auditor engaged to audit our financial statements. Weinberg was dismissed on February 8, 2005 as the principal independent accountant. Our board of directors authorized the dismissal of Weinberg. Weinberg performed the review of our financial statements for the three and nine months ended September 30, 2004 and 2003. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Weinberg's satisfaction would have caused Weinberg to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K.

ITEM 8A. CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act. These rules refer to the controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within required time periods. As of December 31, 2005 (the "Evaluation Date"), we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, the principal executive officer and principal financial officer have concluded that, as of the Evaluation Date, such disclosure controls and procedures were effective in ensuring that required information will be disclosed on a timely basis in our reports filed under the
Exchange Act.

NO CHANGES IN INTERNAL CONTROLS

We maintain a system of internal accounting controls that are designed to provide reasonable assurance that our transactions are properly recorded and reported and that our assets are safeguarded against unauthorized or improper use. As part of the evaluation of our disclosure controls and procedures, we evaluated our internal controls. There were no changes to our internal control over financial reporting during the quarter ended December 31, 2005 that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

ITEM 8B. OTHER INFORMATION

The Company is currently evaluating the viability of the implementation of the Tianyin purchase agreement and the Company will make a final determination after consulting with management of Tianyin.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there were no arrangements or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. The following persons are the directors and executive officers of our company:

NAME	AGE	POSITION	DATE OF APPOINTMENT
Mao, Peng	34	Chief Executive Officers and Chairman of the Board	August 28, 2004
AN, Lufan	40	Director, President and Chief Operation Officers	August 28, 2004
ZHANG, Luyong	43	Chief Technology Officer	August 28, 2004
LIU ,Xiaohao	41	Director and Senior Vice President,	August 28, 2004
HUANG, Chentai	56	Chief Financial Officer	August 28, 2004
Stephen E. Globus	58	Director	August 28, 2004

Below are brief descriptions of the backgrounds and experiences of the officers and directors:

MAO, Peng MBA
Age 34. MAO Peng is the Chairman and Chief Executive Officer (CEO) as well as a major shareholder of the Company. Before that, Mr. Mao was the CEO of China Pharmaceuticals Investment Fund Ltd. and managed its investments in the pharmaceutical industry in China. Mr. Mao was also a co-founder and the President of Infogroup Investment Corp., a Canadian company specializing in corporate finance and investment management, and Infogroup Management Consultant Ltd. Canada as well as the CEO of the Shandong China Life S.T. Research Institute. He has extensive connections and experience in the pharmaceutical industry. Mr. Mao graduated from Shandong University in 1993 with a B.A. degree in Marketing and graduated in 1997, with an MBA degree from the Lundquist College of Business at the University of Oregon.

AN, Lufan, Ph.D.
Age 40. AN Lufan is the President and Chief Operation Officer (COO) and a major shareholder of the Company. Mr. An also serves as CEO of Nanjing Keyuan. He served as the CEO of Shandon Tungtai Pharmaceutical Technology Corp. Prior to that, Mr. An served as head of the New Drugs Development Center of Nanjing Keyuan Pharmaceutical Technology Corp. He has extensive experience in new drug R&D and commercialization of new drugs and has been involved in the development of about thirty-two new drugs and published fifteen related articles in national and international professional journals. Mr. An graduated from Jining Medical College in 1985 with a B.S. degree in Medicine and acquired his Ph.D. degree in Pharmacology from China Pharmaceutical University in 1991.

ZHANG, Luyong, Ph.D.
Age 43. Zhang, Luyong is the Chief Technology Officer (CTO) and a major shareholder of the Company. He was a founder and head of Xinzhung New Drugs R&D Center and is still the Deputy Director of the Technology Department of China Pharmaceutical University. Between 2000 and 2002, Mr. Zhang was the head of the Department of New Drug Examination in SFDA. Given his strong academic background and R&D capabilities in the pharmaceutical field, Mr. Zhang was invited to run many state research projects as well as projects in the private sector. For example, he was in charge of a project called the National Laboratory of New Drugs Screening. The remarkable results of the project have provided a research platform for the future discovery of new drugs. As a result, the Lab has been approved and certified by the Ministry of Technology and become the first National Class Laboratory in China. Furthermore, Mr. Zhang founded Jiangsu New Drugs Screening Center with funding from the Jiangsu Provincial government. Other government funded projects that Mr. Zhang supervised include: National 863 Project "Establishing New Type of High Through-Put Drug Screening Model", "National 863 Project" Establishing the Platform for High Through-Put Screening Techniques", "R&D for 1st Class TCM of Teng Huang Suan" and "R&D for 1st Class TCM of Hong Hua Huang Ser Su". Mr. Zhang graduated from China Pharmaceutical University in 1983 with a B.S. degree in Pharmacology and obtained his PhD in Pharmacology from China Pharmaceutical University in 1989. He currently holds a professorship at China Pharmaceutical University. He is also a consultant to the National New Drugs Examination Committee of SFDA.

LIU, Xiaohao, M.S.
Age 41. Liu Xiaohao, our Senior Vice President and a major shareholder of the Company, heads the sales operations of the Company. Mr. Liu has accumulated extensive experience and gathered strong track record in drug sales and marketing and has gained broad recognition and high esteem in the industry. Prior to joining the Company, Mr. Liu held several top marketing and sales positions in some of the most successful companies in the industry. He was especially invited by the management and shareholders of the Company to become a shareholder of the Company to head the Company's sales and marketing department. He is a major asset for the Company's future growth. Before joining the Company, Mr. Liu served as the vice general manager in Shanghai Fuxin Pharmaceutical Corp.("Fuxin"), the largest and one of the most successful generic drug manufacturers in China and a major part of the Fuxin group listed on the Shanghai Stock Exchange. He was responsible for Fuxin's Sales Department and built up a strong sales team in less than 6 months, achieving major sales growth for Fuxin. Prior to Fuxin, he worked at Shengzhen Haiwang Pharmaceutical Corp. as Project Manager and Sales Manager. He developed, licensed and then put in production "Tai-Rui-Ning", a product for pediatric use. Mr. Liu also worked in Nanjing Tian-Ying Pharmaceutical Corp. and served as Vice General Manager in charge of Sales Department. He built up a top special sales team from the scratch and his team contributed at least 50% of that company's total sales and profits. Prior to that, Mr. Liu worked in Jiangsu Chang Ao Pharmaceutical Corp. as Marketing Director. He was in charge of the sales and marketing department in three provinces responsible for planning and marketing major products of the company and turned those products into market leaders in a very short period of time and received "Excellent Management Award" from the company for his achievements. Prior to that, Mr. Liu worked for Jiangsu Xuzhou Pharmaceutical Corp. as Vice General Manager in charge of the Marketing Department. He was responsible for planning, marketing and sales promotions, organized the first "National Forum on Narcotics and Intensive Care" and chaired many seminars on various topics. He graduated from the SFDA Graduate Research Program with a M.S. in Pharmaceutical Administration in 2002 and from China Pharmaceutical University with M.S. degree in Pharmacology in 1986.

HUANG Chentai, MBA
Age 56. Huang, Chentai is the CFO charge of Corporate Development of the Company. Mr. Huang has over twenty years of business related working experience in both North America and Asia. Mr. Huang has been engaged in numerous public offerings and M&A transactions in Singapore, Taiwan and China. He was Co-founder and Director of Infogroup Investment Corporation, Canada. Mr. Huang graduated from Missouri State University with an MBA degree in 1979 and graduated from Taiwan Tamkang University with a B.A. degree in Business Administration in 1971.

Stephen E. Globus
Age 58. Stephen Globus was the Chairman of Globus Growth Group, a company that specialized in venture capital for technology companies. Globus Growth Group was the first or early investor in both biotechnology and technology companies. It was the seed and initial investors to Plasmaco, a USA developer of Plasma Television where Mr. Globus was Chairman and subsequently sold Plasmaco to Matsushita (Panasonic) where he served on one of its Board of Directors. Globus Growth Group was also among the initial investors in Genitope (GTOP), a San Francisco area biotechnology company that is utilizing novel   immuno-therapies for the treatment of B-cell Non-Hodgkin's Lymphoma.   Globus Growth Group also started Proscure, a Boston based Biotechnology company that was purchased by Repligen (RGEN) and ExSar, a private company involved in drug discovery through the protein/peptide mapping. Among the other portfolio early investments were also Energy Research Company (now FuelCell Energy, FCEL) and Kimeragen, a gene modification company, that was sold to Valigen, a French biotechnology company. Mr. Globus mainly resides in New York City.

AUDIT COMMITTEE

The Company does not have an audit committee and is in search of qualifies candidates to form such committee.

CODE OF BUSINESS ETHICS AND CONDUCT

Pursuant to the requirements of Section 406 of the Sarbanes-Oxley  Act of 2002 and  related SEC rules,  we have  adopted a Code of Business Ethics and Conduct,  or Code of Ethics.  Our Code of Ethics can be viewed on our corporate website, www.cbioinc.com . Our Code of Ethics contains written standards designed to deter wrongdoing and to promote:

     o    honest and ethical  conduct,  including the ethical handling of actual or apparent  conflicts of interest  between  personal and professional relationships;

     o    full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and in other public announcements;

     o    compliance with applicable governmental laws, rules and regulations;

     o    the prompt  internal  reporting of violations of our Code of Ethics to an appropriate person or persons identified in our Code of Ethics; and

     o    accountability for adherence to our Code of Ethics.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and over 10% stockholders are also required by SEC rules to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that, during the year ended December 31, 2005, all executive officers, directors and over 10% stockholders filed on a timely basis all reports required to be filed by them under Section 16(a) with respect to our common stock.

ITEM 10. EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid to our chief executive officer and our four other most highly compensated executive officers and our independent director during the periods described below:

NAME AND PRINCIPAL POSITION	ANNUAL COMPENSATION				LONG TERM COMPENSATION		All OTHER (3) COMPENSATION
	YEAR	SALARY($)	BONUS($)	OTHER ANNUAL COMPENSATION	AWARDS	PAYOUTS
					SECURITIES UNDERLYING OPTIONS(#)
Mao, Peng CHAIMAN AND CEO	2003	0	0	0	0	0	0
	2004	15,000	0	0	0	0	0
	2005	15,000	0	0	0(1)	0	0
AN, Lufan DIRECTOR, PRESIDENT AND COO	2003	0	0	0	0	0	0
	2004	15,000	0	0	0	0	0
	2005	15,000	0	0	0(1)	0	0
ZHANG, Luyong CTO	2003	0	0	0	0	0	0
	2004	12,500	0	0	0	0	0
	2005	12,500	0	0	0(1)	0	0
LIU ,Xiaohao DIRECTOR, VICE PRESIDENT	2003	0	0	0	0	0	0
	2004	12,500	0	0	0	0	0
	2005	12,500	0	0	0(1)	0	0
HUANG, Chentai CFO	2003	0	0	0	0	0	0
	2004	12,500	0	0	0	0	0
	2005	12,500	0	0	0(1)	0	0
Stephen E. Globus DIRECTOR (2)	2003	0	0	0	0	0	0
	2004	0	0	0	0	0	0
	2005	0	0	0	0	0	0

(1)
In August 2004 we entered into employment agreements with our top executive officers to secure their commitment to continued service to us. The employment agreements provide, each, for the grant of options to purchase shares of our common stock pursuant to the stock option plan to be adopted by us (“Stock Option Plan”). These options are to be awarded in four quarterly installments on each three-month anniversary after August 29, 2004. The exercise price for each option granted to the executive officer shall be $1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. The executive officer's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and the executive officer shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of his full-time employment with us

(2)
We shall promptly pay or reimburse Mr. Stephen E. Globus as our director for all reasonable out-of-pocket expenses   (in accordance with our policy) incurred or paid by him, in an amount not to exceed US$50,000, in connection with the performance of his services (including, without limitation, travel expenses) upon presentation of expense statements or vouchers or such other supporting documentation in such form and containing such information as we may from time to time require

(3)
We have omitted information on “ perks” and other personal; benefits because the aggregate value of these items, if any, does not meet the minimum amount required for disclosure under the Securities and Exchange Commission’s regulations.

There were no options exercised during the 2005 fiscal year.

DIRECTOR COMPENSATION

None of our directors has received any compensation for their services rendered as our directors during fiscal years 2004 and 2005.

E MPLOYMENT AGREEMENTS

In August 2004, we entered into respective employment agreements with our top executive officers to secure their commitment to continued service to us.

MAO Peng’s employment agreement has a term of five years, commencing on September 1, 2004, and provides for a salary of $15,000 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004, in accordance with the terms and conditions of Stock Option Plan and any other stock option agreement entered into by Mr. Mao and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Mao shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Mao’s right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Mao shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of full-time employment with us.

HUANG Chentai’s employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Huang and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Huang shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Huang’s right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Huang shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of full-time employment with us.

AN Lufan’s employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $15,000 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. An and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. An shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. An’s right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. An shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

LIU Xiaohao’s employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Liu and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Liu shall be US$1.5. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Liu’s right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Liu shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

Zhang Luyong’s employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Zhang and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Zhang shall be US$1.5. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Zhang’s right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Zhang shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise subject to community property laws where applicable.

As of March 31, 2006, we had a total of   36,848,399 sha res of common stock issued and outstanding, which are our only issued and outstanding voting equity securities .

The following table sets forth, as of March 31, 2006, (a) the names of each beneficial owner of more than five per cent (5%) of our common stock and preferred stock known to us, and the amount and percentage of such ownership; (b) the names and addresses of each director and executive officer that owns more than five per cent (5%) of our common stock and preferred stock, and the amount and percentage of such ownership, by each person and by all of our directors and executive officers as a group. Except as otherwise indicated, the addresses of each of the person below is c/o China Biopharmaceuticals Holdings, Inc., Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road, Nanjing, Jiangsu, China.

Name	Positions Held	Shares Owned	Percentage
GCE Property Holdings, Inc. Address: c/o Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104	Shareholder	2,000,000	5.4%
QVT Fund LP Address: 527 Madison Avenue, 8th Floor, New York, NY 10022	Shareholder	1,980,198	5.4%
Vision Opportunity Master Fund, LTD Address: 317 Madison Ave, Suite 1220, New York, NY 10017	Shareholder	1,980,198	5.4%
Mao Peng	Director, Chairman of Board Chief Executive Officer	3,432,986	9.3%
AN Lufan	Director, President Chief Operating Officer	3,036,848	8.2%
LIU Xiaohao	Director, Vice President,	2,425,992	6.7%
HUANG Chentai	Chief Financial Officer	400,000	1.1%
Stephen E. Globus Address: 44 West 24 th st., New York, NY 10010	Director	485,714	1.3%
ZHANG Luyong	Chief Technology Officer	200,000	0.5%
Directors and officers as a group		9,981,540	27.1%
Total:		15,941,936	43.3%

(1) The shares of common stock contributed to GCE Property Holdings, Inc. include (i) 1,000,000 shares of common stock and (ii) 1,000,000 shares of common stock issuable upon exercise of the warrants held by GCE Property Holdings, Inc .

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Our predecessor company, Globus Growth, was founded by Stephen E. Globus, who is currently one of our directors.

Certain family members of Stephen E.Globus, our director , have participated in the Initial Preferred A Private Place with a total investment of $170,000. SRG Capital Partnership, a company controlled by Richard D. Globus, purchased $50,000 Series A Preferred Stock in the Initial Preferred A Private Placement. Richard D. Globus is Stephen E Globus' brother.

In December 2005, certain family members of Stephen E.Globus, our director, purchased the Convertible Notes from certain Notes holders in the aggregated amount of $210,000. All of these Convertible Notes purchased by these family members were     converted into our common shares.

In March 2006, certain family members of Stephen E. Globus, our director, purchased our common stock in the private placement in the aggregate amount of $100,000.

ITEM 13. EXHIBITS

EXHIBIT NO.	DESCRIPTION

2.1
Agreement and Plan of Merger, dated June 24, 2004, by and between Globus Growth Group, Inc. and China Biopharmaceuticals   Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.1	Amendment and Restatement of Articles of Incorporation of CHINA BIOPHARMACEUTICALS HOLDINGS, INC. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.2	Bylaws of CHINA BIOPHARMACEUTICALS HOLDINGS, INC. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

4.1.	Form of warrant issued on December 31, 2004, (incorporated by reference to Exhibit 10.1 of Form SB-2, filed with the SEC on March 24, 2006)

4.2.	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.3 of Form SB-2, filed with the SEC on March 24, 2006)

4.3.	Form of warrant issued in June, 2005 (incorporated by reference to Exhibit 10.4 of Form SB-2, filed with the SEC on March 24, 2006)

4.4.
Form of Subscription Agreement between the Company and the Subscribers relating to the Series A Convertible Preferred Stock (incorporated by reference to exhibit 10.2 of Form SB-2, filed with the SEC on March 24, 2006)

4.5.
Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $1.0 million of the Company's common stock (incorporated by reference to exhibit 4.1 of the Company’s Currently Report on Form 8-K/A, filed with the SEC on February 8, 2006).

4.6.
Form of Registration Rights Agreement in connection with the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed with the SEC on February 8, 2006.

4.7.	Form of warrant issued on February 2, 2006 (incorporated by reference to Exhibit 4.3 of the Company’s Currently Report on Form 8-K, filed with the SEC on February 8, 2006)

4.8.
Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by reference to exhibit 4.1 of the Company’s Currently Report on Form 8-K, filed with the SEC on March 14, 2006).

4.9.
Form of Registration Rights Agreement in connection with the private placement of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on March 14, 2006).

4.10.	Form of warrant issued on March 10, 2006 (incorporated by reference to exhibit 4.3 of the Company’s Currently Report on Form 8-K, filed with the SEC on March 14, 2006)+

10.1	Employment Agreement with MAO Peng dated August 29, 2004 (incorporated by reference to Exhibit 10.1 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.2	Employment Agreement with HUANG Chentai dated August 29, 2004 (incorporated by reference to Exhibit 10.2 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.3	Employment Agreement with AN Lufan dated August 29, 2004 (incorporated by reference to Exhibit 10.3 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.4	Employment Agreement with LIU Xiaohao dated August 29, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.5	Employment Agreement with Zhang, Lu Yong dated August 29, 2004 (incorporated by reference to Exhibit 10.5 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.6	Cooperation Agreement between our company and China Pharmaceutical University dated August 26, 2004 (incorporated by reference to Exhibit 10.6 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.7
Restated Amendment to a Share Purchase Agreement by and among Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc. dated as of December 31, 2004 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on April 14, 2005)

10.8
Purchase Agreement between the Registrant and the shareholders of Erye represented by Mr. Shi Mingsheng dated as of June 11, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on June 14, 2005)

10.9
Agreement between China Biopharmaceuticals Corporation and 4 shareholders of Tianyin including and represented by Mr. Jiang Guoqing dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K, filed with the SEC on January 5, 2006)

16.2	Letter from Weinberg & Company, P.A., on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on February 10, 2005)

16.3	Letter from BDO Reanda, Certified Public Accountants on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on March 10, 2005)

16.4
Letter from Kempsty & Company Certified Public Accountants, PC, Certified Public Accountants on Change in Certifying Accountants (incorporated by reference to the current report on Form 8-K, filed with the SEC on December 29, 2005)

21.1	List of Subsidiaries of the Registrant *

31.1	Certification of Chief Executive Officer of China Biopharmaceuticals Holdings, Inc. pursuant to Rule 13a - 14(a)/15d-14(a) of the Securities Exchange Act of 1934. *

31.2	Certification of Chief Financial Officer of China Biopharmaceuticals Holdings, Inc. pursuant to Rule 13a - 14(a)/15d-14(a) of the Securities Exchange Act of 1934. *

32.1	Certification of Chief Executive Officer of China Biopharmaceuticals Holdings, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. **

32.2	Certification of Chief Financial Officer of China Biopharmaceuticals Holdings, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. **

* Filed herewith

** Furnished herewith

+ Management contract or compensation Plan

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

AUDIT FEE

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audits of our annual financial statements and interim reviews of financial statements included in our Form 10-KSBs and 10-QSBs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were approximately:

2005	$ 40,000	- Moore Stephens Wurth Frazer and Torbet, LLP

2005:	$ 102,184	- Kempisty & Company
Certified Public Accountants, PC

2005:	$ 22,000	- BDO Reanda

2004:	$ 40,000	- Kempisty & Company
Certified Public Accountants, PC

2004:	$ 90,000	- Weinberg & Company, P.A.

2004:	$ 39,260	- Eisner, LLP

ALL OTHER FEES

The aggregate fees billed in each of the last two fiscal years for the products and services including fees relating to our tax compliance, tax planning and tax return preparation for the years ended 2004 and 2005 provided by the principal accountant other than the services reported in paragraph (1) were approximately:

2005	$0	- Moore Stephens Wurth Frazer and Torbet, LLP

2005:	$5,000	- Kempisty & Company
		Certified Public Accountants, PC

2005:	$0	- BDO Reanda

2004:	$0	- Kempisty & Company
		Certified Public Accountants, PC

2004:	$0	- Weinberg & Company, P.A.

2004:	$0	-Eisner, LLP

AUDIT COMMITTEE PRE APPROVAL POLICIES AND PROCEDURES

The Company does not have an audit committee and is in search of qualifies candidates to form such committee.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto dulyauthorized.

CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

By:	/s/ MAO Peng
MAO Peng
Chairman and Chief Executive Officer
Date: August 28, 2006

Signature	Title	Date

/s/ MAO Peng	Chairman and Chief Executive	August 28, 2006
MAO Peng	Officer

/s/ HUANG Chentai	Chief Financial Officer	August 28, 2006
HUANG Chentai	(Principal Financial and Accounting Officer)

/s/ AN Lufan	Director and President	August 28, 2006
AN Lufan

/s/ LIU Xiaohao	Director and Vice President	August 28, 2006
LIU Xiaohao

/s/ Stephen E. Globus	Director	August 28, 2006
Stephen E. Globus

/s/ Eric Wei	Director	August 28, 2006
Eric Wei

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
China Biopharmaceuticals Holdings, Inc. and subsidiaries
(Formerly Globus Growth Group Inc.)

We have audited the accompanying consolidated balance sheet of China Biopharmaceuticals Holdings, Inc. and subsidiaries as of December 31, 2005 and the related consolidated statements of income and other comprehensive income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of China Biopharmaceuticals Holdings, Inc. and subsidiaries as of December 31, 2004 in accompanying financial statements was audited by other auditors whose report dated April 14, 2005 expressed an unqualified opinion on that statement.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Biopharmaceuticals Holdings, Inc. and subsidiaries at December 31, 2005 and the results of its' operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 12, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
China Biopharmaceuticals Holdings, Inc.
(Formerly Globus growth Group Inc.) and subsidiaries

We have audited the accompanying consolidated balance sheet of China Biopharmaceuticals Holdings, Inc. as of December 31, 2004 and the related consolidated statements of income and changes in shareholders’ equity and cash flows for each of the years in the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Biopharmaceuticals Holdings, Inc. at December 31, 2004 and the results of its’ operations and cash flows for each of the years in the two years then ended in conformity with U.S. generally accepted accounting principles.

Kempisty & Company
Certified Public Accountants PC
New York, New York
April 14, 2005

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

BALANCE SHEET
AS OF DECEMBER 31, 2005

ASSETS

2005
CURRENT ASSETS:
Cash	$1,026,606
Accounts receivable, trade, net of allowance for doubtful accounts
of $525,391 as of December 31, 2005	4,929,659
Other receivables	262,956
Other receivables - related parties	856,754
Advances to suppliers	864,944
Prepaid expenses	21,101
Inventories	4,782,860
Total current assets	12,744,880

PLANT AND EQUIPMENT, net	5,699,211

OTHER ASSETS:
Intangible asset, net	6,835,759
Restricted cash	1,329,280
Other assets	11,944
Total other assets	8,176,983

Total assets	$26,621,074

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,408,055
Accounts payable - related parties	240,857
Short-term loans	3,955,600
Other payables	663,874
Other payables - related parties	198,156
Investment payable to Erye's original shareholders	430,000
Customer deposits	743,206
Notes payable	2,356,000
Short-term convertible notes payable	425,000
Taxes payable	983,107
Dividends payable	186,000
Other accrued liabilities	286,979
Total current liabilities	15,876,834

LONG TERM LIABILITIES:
Long term debt	601,369
Long term debt - related parties	415,733
Total long term liabilities	1,017,102

Total liabilities	16,893,936

MINORITY INTEREST	4,458,414

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
1,152,500 shares Issued and outstanding as of December 31, 2005	11,525
Common stock, $0.01 par value, 200,000,000 shares authorized;
28,616,716 shares issued and outstanding as of December 31, 2005	286,167
Paid-in capital	3,572,207
Capital receivable	(252,471)
Statutory reserves	444,623
Deferred compensation	(24,000)
Retained earnings	1,074,584
Accumulated other comprehensive income	156,089
Total shareholders' equity	5,268,724

Total liabilities and shareholders' equity	$26,621,074

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Year ended December 31
	2005	2004
REVENUES	$30,948,568	$3,443,545

COST OF GOOD SOLD	24,758,487	2,432,172

GROSS PROFIT	6,190,081	1,011,373

OPERATING EXPENSES
Research and development expenses	1,470,055	427,999
Selling, general and administrative expenses	1,987,352	117,191
Total operating expenses	3,457,407	545,190

INCOME FROM OPERATIONS	2,732,674	466,183

OTHER INCOME (EXPENSE)
Interest income ( expenses)	(488,904)	(20,328)
Other income (expenses)	(24,129)	119,573
Total other income (expenses)	(513,033)	99,245

INCOME BEFORE INCOME TAXES	2,219,641	565,428

PROVISION FOR INCOME TAXES	533,414	109,134

INCOME BEFORE MINORITY INTEREST	1,686,227	456,294

MINORITY INTEREST	725,542	105,654

NET INCOME	960,685	350,640

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	159,428	(3,361)

COMPREHENSIVE INCOME (LOSS)	$1,120,113	$347,279

NET INCOME PER SHARE - BASIC AND DILUTED	$0.04	$0.01

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - BASIC	26,483,640	24,358,757

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - DILUTED	27,096,558	24,358,757

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

										Accumulated
	Number of	Number of						Unappropriated		Other
	Common	Preferred	Common	Preferred	Paid-in	Capital	Deferred	Retained	Statutory	Comprehensive
	Shares	Shares	Stock	Stock	Capital	Receivable	Compensation	Earnings	Reserves	Income (Loss)	Totals
BALANCE, December 31, 2003, Audited	23,158,757		$231,588	$—	$183,601	$—	$—	150,493	$—	$22	$565,704
Shares issued for Hengyi acquisition	1,200,000		12,000	—	1,180,000	—	—				1,192,000
Net income								408,029			408,029
Statutory reserves								(60,750)	60,750		—
Foreign currency translation adjustments										(3,361)	(3,361)
BALANCE, December 31, 2004, Audited	24,358,757	—	243,588	—	1,363,601	—	—	497,772	60,750	(3,339)	2,162,372
Shares issued for Erye acquisition	3,300,000		33,000		1,617,000	—	—				1,650,000
Adjustment for shares issued for Hengyi acquisition					(667,974)	—	—				(667,974)
Common shares issued for lab use right	300,000		3,000		27,000						30,000
Common shares issued for services	657,959		6,579		233,136	—	—				239,715
Capital receivable						(252,471)					(252,471)
Deferred compensation							(24,000)				(24,000)
Preferred shares issued		1,152,500		11,525	999,444	—	—				1,010,969
Net income								960,685			960,685
Statutory reserves								(383,873)	383,873		—
Foreign currency translation adjustments										159,428	159,428
BALANCE, December 31, 2005, Audited	28,616,716	1,152,500	$286,167	$11,525	$3,572,207	$(252,471)	$(24,000)	$1,074,584	$444,623	$156,089	$5,268,724

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$960,685	$350,640
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation and amortization	533,549	41,850
Minority interest	725,542	105,654
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	171,758	(4,031,764)
Other receivables and prepayments	(333,509)	60,772
Other receivables - related parties	(1,014,621)	—
Advances to suppliers	(936,406)	—
Inventories	(3,582,215)	(1,472,000)
Restricted cash	(1,329,280)	—
Increase (decrease) in liabilities:
Accounts payable	2,382,038	3,149,807
Accounts payable - related parties	260,757	—
Other payables and accrued liabilities	(303,173)	870,659
Other payables - related parties	(177,182)	40,332
Customer deposits	804,610	561,050
Taxes payable	612,971	416,915
Deferred revenue	(441,907)	—
Deferred tax liabilities	—	(32,889)
Net cash provided by (used in )operating activities	(1,666,383)	61,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible asset	—	(1,759,592)
Business acquisitions - cash acquired (paid)	(800,000)	425,396
Purchase of property and equipment	(436,737)	—
Net cash used in investing activities	(1,236,737)	(1,334,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	1,010,969	—
Proceeds (payments) on loans payable	2,585,767	1,655,289
Proceeds from short-term convertible notes	425,000	—
Proceeds from long-term debts - related parties	537,162	—
Increase in minority interest	(1,050,845)	—
Distributions to minority interest holders	(80,547)	—
Net cash provided by financing activities	3,427,506	1,655,289

EFFECT OF EXCHANGE RATE ON CASH	35,185	(3,361)

INCREASE IN CASH	559,571	378,758

CASH, beginning of year	467,035	88,277

CASH, end of year	$1,026,606	$467,035

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$—	$—

Cash paid for interest expense	$347,729	$37,710

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-  ORGANIZATION AND OPERATIONS

China Biopharmaceuticals Holdings, Inc. (CBH), a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into CBH, its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China.

On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments. The detail information of accounting for this transaction is disclosed on Note 15 - Business Combinations.

On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired approximately 51% of the controlling ownership interest of Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $0.50 per share or $1,650,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes. The detail information of accounting for this transaction is disclosed on Note 15 - Business Combinations.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, the Company is to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. We are currently evaluating the viability of the implementation of the Tainyin purchase agreement and will make final determination after consulting with management of Tianyin. Since this transaction has been in the process of evaluation, the final determination of this merger transaction has not reasonably reached a conclusion, the financial statements of Tianyin were not included in the consolidated financial statements for the year ended December 31, 2005. The detail information of this transaction is disclosed on Note 17 - Subsequent events.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-  ORGANIZATION AND OPERATIONS  , (continued)

The principle activities of the Company in Mainland China (“China” or “PRC”) are research, manufacture and sale of drug raw materials and intermediates as well as prescription and non-prescription chemical drugs and Traditional Chinese Medicines. The principle activities are in China only.

Note 2-  SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Since the Tianyin’s transaction has been in the process of evaluation, the final determination of this merger transaction has not reasonably reached a conclusion, the financial statements of Tianyin were not included in the consolidated financial statements for the year ended December 31, 2005.

On August 4, 2004, the Company declared that the majority stockholders of Globus executed a written consent providing a merger (the “Merger”) of Globus with and into its wholly owned subsidiary, CBH. On July 3, 2004, an Agreement and Plan of Merger (the Merger Agreement) was signed by and between Globus and CBH. The Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, whereby Globus would be merged with and into CBH. The separate corporate existence of Globus ceased and CBH continued as the surviving corporation of the merger. In the Merger, all issued and outstanding shares of Globus were converted into shares of common stock of CBH on the basis of seven for five (7 for 5).

Certain amounts in the prior year have been reclassified to confirm to current year’s presentation.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES,(continued)

Land Use Rights

According to Chinese law, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 50 years.
Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over their respective estimated useful lives. Estimated useful lives are as follows.

Equipment and machinery	5 years
Motor vehicles	5 years
Furniture and fixtures	5 years
Buildings	20 years
Land use right	50 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company also re-evaluated the periods of amortization to determine whether subsequent events and circumstances are warrant revised estimate of useful lives.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES,(continued)

Patent and Development Costs

The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials. No amortization is provided as it is held for sale. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable.

Research and Development Costs

Research and development costs of pharmaceutical formulas for contracted projects are expensed when incurred.

Under the guidance of paragraphs 8 to 11 of SFAS 2, the Company expenses the costs associated with the research and development activities when incurred and capitalizes intangible assets purchased from others if it has alternative future uses in other research and development projects or in its operation. None of the intangible assets of the Company and its subsidiaries was recorded based on R&D costs.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 2005 amounted to $979,979 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

The Company's financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties and shareholders. Management has estimated that the carrying amounts approximate their fair values due to their short-term nature.

Revenue and Revenue Recognition

The Company has three categories of revenue resources, revenue from sales of new drugs formulas, revenue from R&D service rendered by the Company and revenue from sales of medical product.

The Company recognizes revenue from product and drug formula sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment. Allowances are established for estimated rebates, wholesaler charge backs, prompt pay sales discounts, product returns, and bad debts.

For revenue from R&D service, revenue is recognized based on fixed-price refundable new drug contract. The fixed-price refundable new drug contract is also called as milestone contract, which establishes the phase goals of the R&D service provided by the Company and the corresponding milestone payments by the customers. Milestone payments become payable and are recognized as revenue when milestone goals, as defined in the contract, are achieved. Revenue is recognized when milestone goals are achieved at the amount of the corresponding milestone payment.

For the year ended December 31, 2005, revenue from sales of product, revenue from sales of new drug formulas, and revenue from service rendered for 2005 was $29,669,378, $475,358, and $803,832 respectively.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES, (continued)

Income Taxes

Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimate are made; however actual results could differ materially form those estimates.

SFAS No. 130, Reporting Comprehensive Income, established standard for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity excepts those resulting form investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

Foreign Currency Translation

The reporting currency of the Company is the US dollar. The Company’s Chinese subsidiaries’ financial records are maintained and the statutory financial statements are stated in its local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of each reporting period.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES, (continued)

Foreign Currency Translation, (continued)

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $156,089 and $(3,361) as of December 31, 2005 and 2004, respectively. The balance sheet amounts with the exception of equity at December 31, 2005 were translated at 8.06 RMB to $1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rate of 8.18 RMB for the year ended December 31, 2005 was applied to income statement accounts.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the consolidated financial statements.

Earnings (Loss) Per Share

The Company adopted Statement of Financial Accounting Standards No. 128, “earnings Per Share” (SFAS128). SFAS 128 requires the presentation of earnings per share (EPS) as Basic EPS and Diluted EPS.

During 2005, the Company issued 1,152,500 shares of Series A convertible preferred stock, which bear no dividends. This preferred stocks is convertible to common stock at a ratio of 1:1. As a result, the convertible preferred stock has no dilution effects on the net income for calculating diluted EPS. The Company computed the Diluted EPS due to the dilution effect of the number of shares of the convertible preferred stock. Income per common share calculation for the year ended December 31, 2004 reflects the retroactive restatement of the shareholders’ equity section to reflect the recapitalization of the Company as of August 28, 2004. The number of shares used in computing diluted earnings per share for the years ended December 31, 2005 and 2004 each amounted to 27,096,558, which included 612,918 weighted averaged number of convertible preferred stock, and 24,358,757, respectively. The number of shares used in computing basic earnings per share for the years ended December 31, 2005 and 2004 were 26,483,640 and 24,358,757, respectively. Basic and diluted earnings per share as of December 31, 2005 and 2004 amounted to $0.04 and $0.01, respectively.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which superseded APB opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement shall be effective the first interim or annual reporting period that begins after December 15, 2005.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES, (continued)

Recent Accounting Pronouncements, (continued)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in

SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal year 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES, (continued)

Recent Accounting Pronouncements, (continued)

SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position.

In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.

The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-  SIGNIFICANT ACCOUNTING POLICIES, (continued)

Recent Accounting Pronouncements, (continued)

In October 2005, FASB Staff Position (FSB) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

The implementation of the above pronouncements is not expected to have a material effect on the Company's financial statement presentation or disclosures.

Note 3 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest expense paid amounted to $347,729 and $37,710 for the years ended December 31, 2005 and 2004, respectively.

No income tax payments were paid for the years ended December 31, 2005 and 2004.

During 2005, the Company issued 657,959 shares of common stock for services. The fair market value of the services received was $239,715.

On March 8, 2005, the Company issued 300,000 shares of common stock to China Pharmaceutical University for the use of lab use right.
Note 4 -  ACCOUNTS RECEIVABLE

Accounts receivable consist of the following as of December 31, 2005:

Accounts receivable	$5,455,050
Allowance for doubtful accounts	(525,391)
Accounts receivable, net	$4,929,659

For the twelve months ended December 31, 2005, the Company recognized doubtful accounts receivable of $525,391 relating to sales. The Company recognized doubtful accounts receivable of $277,702 relating to sales record in 2005 and $247,689 relating to sales record in 2004. During 2005 certain customers experienced deteriorating financial condition which resulted in non-payment of accounts receivable. However the Company continues to pursue payment, due to the uncertainty of collection, the Company recorded a bad debt allowance for the accounts.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-  INVENTORIES

Inventories consisted of the following at December 31, 2005:

2005
Raw Materials	$1,208,932
Packaging Suppliers	140,373
Sundry Suppliers	9,218
Work in Process	971,028
Finished Goods	2,453,310
$4,782,860
Note 6-  PLANT AND EQUIPMENT

Plant and equipment consist of the following as of December 31, 2005:

	2005
Plant	$3,567,800
Office Equipment	132,494
Machinery	6,155,928
Automobiles	156,192
Total Plant & Equipment		10,012,413
Less: Accumulated Depreciation		4,313,202
		$5,699,211

Depreciation expense for the years ended December 31, 2005 and 2004 was $ 421,613 and $34,571, respectively.
Note 7-  OTHER ASSETS

Intangible Assets - Land use rights

		2005
Hengyi	Cost of land use right	1,512,969
	Less: Accumulated amortization	(93,459)
		1,419,510

Erye	Cost of land use right	5,737,354
	Less: Accumulated amortization	(321,105)
		5,416,249

Total intangible assets, net		6,835,759

Amortization expense for the years ended December 31, 2005 and 2004 was $111,935 and $7,279, respectively.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7-  OTHER ASSETS, (continued)

Restricted Cash

Restricted cash represents cash required to be deposited to bank but subject to withdrawal with restrictions according to the agreement with bank. The following list the depositors, the amount and names of the bank:

Depositor	Name of Bank	Amount

Hengyi	Taicang Chengxiang Bank	$151,280

Erye	Hua Xia Bank, Suzhou	1,178,000.

Total		$1,329,280.

Note 8- RELATED PARTIES TRANSACTIONS

List of transactions of the Company’s subsidiaries with related parties during 2005:

Subsidiaries	Related Party	Description of Relation	Transaction	Amount of Transaction

Erye	Erye Jingmao	Company owned by shareholders of Erye	Purchase goods from Erye	$1,522,457

Erye	Erye Jingmao	Company owned by shareholders of Erye	Acquired assets from Erye	1,810,958

Erye	Erye Jingmao	Company owned by shareholders of Erye	Assumed debt from Erye	2,226,690

Erye	Hainan Kaiye	Company owned by shareholders of Erye	Erye purchase raw material from Hainan Kaiye	891,171

Hengyi	Shareholders of Hengyi		Purchase goods from Hengyi	562,480

Sintofarm	Shareholder of Sintofarm		Advance to Shareholder	60,574

CBC	BVI holding Co	Shareholder of CBH	Advance to Shareholder	42,461

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8- RELATED PARTIES TRANSACTIONS, (continued)

Other Receivables - Related Parties

Subsidiary	Amount	Due From

Erye	$152,520	Erye Jingmao -
Hengyi	601,199	Shareholder of Hengyi
Sintofarm	60,574	Shareholder of Sintofarm
CBC	42,461	Advance to Shareholders
Total	$856,754

As of December 31,2005, total receivables due from related parties was $ 856,754

Accounts Payable - Related Parties

Subsidiary	Amount	Due to	Nature

Erye	$240,857	Hainan Kaiye	Purchase

As of December 31, 2005, the Company’s subsidiary Erye had remaining outstanding payables to Hainan Kaiye Pharmaceutical Distribution & Supply Company (“Kaiye”) in the amount of $240,857.

Other Payable - Related Parties

Subsidiary	Amount	Due to	Nature

Erye and Hengyi	$198,156	Erye Jiangmao, Suzhou Wanqing	Purchase and sales

Long Term Debt - Related Parties

Subsidiary	Amount	Due to	Nature
Eryi	$415,733	Erye Jingmao	Merger transaction

As of December 31, 2005, the Company’s subsidiary Erye had an outstanding payable to Erye Jiangmao Limited (“Jiangmao”) in the amount of $415,732. Jiangmao acquired Erye’s assets of $1,810,958 and assumed Erye’s debt of $2,226,690. Net debt of $415,732 was assumed by Jiangmao.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - PAYABLES

Notes Payable - $ 2,356,000

The Company’s subsidiary Erye has $2,356,000 of notes payable to Erye’s vendors for the purchase of drug raw materials. Notes payable are interest free and usually mature after a six month period.

Convertible notes payable - $425,000

In January 2005, the Company issued $500,000 face value convertible notes payable 180 days from the date of issue with interest at 7% per annum. The notes are convertible into common stock of the Company at $1.00 per share. Attached to the notes are 500,000 three year warrants that allow the holder to purchase shares of common stock at $1.50 per share. In September, 2005, all of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. The balance amount of $425,000 was outstanding as of December 31, 2005. In January, 2006, all of the Notes have been either converted into shares or have been redeemed.

Investment Payable to Erye’s original shareholders

The amount of $430,000 was due to shareholders of Erye which represents the remaining amount due for the acquisition of Erye. The total amount of $430,000 investment payable is interest free and has been paid in April 2006.

Dividends Payable

Subsidiary	Amount	Due to	Nature

Erye	$186,000	Erye shareholders	Dividends

In December 2005, the Board of Erye announced to pay dividends for a total amount of $186,000 which has been approved by the Company’s Board of Directors.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10- MINORITY INTEREST

Minority interest consists of the interest of minority shareholders in the subsidiaries of the Company. The Company owns a 51% ownership interest in Erye and approximately 76% ownership interest in Hengyi; while Hengyi controls 50% ownership interest of Sintofarm. The Company’s wholly owned subsidiary China Biopharmaceuticals Corporation (BVI Company) owns 90% ownership interest in Keyuan.

	Equity of the	Ownership		Minority
	Subsidiaries	in		Interest in
	as of	Subsidiaries		Subsidiaries
Subsidiary	December 31, 2005	Percentage	Amount	Percentage	Amount
Erye	$3,449,936	51.00%	$800,041	49.00%	$2,649,895
Keyuan	1,133,474	90.00%	1,042,065	10.00%	91,409
Hengyi	3,501,651	75.76%	2,652,851	24.24%	848,800
Sintofarm	1,736,617	50.00%	868,308	50.00%	868,309
Total	$9,821,678		$5,363,265		$4,458,414

Note 11- STATUTORY RESERVES

According to Chinese Corporation Law, a company incorporated in China is requested to contribute an amount of no less then 15% of its yearly net income for its employees to a reserve account in the company. This statutory reserve fund is planned for future development of the company or use for employee’s benefits. The following list the provision of statutory reserve for 2004 and 2005,

Year	Amount

2004	$60,750
2005	383,873
Total	$444,623

Note 12-  INCOME TAXES

Corporation Income Tax (CIT)

In accordance with the relevant tax laws and regulations of the People's Republic of China, a company is entitled to a full exemption from CIT for the first two years, and a 50% deduction in CIT for the next three years, commencing from the first profitable year. For 2005, of the Company’s subsidiaries, Hengyi, Keyuan, Sintofarm were exempt from CIT, while Erye was subject to a 33% income tax rate. Erye will be granted income tax exemption for two years commencing from January 1, 2006.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12-  INCOME TAXES, (continued)

Corporation Income Tax (CIT)  , (continued)

Income tax expense for the years ended December 31, 2005 and 2004 are summarized as follows:

CIT	2005	2004

Current	$533,414	$109,134
Deferred	—	—
Total	$533,414	$109,134

According to China’s income tax law, company income tax is due to the State Tax Bureau monthly or quarterly. Subsidiaries of the Company paid its income tax by quarter. Before every 15 th day of pay month, subsidiaries pay its income tax base on its quarterly net profit. Since income tax rate, with income tax preference or not, is a flat rate in China, that there is no need for income tax reconciliation to practice in China.

The Company’s controlling operating subsidiaries are all operated in China. According to the Chinese Joint Venture Business Law, those subsidiaries, been registered and incorporated with the status of Sino-foreign joint venture companies, are subject to a two-year-exemption-and-three-year-halved income tax preference treatment, which commonly commencing from the first year of establish of the joint venture or the approval date of income tax preference application.

The following list depicts the tax preference rate applicable to the subsidiaries and the applicable years:

	Income Tax 5 years preference Period and Tax Rate
	Full Exemption Period		Half-Reduction Period
Subsidiaries	Period	Tax Rate	Period	Tax Rate
Nanjing Keyuan	2005-2006	0.00%	2007-2009	16.50%
Suzhou Hengyi	2005-2006	0.00%	2007-2009	16.50%
Suzhou Erye	2006-2007	0.00%	2008-2010	16.50%

After the income tax preference period expires, a 33% income tax rate is applicable.

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

	2005	2004
U.S. Statutory rate	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	24.0	19.0
Total provision for income taxes	24.0%	19.0%

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12-  INCOME TAXES,(continued)

Corporation Income Tax (CIT) (continued)

The estimated tax savings due to the reduced tax rate for the years ending December 31, 2005 and 2004 amounted to $317,408 and $71,779, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for December 31, 2005 and 2004 to $0.012 and $0.003, respectively.

Business Tax (“BT”)

The Company is subject to Business Tax, which is charged on the selling price of applicable product and service at a general rate of 5% in accordance with the tax law applicable. Keyuan is exempt from business tax according to local applicable favorable tax policy.

Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in China, the VAT rate for domestic sales is 17% and 0% for export sales on the invoiced value of sales and is payable by the purchaser.

Note 13-  LOANS

Long Term Bank Loans

The Company’s subsidiary Erye has a loan of $601,369 from Communication Bank of China. It is a long term roll-over loan with an annual interest rate of 5.742%. This is a government guaranteed loan as an incentive policy to help local manufacturers to locate in their area. Erye has no plans to pay back the loan in the near future.

Total interest expense for this loan for the year ending December 31, 2005 and 2004 was $34,531 and $34,531, respectively.

Short Term Bank Loans

The Company has a total amount of US$3,955,600 in short term loans from two different banks in China. These loans mature in one year or less and renew automatically. The average interest rate is approximately 6.75%.

Interest expense for the years ended December 31, 2005 and 2004 was $351,545 and $139,092, respectively.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14-  COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and dormitory facilities for its employees from a third party. Accordingly, for the years ended December 31, 2005 and 2004 the Company recognized rent expense of $24,500 and $10,545, respectively.

As of December 31, 2005, the Company has outstanding commitments in respect of non-cancelable operating leases, which fall due as follows:

2006	$26,950
2007	29,650
2008	32,610
2009	35,870
Thereafter	39,000

Note 15-  BUSINESS COMBINATIONS

Hengyi acquisition

On September 29, 2004, the Company entered into a purchase agreement which was amended on December 31, 2004 to acquire approximately 76% ownership interest of Hengyi, a Chinese company established in Kunshan City, Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:

	Fair Value	Acquired by the Company
Current Assets	$3,952,437	$2,994,390
Property, Plant, and Equipment	1,142,533	865,590
Intangible Assets	1,474,053	1,116,751
Oter Assets	783,349	593,470
Total Assets	7,352,372	5,570,201

Current Liabilities	3,754,444	2,844,389
Other Debts	783,766	593,786
Total Liabilities	4,538,210	3,438,175

Net Assets	$2,814,162	$2,132,026

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-  BUSINESS COMBINATIONS, (continued)
The Board of Directors and management have evaluated Hengyi’s assets acquired in this transaction; and total consideration originally paid by the Company to acquire approximately 76% ownership interest of Hengyi. The Company originally valued this acquisition at $1,600,000 in cash and 1,200,000 shares of common stock valued at $1.00 per share and recorded goodwill of $305,774 at December 31, 2004. However, the Company has reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On April 2, 2006, the board of directors decided to amend the purchase agreement terms to be $1,600,000 in cash to be paid in installments, and 1,200,000 shares of common stock valued at $0.44 per share, which was a total amount of $2,128,000 effective as December 31, 2005. This amendment resulted in an elimination of the previously recognized goodwill and equity. As of December 31, 2005, the Company has contributed $620,000 into additional registered capital. The remaining balance is to be paid in the latter three months of this year.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-  BUSINESS COMBINATIONS  ,(continued)

Erye acquisition

On June 11, 2005, the Company entered into a purchase agreement, which was amended on August 3, 2005 under which, the Company acquired a controlling ownership interest of approximately 51% in Erye, a company established in Suzhou City, Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:
	Fair Value	Acquired by the Company
Current Assets	$8,601,786	$4,386,911
Property, Plant, and Equipment	4,305,631	2,195,872
Intangible Assets	7,755,221	3,955,162
Oter Assets	1,178,000	600,780
Total Assets	21,840,638	11,138,725

Current Liabilities	11,465,031	5,847,166
Other Debts	1,257,959	641,559
Total Liabilities	12,722,990	6,488,725

Net Assets	$9,117,648	$4,650,000

The original purchase price amounted to $800,000 in cash, 3,300,000 shares of common stock valued at $1.00 per share and $2,200,000 of additional cash to be contributed in installments. The original purchase price generated goodwill of approximately $4,893,113 that was reported on our September 30, 2005 financial statements and form 10QSB. The Board of Directors and management reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On April 12, 2006, the board of directors decided to amend the purchase price for the 51% of ownership interest in Erye to be $3,000,000 cash to be paid in installments, and 3,300,000 shares of common stock valued at $0.50 per share, which amounted to a total amount of $4,650,000, effective as of December 31, 2005. The amendment resulted in an elimination of the previously recognized goodwill and equity.

Pro Forma

The following unaudited pro forma combined condensed statements of income for the period ended December 31, 2005 and 2004 have been prepared as if the acquisitions had occurred on January 1, 2005 and 2004. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

	Pro Forma Statements of Income
	For the Years Ended December 31,
	2005	2004
	Unaudited	Unaudited

REVENUES	$30,948,568	$25,675,171

GROSS PROFIT	6,190,081	4,847,531

INCOME FROM OPERATIONS	2,732,674	2,155,601

NET INCOME	$984,813	$945,697

NET INCOME PER SHARE
BASIC	$0.04	$0.04
DILUTED	$0.04	$0.04

Weighted-average shares: BASIC	28,021,380	27,658,757
Weighted-average shares: DILUTED	28,634,298	27,658,757

Note 16-  SHAREHOLDERS’ EQUITY

Private placement closed on December 31, 2004 (the “Notes Private Placement”)

In January, 2005, we raised gross proceeds of $500,000 through the sales of promissory notes, pursuant to a subscription agreement, to which we refer as the Notes Subscription Agreement, which we entered into with twenty (20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes (“Notes” or “Convertible Notes”) for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the “Maturity”), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September, 2005, all of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. In January, 2006, all of the Notes have been either converted into shares or have been redeemed. In addition, as an inducement for the Notes Subscribers to extend the maturity date, we have issued 42,500 additional shares to these Notes Holders who agreed to grant us the extension as described above.

Upon the execution of the Notes Subscription Agreement, we also issued to the Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the “Notes Warrants”). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issuance date of the Notes Warrants. See also “Selling Shareholders.”

WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark’s services, we issued to WestPark or its designees 65,000 shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 shares under the same terms as described in the preceding paragraph.

Pursuant to the Notes Subscription Agreement, we are required to file with the Securities and Exchange Commission ("SEC") a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and WestPark in the private placement. In addition, pursuant to the Notes Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-  SHAREHOLDERS’ EQUITY, (continued)

Common stock issued for lab use right

On March 8, the Company issued 300,000 shares of common stock to China Pharmaceutical University located in Nanjing, China, pursuant to a joint laboratory agreement and agreed to invest $36,245 into the laboratory in the next five years. The value of the 300,000 shares has not been stated in the agreement. The management originally estimated the stock value as $1.00 share. However, the management reevaluated the value of the stock based upon the stock performance in the past year and decided to discount the value of the stock as $0.10 per share as of December 31, 2005.

Private placement closed in June, 2005 (the “Initial Preferred A Private Placement”)

In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight (28) accredited investors, to which we collectively refer as the Initial Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into shares. For more information on Series A Convertible Preferred Stock, see “Description of Securities.”

Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements (“Initial Preferred A Warrants”). The exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 shares. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issuance date of the Initial Preferred A Warrants.

WestPark acted as our placement agent in the private placement described above. In consideration of WestPark’s services, we issued to WestPark or its designees 76,500 shares of common stock in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 shares under the same terms as described in the preceding paragraph.

Private placement closed on October 19, 2005 (the “Subsequent Preferred A Private Placement”)

On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the “Preferred A Subscription Agreement”), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the “Preferred A Subscribers”). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-  SHAREHOLDERS’ EQUITY , (continued)

Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement (“Subsequent Preferred A Warrants”, and together with the Initial Preferred A Warrants, the “Preferred A Warrants”). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate amount of 62,500 shares.

WestPark acted as our placement agent in the private placement described above. In consideration of WestPark’s services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph. Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

Issuance of Shares for Requisitions

On May 31, 2005, the Company issued 3,300,000 shares of common stock to 38 persons including and represented by Shi Ming Sheng or its assigned natural person or legal representative, all 38 persons are shareholders of Suzhou Erye Pharmaceutical Limited Co., pursuant to the acquisition of Erye effective June 11, 2005.

Issuance of Shares/Warrants for Services

During 2005, the Company engaged with Consulting For Strategic Growth 1, Ltd. for six months ending May 14, 2006. The terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 of common stock and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. In December 2005, the Company reengaged this company for a period of six month and the terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 of common stock and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. The shares of common stock will be issued to the consultant in 2006.

On April 1, 2005, the Company entered into an advisory agreement with Robin Smith as the Chairman of the Company's Advisory Board for a period of one year. The terms of the agreement are for Ms. Smith to receive 60,000 shares of unregistered common stock plus three-year warrants to purchase 35,000 shares of common stock of the Company at an exercise price equal to $2.00. The shares of common stock will be issued to Ms. Smith in 2006.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-  SHAREHOLDERS’ EQUITY, (continued)

On April 1, 2005, the Company engaged a consultant for a period of seven months ending October 31, 2005. The terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the Company. On December 20, 2005, the Company reengaged this consultant for a period ending December 31, 2006 and the terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the Company.

Note 17-  SUBSEQUENT EVENTS

Private placement closed in February 2, 2006 (the “Initial Common Stock Private Placement”)

On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement, we issued one million (1,000,000) shares of our common stock to the Initial Common Stock Purchaser at $1.00 per share.

Upon the execution of the Initial Common Stock Securities Purchase Agreement, we also issued to the Initial Common Stock Purchaser one million (1,000,000) warrant with an exercise price of $1.25 per share of common stock (“Initial Common Stock Warrants”). The Initial Common Stock Warrants will expire four (4) years from the date of the issuance.

Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into shares at a price lower than $1.25 per share.

Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

Pursuant to a registration rights agreement entered between the Initial Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the shares and shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively.

Private placement closed on March 10, 2006 (the “Subsequent Common Stock Private Placement”)

On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued 6,831,863 shares to the Subsequent Common Stock Purchaser at $1.01 per share.

See report of independent registered public accounting firm

CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY GLOBUS GROWTH GROUP INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17-   SUBSEQUENT EVENTS (continued)

Upon the execution of the Subsequent Common Stock Securities Purchase Agreement, we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock (“Subsequent Common Stock Warrants”). The Subsequent Common Stock Warrants will expire four (4) years from the date of the issuance.

Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.01 per share and not to issue any warrants or securities that are exercisable into shares at a price lower than $1.26 per share.

Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, we are to issue 3 million shares of the Company’s common stock to the existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000.

Our auditors are currently engaged to audit the financial statements of Chengdu Tianyin Pharmaceutical Limited (“Tianyin”). We are currently evaluating the viability of the implementation of the Tainyin purchase agreement and will make a final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase agreement, the Board of Directors held a meeting to discuss the possibility of abandoning the acquisition of Tianyin should Tianyin’s shareholders can not compromise and meet the Company’s request for a reasonable price.

See report of independent registered public accounting firm

EXHIBIT INDEX

The following exhibits are included as part of this annual report on firm 10-KSB.

EXHIBIT NO.	DESCRIPTION

2.1
Agreement and Plan of Merger, dated June 24, 2004, by and between Globus Growth Group, Inc. and China Biopharmaceuticals   Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.1	Amendment and Restatement of Articles of Incorporation of CHINA BIOPHARMACEUTICALS HOLDINGS, INC. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.2	Bylaws of CHINA BIOPHARMACEUTICALS HOLDINGS, INC. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

4.1.	Form of warrant issued on December 31, 2004, (incorporated by reference to Exhibit 10.1 of Form SB-2, filed with the SEC on March 24, 2006)

4.2.	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.3 of Form SB-2, filed with the SEC on March 24, 2006)

4.3.	Form of warrant issued in June, 2005 (incorporated by reference to Exhibit 10.4 of Form SB-2, filed with the SEC on March 24, 2006)

4.4.
Form of Subscription Agreement between the Company and the Subscribers relating to the Series A Convertible Preferred Stock (incorporated by reference to exhibit 10.2 of Form SB-2, filed with the SEC on March 24, 2006)

4.5.
Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $1.0 million of the Company's common stock (incorporated by reference to exhibit 4.1 of the Company’s Currently Report on Form 8-K/A, filed with the SEC on February 8, 2006).

4.6.
Form of Registration Rights Agreement in connection with the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed with the SEC on February 8, 2006.

4.7.	Form of warrant issued on February 2, 2006 (incorporated by reference to Exhibit 4.3 of the Company’s Currently Report on Form 8-K, filed with the SEC on February 8, 2006)

4.8.
Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by reference to exhibit 4.1 of the Company’s Currently Report on Form 8-K, filed with the SEC on March 14, 2006).

4.9.
Form of Registration Rights Agreement in connection with the private placement of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on March 14, 2006).

4.10.	Form of warrant issued on March 10, 2006 (incorporated by reference to exhibit 4.3 of the Company’s Currently Report on Form 8-K, filed with the SEC on March 14, 2006)+

10.1	Employment Agreement with MAO Peng dated August 29, 2004 (incorporated by reference to Exhibit 10.1 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.2	Employment Agreement with HUANG Chentai dated August 29, 2004 (incorporated by reference to Exhibit 10.2 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.3	Employment Agreement with AN Lufan dated August 29, 2004 (incorporated by reference to Exhibit 10.3 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.4	Employment Agreement with LIU Xiaohao dated August 29, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB, filed with the SEC on April 14, 2005)+

10.5	Employment Agreement with Zhang, Lu Yong dated August 29, 2004 (incorporated by reference to Exhibit 10.5 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.6	Cooperation Agreement between our company and China Pharmaceutical University dated August 26, 2004 (incorporated by reference to Exhibit 10.6 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.7
Restated Amendment to a Share Purchase Agreement by and among Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc. dated as of December 31, 2004 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on April 14, 2005)

10.8
Purchase Agreement between the Registrant and the shareholders of Erye represented by Mr. Shi Mingsheng dated as of June 11, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on June 14, 2005)

10.9
Agreement between China Biopharmaceuticals Corporation and 4 shareholders of Tianyin including and represented by Mr. Jiang Guoqing dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K, filed with the SEC on January 5, 2006)

16.2	Letter from Weinberg & Company, P.A., on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on February 10, 2005)

16.3	Letter from BDO Reanda, Certified Public Accountants on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on March 10, 2005)

16.4
Letter from Kempsty & Company Certified Public Accountants, PC, Certified Public Accountants on Change in Certifying Accountants (incorporated by reference to the current report on Form 8-K, filed with the SEC on December 29, 2005)

21.1	List of Subsidiaries of the Registrant *

31.1	Certification of Chief Executive Officer of China Biopharmaceuticals Holdings, Inc. pursuant to Rule 13a - 14(a)/15d-14(a) of the Securities Exchange Act of 1934. *

31.2	Certification of Chief Financial Officer of China Biopharmaceuticals Holdings, Inc. pursuant to Rule 13a - 14(a)/15d-14(a) of the Securities Exchange Act of 1934. *

32.1	Certification of Chief Executive Officer of China Biopharmaceuticals Holdings, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. **

32.2	Certification of Chief Financial Officer of China Biopharmaceuticals Holdings, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. **

* Filed herewith

** Furnished herewith

+ Management contract or compensation Plan

LIST OF SUBSIDIARIES

China Biopharmaceuticals Corporation

Nanjing Keyuan Pharmaceutical R&D Co., Ltd.

Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd

Suzhou Sintofarm Pharmaceuticals of Feedstock Co., Ltd.

Suzhou Erye Pharmaceutical Limited Company

CERTIFICATION

I, MAO Peng, certify that:

1. I have reviewed this annual report on Form 10-KSB of China Biopharmaceuticals Holdings, Inc. for the fiscal year ended December 31, 2005;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls or procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 28, 2006

/s/ MAO Peng
MAO Peng
Chairman and Chief Executive Officer

CERTIFICATION

I, HUANG Chentai, certify that:

1. I have reviewed this annual report on Form 10-KSB of China Biopharmaceuticals Holdings, Inc. for the fiscal year ended December 31, 2005;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls or procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 28, 2006

/s/ HUANG Chentai
Huang Chentai
Chief Financial Officer

Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted
Pursuant to Section 906 of the
Sarbanes -
Oxley Act of 2002

In connection with the annual report of China Biopharmaceuticals Holdings, Inc. (the "Company"), on Form 10-KSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

i. the Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

/s/ MAO Peng
MAO Peng
Chairman and Chief Executive Officer
August 28, 2006

This Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.

Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted
Pursuant to Section 906 of the
Sarbanes -
Oxley Act of 2002

In connection with the annual report of China Biopharmaceuticals Holdings, Inc. (the "Company"), on Form 10-KSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

i. the Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

/s/ HUNAG Chentai
HUANG Chentai
Chief Financial Officer
August 28, 2006

This Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 10-QSB/A

(Mark One)

/x/ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934.

For the Period ended March 31, 2006

                                       or

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from ___________ to __________

                          Commission File No. 814-00063

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                 (Name of small business issuer in its charter)

          Delaware                                        13-2949462
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

  Suite 602, China Life Tower
  No. 16, Chaowai Street
  Chaoyang District, Beijing
  China                                                   100020
  ----------------------------------------              ----------
  (Address of principal executive offices)              (Zip Code)

Issuer's telephone number: (86) 10 8525 1616

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act: Common Stock, par value $0.01

Check whether the issuer: (1) filed all reports required to be filed by Section
13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes: |X| No: |_|

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act) Yes: |_| No: |X|

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:

Title of Each Class of                              Number of Shares Outstanding
Equity Securities                                   as of July 31, 2006
-----------------------------                       ----------------------------
Common Stock, $0.01 par value                       37,341,676

Transitional Small Business Disclosure Format:  Yes:  |_|    No:  |X|

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PART I - FINANCIAL INFORMATION.................................................2

  ITEM 1. FINANCIAL STATEMENTS.................................................2

  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

      References in this Quarterly Report on Form 10-QSB to the "Company", "we",
"us" or "our" include China Biopharmaceuticals Holdings, Inc. and its subsidiaries, unless the context requires otherwise.

                                       1

EXPLANATORY NOTE

This amendment to our quarterly report on Form 10-QSB is being filed in response to guidance that we have received from staff at the Securities and Exchange
Commission. The key revisions included in this amendment are (i) Revision of
Note 8- Related Party Transaction to provide more detailed discussion of the terms and manner of settlement for all material related party transactions ;(
ii) revision of Note 2 to Consolidated Financial Statements relating to Revenue and Revenue Recognition to disclose revenues by products; (iii) revision of Note
15 to Consolidated Financial Statements to provide a more detailed description of the Hengyi and Erye acquisitions; (iv) revision of the Statements of
Shareholders' Equity for the three months ended March 31, 2006 and for the year ended December 31, 2005 to present the number of shares of common stock and preferred stock in separate columns.

                         PART I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENT

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2006

                                     ASSETS

                                                                      March 31,
                                                                        2006
                                                                     -----------
                                                                     (Unaudited)
                                                                     -----------
CURRENT ASSETS:
   Cash                                                              $  6,985,765
   Accounts receivable, trade, net of allowance for doubtful
     accounts of $528,708 March 31, 2006
     and December 31, 2005, respectively                                6,109,708
   Other receivables                                                      334,461
   Other receivables - related parties                                    492,438
   Advances to suppliers                                                  554,933
   Prepaid expenses                                                        52,710
   Inventories                                                          5,736,748
                                                                     ------------
     Total current assets                                              20,266,763
                                                                     ------------

PLANT AND EQUIPMENT, net                                                5,644,073
                                                                     ------------

OTHER ASSETS:
   Intangible asset, net                                                7,463,958
   Long term notes receivable                                             799,200
   Long term other receivables - related parties                        1,251,792
   Restricted cash                                                      1,165,632
   Other assets                                                            12,021
                                                                     ------------
     Total other assets                                                10,692,603
                                                                     ------------

       Total assets                                                  $ 36,603,439
                                                                     ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                  $  5,482,616
   Accounts payable - related parties                                   2,011,103
   Short-term loans                                                     3,981,120
   Other payables                                                         990,457
   Other payables - related parties                                     1,184,209
   Investment payable to Erye's original shareholders                     430,000
   Customer deposits                                                      998,725
   Notes payable                                                        2,046,720
   Short-term convertible notes payable                                        --
   Taxes payable                                                          664,632
   Dividends payable                                                      187,200
   Other accrued liabilities                                              142,466
                                                                     ------------
     Total current liabilities                                         18,119,248
                                                                     ------------

LONG TERM LIABILITIES:
   Long term debt                                                         605,249
   Long term debt - related parties                                       288,930
                                                                     ------------
     Total long term liabilities                                          894,179
                                                                     ------------

     Total liabilities                                                 19,013,427
                                                                     ------------

MINORITY INTEREST                                                       4,609,273
                                                                     ------------

SHAREHOLDERS' EQUITY:
   Preferred stock, $0.01 par value, 10,000,000 shares authorized;
     1,152,500 shares Issued and outstanding as of March 31, 2006          11,525
   Common stock, $0.01 par value, 200,000,000 shares authorized;
     36,848,399 shares issued and outstanding as of March 31,2006         368,484
   Paid-in capital                                                     10,898,299
   Capital receivable                                                    (252,471)
   Deferred compensation                                                  (24,000)
   Statutory reserves                                                     548,894
   Retained earnings                                                    1,155,952
   Accumulated other comprehensive income                                 274,056
                                                                     ------------
     Total shareholders' equity                                        12,980,739
                                                                     ------------

       Total liabilities and shareholders' equity                    $ 36,603,439
                                                                     ============

The accompanying notes are an integral part of this statement.
See report of independent registered public accounting firm

                                       2

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                               2006            2005
                                                           ------------    ------------
                                                            (Unaudited)     (Unaudited)
                                                           ------------    ------------
REVENUES                                                   $  7,140,509    $  1,988,508

COST OF GOODS SOLD                                            5,558,683       1,099,067
                                                           ------------    ------------

GROSS PROFIT                                                  1,581,826         889,441
                                                           ------------    ------------

OPERATING EXPENSES
    Research and development expenses                           258,075              --
    Selling, general and administrative expenses                785,834         357,368
                                                           ------------    ------------
       Total Operating Expenses                               1,043,909         357,368
                                                           ------------    ------------

INCOME  FROM OPERATIONS                                         537,917         532,073
                                                           ------------    ------------

OTHER INCOME (EXPENSE)
    Interest income ( expenses)                                 (77,789)        (37,277)
    Other income (expenses)                                     (19,573)            178
                                                           ------------    ------------
       Total Other Income (expenses)                            (97,362)        (37,099)
                                                           ------------    ------------

INCOME BEFORE INCOME TAXES                                      440,555         494,974

PROVISION FOR INCOME TAXES                                           --              --
                                                           ------------    ------------

INCOME BEFORE MINORITY INTEREST                                 440,555         494,974

MINORITY INTEREST                                               246,563          87,307
                                                           ------------    ------------

NET INCOME                                                      193,992         407,667

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment                     117,967              --
                                                           ------------    ------------

COMPREHENSIVE INCOME (LOSS)                                $    311,959    $    407,667
                                                           ============    ============

NET INCOME PER SHARE - BASIC AND DILUTED                   $       0.01    $       0.02
                                                           ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - BASIC       30,267,875      24,523,757
                                                           ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - DILUTED     31,420,375      24,523,757
                                                           ============    ============

The accompanying notes are an integral part of this statement.
See report of independent registered public accounting firm

                                       3

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                                      Number of
                                                       Number of      Shares of
                                                       Shares of      Preferred      Common    Preferred      Paid-in     Capital
                                                      Common Stock      Stock        Stock                    Capital     Receivable
BALANCE, December 31, 2004, Audited                   $ 24,358,757                 $ 243,588   $       -  $  1,363,601    $      -
                                                                                                                96,350
Shares issued for services                                  65,043                       650                   297,000
Common shares issued for lab use right                     300,000                     3,000
Net income
Statutory reserves
Foreign currency translation adjustments
                                                                                                             1,756,951
BALANCE, March 31, 2005, Unaudited                      24,723,800                   247,238                 1,617,000
Shares issued for Erye acquisition                       3,300,000                    33,000                  -667,974
Adjustment for shares issued for Hengyi acquisition                                                           -270,000
adjustment for shares issued for lab use right                                                                 136,786
Common shares issued for services                          592,916                     5,929                              -252,471
Capital receivable
Deferred compensation                                                                                          999,444
Preferred shares issued                                               1,152,500                   11,525
Net income
Statutory reserves
Foreign currency translation adjustments
                                                                                                             3,572,207    -252,471
BALANCE, December 31, 2005, Audited                     28,616,716    1,152,500      286,167      11,525     6,905,090
Common shares issued for cash                            7,831,863                    78,319                   421,002
Common shares issued for note conversion                   399,820                     3,998
Net income
Statutory reserves
Dividends paid to preferred stock shareholders
Foreign currency translation adjustments
BALANCE, March 31, 2006, Unaudited                      36,848,399    1,152,500    $ 368,484  $   11,525  $ 10,898,299   ($252,471)

                                                                                                         Accumulated
                                                                          Unappropriated                   Other
                                                         Deferred          Retained       Statutory     Comprehensive
                                                         Compensation      Earnings       Reserves      Income (Loss)      Totals
BALANCE, December 31, 2004, Audited                                      $  530,861       $ 60,750         ($3,339)     $ 2,195,461
Shares issued for services                                                                                                   97,000
Common shares issued for lab use right                                                                                      300,000
Net income                                                                  407,667                                         407,667
Statutory reserves
Foreign currency translation adjustments

BALANCE, March 31, 2005, Unaudited                                          938,528         60,750           -3,339       3,000,128
Shares issued for Erye acquisition                                                                                        1,650,000
Adjustment for shares issued for Hengyi acquisition                                                                        -667,974
adjustment for shares issued for lab use right                                                                             -270,000
Common shares issued for services                                                                                           142,715
Capital receivable                                                                                                         -252,471
Deferred compensation                                     -24,000                                                           -24,000
Preferred shares issued                                                                                                   1,010,969
Net income                                                                  519,929                                         519,929
Statutory reserves                                                         -383,873        383,873
Foreign currency translation adjustments                                                                    159,428         159,428

BALANCE, December 31, 2005, Audited                       -24,000         1,074,584        444,623          156,089       5,268,724
Common shares issued for cash                                                                                             6,983,409
Common shares issued for note conversion                                                                                    425,000
Net income                                                                  193,992                                         193,992
Statutory reserves                                                         -104,584        104,271                             -313
Dividends paid to preferred stock shareholders                               -8,040                                          -8,040
Foreign currency translation adjustments                                                                    117,967         117,967

BALANCE, March 31, 2006, Unaudited                       ($24,000)       $ 1,155,952      $ 548,894       $ 274,056     $12,980,739

The accompanying notes are an integral part of this statement.
See report of independent registered public accounting firm

                                       4

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                               2006           2005
                                                            -----------    -----------
                                                            (Unaudited)    (Unaudited)
                                                            -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                              $   193,992    $   407,667
    Adjustments to reconcile net income to cash
     provided by (used in) operating activities:
       Depreciation and amortization                            236,265         34,471
       Minority interest                                        246,563        290,345
    Change in operating assets and liabilities:
     (Increase) decrease in assets:
       Accounts receivable                                   (1,143,389)     1,860,389
       Other receivables and prepayments                       (142,532)    (1,022,646)
       Other receivables - related parties                      415,341             --
       Long term other receivables - related parties         (1,246,576)            --
       Advances to suppliers                                    314,276             --
       Other assets                                                  --       (315,298)
       Inventories                                             (919,185)       (70,338)
       Restricted cash                                          171,506             --
     Increase (decrease) in liabilities:
       Accounts payable                                          39,505     (2,564,952)
       Accounts payable - related parties                     1,761,322             --
       Other payables and accrued liabilities                   175,743        875,219
       Other payables - related parties                         980,671             --
       Customer deposits                                        249,679         53,601
       Taxes payable                                           (323,464)        (1,477)
                                                            -----------    -----------
 Net cash provided by (used in) operating activities          1,009,717       (453,019)
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of intangible asset                               (347,984)            --
    Purchase of property and equipment                         (489,430)       (23,279)
    Payments for long-term loans receivable                    (797,120)            --
                                                            -----------    -----------
         Net cash used in investing activities               (1,634,534)       (23,279)
                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of preferred stock                        --        397,000
    Proceeds from issuance of common stock                    7,408,409             --
    Proceeds (payments) on loans payable                       (323,128)       156,962
    Proceeds (payments) from short-term convertible notes      (425,000)       500,000
    Proceeds from long-term debts - related parties            (128,945)            --
                                                            -----------    -----------
         Net cash provided by financing activities            6,531,336      1,053,962
                                                            -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                                  52,640             --
                                                            -----------    -----------

INCREASE IN CASH                                              5,959,159        577,664

CASH, beginning of period                                     1,026,606        467,036
                                                            -----------    -----------

CASH, end of period                                         $ 6,985,765    $ 1,044,700
                                                            ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes                                  $        --    $        --
                                                            ===========    ===========

Cash paid for interest expense                              $    77,789    $    37,277
                                                            ===========    ===========

The accompanying notes are an integral part of this statement.
See report of independent registered public accounting firm

                                       5

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1-    ORGANIZATION AND OPERATIONS

China Biopharmaceuticals Holdings, Inc. (CBH), a Delaware corporation, was originally organized as a corporation under the laws of the state of New York on
August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into CBH, its wholly owned subsidiary in the state of Delaware on August 28,
2004 through an internal re-organizational merger. Effective August 28, 2004,
CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a
British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, Nanjing Keyuan Pharmaceutical R&D Co., Ltd., doing business in
English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or
"Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co.,
Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China.

On September 29, 2004, we signed a purchase agreement which was amended on
December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou
Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional
$1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments. The detail information of accounting for this transaction is disclosed on Note 11 - Business Combinations.

On June 11, 2005, we signed a purchase agreement, which was amended on August 3,
2005 under which, we acquired approximately 51% of the controlling ownership interest of Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51%
ownership interest in Erye is $3,000,000 cash to be paid in installments, and
3,300,000 of common shares valued at $1.00 per share or $3,300,000. Out of the
$3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired
Erye for working capital and/or expansion purposes. The detail information of accounting for this transaction is disclosed on Note 11 - Business Combinations.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an
Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited
Company, a pharmaceutical company located in the city of Chengdu, Sichuan
Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, subject to certain conditions, we agreed to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if
Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The unaudited numbers are substantially lower than the agreed to targets. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Company decided not to assume the operation control of Tianyin at the moment and is exploring options of changing the transaction terms or abandoning the acquisition of Tianyin should Tianyin's shareholders not compromise and meet the company's request for a reasonable purchased price. Appropriate disclosure will be announced upon the final determination by the board of the directors. Since this transaction has been in the process of evaluation, the final determination of this merger

See report of independent registered public accounting firm

                                       6

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1- ORGANIZATION AND OPERATIONS , (continued)

transaction has not reasonably reached a conclusion; the financial statements of
Tianyin were not included in the consolidated financial statements for the three months ended March 31, 2006.

The principle activities of the Company in Mainland China ("China" or "PRC") are
research, manufacture and sale of drug raw materials and intermediates as well as prescription and non-prescription chemical drugs and Traditional Chinese
Medicines. The principle activities are in China only.

Note 2-    SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance. Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Since the Tianyin's transaction is in the evaluation process, the final determination of this merger transaction has not reasonably reached a conclusion; the financial statements of Tianyin were not included in the consolidated financial statements for the three months ended March 31, 2006.

On August 4, 2004, the Company declared that the majority stockholders of Globus executed a written consent providing a merger (the "Merger") of Globus with and into its wholly owned subsidiary, CBH. On July 3, 2004, an Agreement and Plan of
Merger (the Merger Agreement) was signed by and between Globus and CBH. The
Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, whereby Globus would be merged with and into CBH. The separate corporate existence of Globus ceased and
CBH continued as the surviving corporation of the merger. In the Merger, all issued and outstanding shares of Globus were converted into shares of common stock of CBH on the basis of seven for five (7 for 5).

Land Use Rights

According to Chinese law, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 50 years.

See report of independent registered public accounting firm

                                       7

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2-    SIGNIFICANT ACCOUNTING POLICIES, (continued)

Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation.
Depreciation is provided on the straight-line basis over their respective estimated useful lives. Estimated useful lives are as follows.

Equipment and machinery                                  5 years
Motor vehicles                                           5 years
Furniture and fixtures                                   5 years
Buildings                                               20 years
Land use right                                          50 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in
Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets. The Company also re-evaluated the periods of amortization to determine whether subsequent events and circumstances are warrant revised estimate of useful lives.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of
America.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis.

Patent and Development Costs

The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials. No amortization is provided as it is held for sale. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable.

See report of independent registered public accounting firm

                                       8

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2-    SIGNIFICANT ACCOUNTING POLICIES, (continued)

Research and Development Costs

Research and development costs of pharmaceutical formulas for contracted projects are expensed when incurred.

Under the guidance of paragraphs 8 to 11 of SFAS 2, the Company expenses the costs associated with the research and development activities when incurred and capitalizes intangible assets purchased from others if it has alternative future uses in other research and development projects or in its operation. None of the intangible assets of the Company and its subsidiaries was recorded based on R&D costs.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People's Republic of China and Hong Kong. Total cash in these banks at March 31, 2006 amounted to $6,985,765 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

The Company's financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties and shareholders. Management has estimated that the carrying amounts approximate their fair values due to their short-term nature.

Revenue and Revenue Recognition

The Company has three categories of revenue resources, revenue from sales of new drugs formulas, revenue from R&D service rendered by the Company and revenue from sales of medical product.

The Company recognizes revenue from product and drug formula sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment.
Allowances are established for estimated rebates, wholesaler charge backs, prompt pay sales discounts, product returns, and bad debts.

For revenue from R&D service, revenue is recognized based on fixed-price refundable new drug contract. The fixed-price refundable new drug contract is also called as milestone contract, which establishes the phase goals of the R&D service provided by the Company and the corresponding milestone payments by the customers. Milestone payments become payable and are recognized as revenue when milestone goals, as defined in the contract, are achieved. Revenue is recognized when milestone goals are achieved at the amount of the corresponding milestone payment.

For the three months ended March 31, 2006, revenue from sales of product, revenue from sales of new drug formulas, and revenue from service rendered was
$6,873,263, $99,256, and $167,990 respectively.

Income Taxes

Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and

See report of independent registered public accounting firm

                                       9

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2-    SIGNIFICANT ACCOUNTING POLICIES, (continued)

Use of Estimates, (continued)

expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimate are made; however actual results could differ materially from those estimates.

SFAS No. 130, Reporting Comprehensive Income, established standard for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting form investments by owners and distributions to owners. Among other disclosures, SPAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

Foreign Currency Translation

The reporting currency of the Company is the US dollar. The Company's Chinese subsidiaries' financial records are maintained and the statutory financial statements are stated in its local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of each reporting period.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of
China.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $117,967 and $0 for the three months ended March 31, 2006 and
2005, respectively. The balance sheet amounts with the exception of equity at
March 31, 2006 were translated at 8.01 RMB to $1.00 USD as compared to 8.26 RMB at March 31, 2005. The equity accounts were stated at their historical rates.
The average translation rate of 8.05 RMB for the three months ended March 31,
2006 was applied to income statement accounts.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the consolidated financial statements.

See report of independent registered public accounting firm

                                       10

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2-    SIGNIFICANT ACCOUNTING POLICIES, (continued)

Earnings Per Share

The  Company  adopted  Statement  of  Financial  Accounting  Standards  No. 128,
"earnings Per Share"  (SFAS128).  SFAS 128 requires the presentation of earnings per share (EPS) as Basic EPS and Diluted EPS.

As of March 31, 2006, the Company's issued and outstanding shares of Series A convertible preferred stock was 1,152,500. The Company computed the Diluted EPS by taking into account the dilutive effect of the preferred stock issued and determined that there was no material differences between Basic and Diluted EPS for the three months ended March 31, 2006 and 2005. The number of shares used in computing diluted earnings per share for the three months ended March 31, 2006 and 2005 amounted to 31,420,375, which included 1,152,500 weighted average number of convertible preferred stock, and 24,523,757, respectively. The number of shares used in computing basic earnings per share for the three months ended
March 31, 2006 and 2005 were 30,267,875 and 24,523,757, respectively. Basic and
Diluted earnings per share for the three months ended March 31, 2006 and 2005 amounted to 0.01 and 0.02, respectively.

Recent Accounting Pronouncements

In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for
Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal year 2006. The adoption of this Interpretation is not expected to have a material effect on the
Company's consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20") and
SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and
applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.
154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.

SFAS No. 154 enhances the consistency of financial information between periods.
SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

See report of independent registered public accounting firm

                                       11

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2-    SIGNIFICANT ACCOUNTING POLICIES, (continued)

Recent Accounting Pronouncements, (continued)

In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold
Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June
29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure
Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an
interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed
Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.

The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our
Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSP) FAS 13-1, "Accounting for Rental
Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December
15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

The implementation of the above pronouncements is not expected to have a material effect on the Company's financial statement presentation or disclosures.

See report of independent registered public accounting firm

                                       12

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest expense paid amounted to $77,789 and $37,277 for the three months ended
March 31, 2006 and 2005, respectively.

No income tax payments were paid for the three months ended March 31, 2006 and
2005.

During 2005, the Company issued 657,959 shares of common stock for services. The fair market value of the services received was $239,715.

On March 8, 2005, the Company issued 300,000 shares of common stock to China
Pharmaceutical University for a lab use right.

Note 4-    ACCOUNTS RECEIVABLE

Accounts receivable consist of the following as of March 31, 2006:

Accounts receivable                                                  $6,638,416
Allowance for doubtful accounts                                        (528,708)
                                                                     ----------
Accounts receivable, net                                             $6,109,708
                                                                     ==========

For the three months ended March 31, 2006 , the Company recognized doubtful accounts receivable of $528,708 relating to sales. The Company continues to pursue payment, due to the uncertainty of collection, the Company recorded a bad debt allowance for the accounts.

Note 5-    INVENTORIES

Inventories consisted of the following at March 31, 2006:

                                                                         2006
                                                                      ----------
Raw Materials                                                         $1,363,809
Packaging Suppliers                                                      126,533
Sundry Suppliers                                                           7,167
Work in Process                                                          527,133
Finished Goods                                                         3,712,106
                                                                      ----------
                                                                      $5,736,748
                                                                      ==========

See report of independent registered public accounting firm

                                       13

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 6- PLANT AND EQUIPMENT

Plant and equipment consist of the following as of March 31, 2006:

                                                                  March 31, 2006
                                                                  --------------
Plant                                                                $ 3,467,801
Office Equipment                                                         126,893
Machinery                                                              6,648,019
Automobiles                                                              157,525
Construction in Progress                                                 294,143
                                                                     -----------
Total Plant & Equipment                                               10,694,381
Less: Accumulated Depreciation                                         5,050,308
                                                                     -----------
                                                                     $ 5,644,073
                                                                     ===========

Depreciation expense for the three months ended March 31, 2006 and 2005 was
$211,835 and $34,471, respectively.

Note 7-    OTHER ASSETS

Intangible Assets - Land use rights

                                                                  March 31,2006
                                                                  -------------
Hengyi  Cost of land use right                                        1,522,560
        Less: Accumulated amortization
                                                                        (93,891)
                                                                  -------------
                                                                       1,428,669
                                                                  -------------

Erye    Cost of land use right                                        6,359,764
        Less: Accumulated amortization                                 (324,475)
                                                                  -------------
                                                                       6,035,289
                                                                  -------------

Total intangible assets, net                                          7,463,958
                                                                  =============

Amortization expense for the three months ended March 31, 2006 and 2005 was
$24,430 and $0, respectively.

Restricted Cash

Restricted cash represents cash required to be deposited to bank but subject to withdrawal with restrictions according to the agreement with bank. The following list the depositors, the amount and names of the bank as of March 31, 2006:

Depositor                 Name of Bank                   Amount
---------            -----------------------           ----------
Hengyi               Taicang Chengxiang Bank           $  129,792

Erye                 Hua Xia Bank, Suzhou               1,035,840
                                                       ----------

Total                                                  $1,165,632
                                                       ==========

See report of independent registered public accounting firm

                                       14

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 7-    OTHER ASSETS, (continued)

Long Term Notes Receivable

Long term notes receivable represents loans made to third parties for cash flow needs for R&D projects on new drugs. According to loan agreements, the Company has first priority to purchase the new drug rights if the projects were successfully completed. If the company gave up the right, the debtors need to repayment the loans plus 3% interest per annum within one month after the drug rights were sold. If on or before February 28, 2010, the R&D projects were not able to complete or failed , the debtors need to repay the loans plus 6%
interest per annum within ten days after such a conclusion was made. As of March
31, 2006, the total amount of the long term notes receivable was 799,200.

      Note 8- RELATED PARTIES TRANSACTIONS

Note 8-    RELATED PARTIES TRANSACTIONS
Other Receivables - Related Parties

Subsidiary      Amount        Due From         Term        Manner of Settlement
----------    ---------   ---------------   ----------   -----------------------

Erye          $ 202,176   Erye Jingmao      short term   To be received in cash
                          Shareholder of
Keyuan           41,184   Keyuan            short term   To be received in cash
                          Shareholder of
Sintofarm        86,618   Sintofarm         short term   To be received in cash
                          Advance to
CBC             162,460   Shareholders      short term   To be received in cash
              ---------
Total         $ 492,438
              =========

As of March 31, 2006, total receivables due from related parties were $492,438.

Accounts Payable - Related Parties

Subsidiary      Amount           Due to             Term       Manner of Settle
----------   ------------   ------------------   ----------  -------------------

                            Erye  Jingmao,
Erye         $ 1,767,621    Hainan  Kaiye, and   Short term  To be paid in cash
                            Suzhou Wanqing
Hengyi            25,420    Suzhou Wanqing       short term  to be paid in cash
Sintofarm        218,062    Wujiang Hengyi       short term  to be paid in cash
             ------------
Total        $ 2,011,103
             ============

As of March 31, 2006, total accounts payable due to related parties was
$2,011,103

Other Payable - Related Parties
                                                                    Manner of
Subsidiary           Amount          Due to      Nature     Term     Settle
---------------   -----------   --------------  ---------   -----   ------------
                                Erye Jingmao,   Purchase    Short   to be paid
Erye and Hengyi   $ 1,184,209   Suzhou Wanqing  and sales   term      in cash

Long Term Other Receivables - Related Parties

Subsidiary     Amount         Due From           Term       Manner of Settle   Nature
-----------    ---------    ---------------    ---------   -----------------   -------------------------
                                                                               Hengyi's two individual
                                                                               shareholders, Zhu Gang
                                                           To be received in   & Zhou Fuying borrowed
                            Shareholders of                cash in three       $1,251,792 from
Hengyi         1,251,792    Hengyi             Long-term   installments        Hengyi.

As of March 31, 2006, total long term receivables due from related parties were $1,251,792.

Long Term Debt - Related Parties

Subsidiary    Amount      Due to        Nature       Term      Manner of Settle
----------   --------  ------------   -----------  ---------   -----------------
                                                               to be paid
                                        Merger                 in cash in
Erye         $288,930  Erye Jingmao   transaction  Long term   five years

As of March 31, 2006, the Company's subsidiary Erye had a remaining outstanding payable to Erye Jingmao Limited ("Jingmao") in the amount of
$288,930. Jingmao acquired Erye's assets of $1,810,958 and assumed Erye's debt of $2,226,690.

See report of independent registered public accounting firm

                                       15

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 9-  PAYABLES

Notes Payable - $ 2,046,720

The Company's subsidiary Erye has $2,046,720 notes payable to Erye's vendors for the purchase of drug raw materials. Notes payable are interest free and usually mature after a six month period.

Investment Payable to Erye's original shareholders

The amount of $430,000 was due to shareholders of Erye which represents the remaining amount due for the acquisition of Erye. The total amount of $430,000 investment payable was interest free and has been paid in April 2006.

Dividends Payable

Subsidiary             Amount           Due to               Nature
------------------   -----------   ------------------   ------------------

Erye                 $   187,200   Erye shareholders    Dividends

In December 2005, the Board of Erye announced to pay dividends for a total amount of $187,200 which has been approved by the Company's Board of Directors.

Note 10-   MINORITY INTEREST

Minority interest consists of the interest of minority shareholders in the subsidiaries of the Company. The Company owns a 51% ownership interest in Erye and approximately 76% ownership interest in Hengyi; while Hengyi controls a 50%
ownership interest of Sintofarm. The Company's wholly owned subsidiary China
Biopharmaceuticals Corporation (BVI Company) owns 90% ownership interest in
Keyuan.

See report of independent registered public accounting firm

                                       16

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 10-   MINORITY INTEREST, (continued)

                                    Ownership                   Minority
            Equity of the               in                    Interest in
             Subsidiaries          Subsidiaries               Subsidiaries
                 as of       ------------------------   ------------------------
Subsidiary  March 31, 2006   Percentage      Amount     Percentage     Amount
----------  --------------   ----------   -----------   ----------   -----------
Erye        $    3,741,389     51.00%     $   998,440      49.00%    $ 2,742,949
Keyuan           1,397,515     90.00%       1,257,764      10.00%        139,752
Hengyi           3,524,378     75.76%       2,670,069      24.24%        854,309
Sintofarm        1,744,527     50.00%         872,264      50.00%        872,264
            --------------                -----------                -----------
Total       $   10,407,809                $ 5,798,536                $ 4,609,273
            ==============                ===========                ===========

Note 11-   STATUTORY RESERVES

According to Chinese Corporation Law, a company incorporated in China is requested to contribute an amount of no less then 15% of its yearly net income for its employees to a reserve account in the company. This statutory reserve fund is planned for future development of the company or use for employee's benefits. The following list the provision of statutory reserves as of March 31,
2006.

    Year                                            Amount
    ----                                           --------

    2004                                           $ 60,750
    2005                                            383,873
    2006                                            104,271
                                                   --------
    Total                                          $548,894
                                                   ========

Note 12- INCOME TAXES

Corporation Income Tax (CIT)

In accordance with the relevant tax laws and regulations of the People's
Republic of China, a company is entitled to a full exemption from CIT for the first two years, and a 50% deduction in CIT for the next three years, commencing from the first profitable year. For 2005, of the Company's subsidiaries, Hengyi,
Keyuan, Sintofarm were exempt from CIT, while Erye was subject to a 33% income tax rate for the year of 2005. Erye was granted income tax exemption for two years commencing from January 1, 2006.

The Company did not incur income tax expense for the three months ended March
31, 2006 and 2005.

According to China's income tax law, company income tax is due to the State Tax
Bureau monthly or quarterly. Subsidiaries of the Company paid its income tax by quarter. Before every 15th day of pay month, subsidiaries pay its income tax base on its quarterly net profit. Since income tax rate, with income tax preference or not, is a flat rate in China, that there is no need for income tax reconciliation to practice in China.

See report of independent registered public accounting firm

                                       17

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Note 12-    INCOME TAXES, (continued)

Corporation Income Tax (CIT)   , (continued)

The Company's controlling operating subsidiaries are all operated in China.
According to the Chinese Joint Venture Business Law, those subsidiaries, been registered and incorporated with the status of Sino-foreign joint venture companies, are subject to a two-year-exemption-and-three-year-halve income tax preference treatment, which generally commences from the first year of establishing a joint venture or the approval date of the income tax preference application.

The following list depicts the tax preference rate applicable to the subsidiaries and the applicable years:

                 Income Tax 5 year preference Period and Tax Rate
                 Full Exemption Period                  Half-Reduction Period
                 -----------------------------    ------------------------------
Subsidiaries       Period         Tax Rate          Period         Tax Rate
--------------   -----------    --------------    -----------    ---------------
Nanjing Keyuan   2005-2006      0.00%             2007-2009      16.50%
Suzhou Hengyi    2005-2006      0.00%             2007-2009      16.50%
Suzhou Erye      2006-2007      0.00%             2008-2010      16.50%

After the income tax preference period expired, a 33% income tax rate is applicable.

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                       March 31,
                                                 2006              2005
                                             ------------    ------------
U.S. Statutory rate                                  34.0%           34.0%
Foreign income not recognized in USA                (34.0)          (34.0)
China income taxes                                   33.0            33.0
Income tax exempted                                 (33.0)          (33.0)
                                             ------------    ------------
Total provision for income taxes                       --%             --%
                                             ============    ============

The estimated tax savings due to the reduced tax rate for the three months ended
March 31, 2006 and 2005 amounted to $64,017 and $134,530, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for March 31, 2006 and 2005 to $0.008 and $0.01, respectively.

Business Tax ("BT")

The Company is subject to Business Tax, which is charged on the selling price of applicable product and service at a general rate of 5% in accordance with the tax law applicable. Keyuan is exempt from business tax according to local applicable favorable tax policy.

Value Added Tax ("VAT")

In accordance with the relevant taxation laws in China, the VAT rate for domestic sales is 17% and 0% for export sales on the invoiced value of sales and is payable by the purchaser.

See report of independent registered public accounting firm

                                       18

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 13- LOANS

Long Term Bank Loans

The Company's subsidiary Erye has a loan of $605,249 from Communication Bank of
China. It is a long term roll-over loan with an annual interest rate of 5.742%.
This is a government guaranteed loan as an incentive policy to help local manufacturers to locate in their area. Erye has no plans to pay back the loan in the near future.

Total interest expense for this loan for the three months ended March 31, 2006 and 2005 was $8,688 and $8,688, respectively.

Short Term Bank Loans

The Company has a total amount of US$3,981,120 in short term loans from two different banks in China. These loans mature in one year or less and renew automatically. The average interest rate is approximately 6.75%.

Interest expense for the three months ended March 31, 2006 and 2005 was $67,181 and $28,589, respectively.

Note 14- COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and dormitory facilities for its employees from a third party. Accordingly, for the three months ended March 31, 2006 and 2005 the Company recognized rent expense of $6,738 and $3,515, respectively.

As of March 31, 2006, the Company has outstanding commitments in respect of non-cancelable operating leases, which fall due as follows:

           2006                           $   20,213
           2007                               29,650
           2008                               32,610
           2009                               35,870
           Thereafter                         39,000

See report of independent registered public accounting firm

                                       19

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 15-   BUSINESS COMBINATIONS

On September 29, 2004, the Company entered into a purchase agreement which was amended on December 31, 2004 to acquire approximately 76% ownership interest of
Hengyi, a Chinese company established in Kunshan City, Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:

                                              Acquired by
                                 Fair Value   the Company
                                 ----------   ----------
Current Assets                   $3,952,437   $2,994,390
Property, Plant, and Equipment    1,142,533      865,590
Intangible Assets                 1,474,053    1,116,751
Oter Assets                         783,349      593,470
                                 ----------   ----------
Total Assets                      7,352,372    5,570,201
                                 ----------   ----------

Current Liabilities               3,754,444    2,844,389
Other Debts                         783,766      593,786
                                 ----------   ----------
Total Liabilities                 4,538,210    3,438,175
                                 ----------   ----------

Net Assets                       $2,814,162   $2,132,026
                                 ==========   ==========

The Board of Directors and management have evaluated Hengyi's assets acquired in this transaction; and total consideration originally paid by the Company to acquire approximately 76% ownership interest of Hengyi. The Company originally valued this acquisition at $1,600,000 in cash and 1,200,000 shares of common stock valued at $1.00 per share and recorded goodwill of $305,774 at December
31, 2004. However, the Company has reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On April 2, 2006, the board of directors decided to amend the purchase agreement terms to be $1,600,000 in cash to be paid in installments, and 1,200,000 shares of common stock valued at $0.44 per share, which was a total amount of $2,128,000 effective as December 31,
2005. This amendment resulted in an elimination of the previously recognized goodwill and equity. As of March 31, 2006, the Company has contributed $620,000 into additional registered capital. The remaining balance is to be paid in the latter three months of this year.

                                       20

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                       (FORMERLY GLOBUS GROWTH GROUP INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-   BUSINESS COMBINATIONS,(continued)

Erye acquisition

On June 11, 2005, the Company entered into a purchase agreement, which was amended on August 3, 2005 under which, the Company acquired a controlling ownership interest of approximately 51% in Erye, a company established in Suzhou
City, Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:

                                               Acquired by
                                  Fair Value   the Company
                                 -----------   -----------
Current Assets                   $ 8,601,786   $ 4,386,911
Property, Plant, and Equipment     4,305,631     2,195,872
Intangible Assets                  7,755,221     3,955,162
Oter Assets                        1,178,000       600,780
                                 -----------   -----------
Total Assets                      21,840,638    11,138,725
                                 -----------   -----------

Current Liabilities               11,465,031     5,847,166
Other Debts                        1,257,959       641,559
                                 -----------   -----------
Total Liabilities                 12,722,990     6,488,725
                                 -----------   -----------

Net Assets                       $ 9,117,648   $ 4,650,000
                                 ===========   ===========

The original purchase price amounted to $800,000 in cash, 3,300,000 shares of common stock valued at $1.00 per share and $2,200,000 of additional cash to be contributed in installments. The original purchase price generated goodwill of approximately $4,893,113 that was reported on our September 30, 2005 financial statements and form 10QSB. The Board of Directors and management reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On
April 12, 2006, the board of directors decided to amend the purchase price for the 51% of ownership interest in Erye to be $3,000,000 cash to be paid in installments, and 3,300,000 shares of common stock valued at $0.50 per share, which amounted to a total of $4,650,000, effective as of December 31, 2005. The amendment resulted in an elimination of the previously recognized goodwill and equity.

Pro Forma

The following unaudited pro forma combined condensed statements of income for the three months ended March 31, 2006 and 2005 have been prepared as if the Erye acquisition had occurred on January 1, 2005. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

                                 Pro Forma Statements of Income
                               For the three months Ended March 31,
                                      2006          2005
                                    Unaudited     Unaudited

REVENUES                           $ 7,140,509   $ 6,720,202

GROSS PROFIT                         1,581,826       978,385

INCOME FROM OPERATIONS                 440,555       504,873

NET INCOME                         $   193,992   $   437,662

NET INCOME PER SHARE
BASIC                              $      0.01   $      0.02
DILUTED                            $      0.01   $      0.02

Weighted-average shares: BASIC      30,267,875    27,823,757
Weighted-average shares: DILUTED    31,420,375    27,823,757

See report of independent registered public accounting firm

                                       21

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY

Private placement closed on December 31, 2004 (the "Notes Private Placement")

In January, 2005, we raised gross proceeds of $500,000 through the sales of promissory notes, pursuant to a subscription agreement, to which we refer as the
Notes Subscription Agreement, which we entered into with twenty (20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the
Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September,
2005, the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. As of March 31, 2006, all of the Notes have been either converted into shares or have been redeemed.

In addition, as an inducement for the Notes Subscribers to extend the maturity date, the Company has issued 42,500 additional shares to these Notes Holders who agreed to grant it the extension as described above.

Upon the execution of the Notes Subscription Agreement, we also issued to the
Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes
Warrants"). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issuance date of the Notes Warrants. See also "Selling Shareholders."

WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to
WestPark or its designees 65,000 shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 shares under the same terms as described in the preceding paragraph.

See report of independent registered public accounting firm

                                       22

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY, (continued)

Pursuant to the Notes Subscription Agreement, we are required to file with the
Securities and Exchange Commission ("SEC") a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and
WestPark in the private placement. In addition, pursuant to the Notes
Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

Common stock issued for lab use right

On March 8, 2005, the Company issued 300,000 shares of common stock to China
Pharmaceutical University located in Nanjing, China, pursuant to a joint laboratory agreement and agreed to invest $36,245 into the laboratory in the next five years. The value of the 300,000 shares has not been stated in the agreement. The management originally estimated the stock value as $1.00 share.
However, the management reevaluated the value of the stock based upon the stock performance in the past year and decided to discount the value of the stock as
$0.10 per share as of December 31, 2005.

Private placement closed in June, 2005 (the "Initial Preferred A Private
Placement")

In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight
(28) accredited investors, to which we collectively refer as the Initial
Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription
Agreement, the Initial Preferred A Subscribers received shares of our Series A
Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value
$1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into shares. For more information on Series A Convertible Preferred Stock, see
"Description of Securities."

Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1)
share of Series A Convertible Preferred Stock subscribed under the Initial
Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The
exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant
to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are
entitled to purchase an aggregate amount of 1,090,000 shares. The Initial
Preferred A Warrants may be exercised only in full. The Initial Preferred A
Warrants will expire three (3) years from the issuance date of the Initial
Preferred A Warrants.

WestPark acted as our placement agent in the private placement described above.
In consideration of WestPark's services, we issued to WestPark or its designees
76,500 shares of common stock in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 shares under the same terms as described in the preceding paragraph.

See report of independent registered public accounting firm

                                       23

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16-   SHAREHOLDERS' EQUITY, (continued)

Private placement closed on October 19, 2005 (the "Subsequent Preferred A
Private Placement")

On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial
Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"),
with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A
Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent
Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers
received 62,500 shares of our Series A Convertible Preferred Stock.

Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one
(1) share of Series A Convertible Preferred Stock subscribed under the
Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A
Warrants", and together with the Initial Preferred A Warrants, the "Preferred A
Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers
are entitled to purchase an aggregate amount of 62,500 shares.

WestPark acted as our placement agent in the private placement described above.
In consideration of WestPark's services, we issued to WestPark or its designees
5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph. Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements.

In addition, pursuant to Initial Preferred A Subscription Agreement and
Subsequent Preferred A Subscription Agreement we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date. Please refer to SB-2/A filed on May 3, 2006 for the selling shareholder listing of the amount invested and number of shares of Series A
Preferred stock owned by investors.

Dividend Paid on the Preferred Stocks

Pursuant to the Initial Preferred A Subscription Agreement, the Initial
Preferred A Subscribers were entitled to receive annual dividend of 7% of the amount invested. The total dividends paid was $8,400 in January 2006.

Issuance of Shares for Requisitions

On May 31, 2005, the Company issued 3,300,000 shares of common stock to 38 persons including and represented by Shi Ming Sheng or its assigned natural person or legal representative, all 38 persons are shareholders of Suzhou Erye
Pharmaceutical Limited Co., pursuant to the acquisition of Erye effective June
11, 2005.

See report of independent registered public accounting firm

                                       24

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY, (continued)

Issuance of Shares/Warrants for Services

During 2005, the Company engaged with Consulting For Strategic Growth 1, Ltd.
for six months ending May 14, 2006. The terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 common stocks and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. In December 2005, the Company reengaged this company for a period of six month and the terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 common stocks and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. The shares of common stock will be issued to the consultant in 2006.

On April 1, 2005, the company entered into an advisory agreement with Robin
Smith as the Chairman of Company's Advisory Board for a period of one year. The terms of the agreement are for Ms. Smith to receive 60,000 shares of unregistered plus three year warrants to purchase 35,000 shares of common stock of the Company at an exercise price equal to $2.00. The shares of common stock will be issued to Ms. Smith in 2006.

On April 1, 2005, the Company engaged a consultant for a period of seven months ending October 31, 2005. The terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the
Company. On December 20, 2005, the Company reengaged this consultant for a period ending December 31, 2006 and the terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the Company.

Private  placement closed in February 2, 2006 (the "Initial Common Stock Private
Placement")

On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE
Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock
Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement,
we issued one million (1,000,000) shares of our common stock to the Initial
Common Stock Purchaser at $1.00 per share.

Upon the execution of the Initial Common Stock Securities Purchase Agreement, we
also issued to the Initial Common Stock Purchaser one million (1,000,000)
warrant with an exercise price of $1.25 per share of common stock ("Initial
Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4)
years from the date of the issuance.

Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into shares at a price lower than $1.25 per share.

Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial
Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

See report of independent registered public accounting firm

                                       25

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16-   SHAREHOLDERS' EQUITY, (continued)

Pursuant to a registration rights agreement entered between the Initial Common
Stock Purchaser and us, we have agreed to file a registration statement with the
SEC covering the shares and shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by
Investors and on each monthly anniversary of such default an amount equal to
1.5% of the aggregate investment amount of Investors, respectively.

Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private
Placement")

On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued
6,831,863 shares to the Subsequent Common Stock Purchaser at $1.01 per share.

Upon the execution of the Subsequent Common Stock Securities Purchase Agreement,
we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock
Warrants"). The Subsequent Common Stock Warrants will expire four (4) years from the date of the issuance.

Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.01 per share and not to issue any warrants or securities that are exercisable into shares at a price lower than $1.26 per share.

Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock
Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

Note 17-   SUBSEQUENT EVENTS

On May 3, 2006, the Company filed Form SB-2/A, a pre-effective amendment to a
SB-2 filed on March 24, 2006, with the Securities and Exchange Commission.

On May 16, 2006, the Company has entered into a Conditional Stock Purchase
Agreement ("Agreement") with RACP Pharmaceutical Holdings Ltd., a British Virgin
Islands company ("RACP") and certain other parties to ultimately acquire 100%
ownership interest in Shenyang Enshi Pharmaceutical Co, Ltd. ("Enshi"), a
pharmaceuticals manufacturer. Pursuant to the terms of the Agreement, the total acquisition consideration plus liability assumptions by the Company is approximately $16 million. As of December 31, 2005, according to unaudited estimates, the net income of Enshi was approximately $5.1 million with total assets of approximately $15 million and net assets at approximately $10.3 million.

                                       26

ITEM 2. MANAGEMENT'S DISCUSSION and ANALYSIS and of FINANCIAL CONDITION AND
RESULTS of OPERATIONS

      The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains forward-looking statements. China Biopharmaceuticals
Holdings, Inc. is referred to herein as "we", "our,", "us", or "the Company".
The words or phrases "would be," "will allow," "expect to", "intends to," "will likely result," "are expected to," "will continue," "is anticipated,"
"estimate," or similar expressions are intended to identify forward-looking statements. Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities;(c)
whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under
"Liquidity and Capital Resources". Statements made herein are as of the date of the filing of this Form 10-QSB with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

OUR BUSINESS

      We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People's
Republic of China ("China" or PRC"). Our mission is to maximize investment returns for our shareholders by integrating our strong drug discovery and development strength with manufacturing and commercialization capabilities and by actively participating in the consolidation and privatization of the pharmaceutical industry in China to become a dominant player in the bio-pharmaceutical industry in China.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an
Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited
Company, a pharmaceutical company located in the city of Chengdu, Sichuan
Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, subject to certain conditions, we agreed to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if
Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The unaudited numbers are substantially lower than the agreed to targets. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Company decided not to assume the operation control of Tianyin at the moment and is exploring options of changing the transaction terms or abandoning the acquisition of Tianyin should Tianyin's shareholders not compromise and meet the company's request for a reasonable purchased price. Appropriate disclosure will be announced upon the final determination by the board of the directors.

      Prior to the filing of this quarterly report, the Company has announced the entering into a Conditional Purchase Agreement to acquire 100% of the operation of Shenyang Enshi Pharmaceuticals Company. For detailed description of the planned transaction, please refer to the current report filed on Form 8K dated May 18, 2006.

                                       27

CRITICAL ACCOUNTING POLICIES

      We have identified the policies below as critical to understanding of our financial statements. The application of these polices requires management to make estimates and assumptions that affect the valuation of assets and expenses during the reporting period. There can be no assurance that actual results will not differ from these estimates. The impact and any associated risks related to these policies on our business operations are discussed below.

REVENUE AND REVENUE RECOGNITION

      For fixed-price refundable contracts, we recognize revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer. Confirmed revenue is not refundable and continued performance of future research and development services related to the milestone are not required. For sale of patented pharmaceutical formulas, the Company recognizes revenue upon delivery of the patented formulas. For sales of final medicines and processed materials, we recognize revenue upon delivery of the goods. The company usually does not offer sales returns or refunds on the products except for some specific circumstances, such as quality problems, which is rare and is difficult to have an accurate estimate.

ACCOUNTS RECEIVABLE

      Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, we analyze the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At March
31, 2006, accounts receivable, net of allowance for doubtful accounts, amounted to $6,109,708. The days sales outstanding were 71 days for three months ended
March 31, 2006, compared to 65 days for the same period in 2005. In 2006, we approved to extend payment term for several major customers, which slightly slowed down the collection of accounts receivable.

INCOME TAX

      Significant judgment is required in determining our income tax provision.
In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although we believe that our estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than that which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income in the period in which such determination is made. We apply an asset and liability approach to accounting for income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
The recoverability of deferred tax assets is dependent upon our assessment of whether it is more likely than not that sufficient future taxable income will be generated to utilize the deferred tax asset. In the event we determine that future taxable income will not be sufficient to utilize the deferred tax asset, a valuation allowance is recorded.

RESULTS OF  OPERATIONS  - THREE MONTHS ENDED MARCH 31, 2006 AS COMPARED TO THREE
MONTHS ENDED MARCH 31, 2005

      We acquired Suzhou Erye Pharmaceutical Co., Ltd. ("Erye") on June 11, 2005
and the operating result for the three months ended March 31, 2005 were not included in our 10QSB filed on May 15, 2005. For management discussion and comparison purposes, in addition to the discussion of the actual performance results using the actual figures reported in the 10QSB filed on May 15, 2005 for the first quarter of 2005, a separate proforma consolidated statements of income and other comprehensive income for the period ended March 31, 2005 was prepared as if the acquisition was effective January 1, 2005.

The following is our discussion comparing the current actual results with the actual results reported for the first quarter of 2005 before the acquisition of
Erye:

                                       28

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                  FOR THE PERIOD ENDED MARCH 31, 2006 and 2005

                                               Unaudited         2005
                                                  2006          10QSB
                                              ------------   ------------

REVENUES                                      $  7,140,509   $  1,988,508

COST OF GOOD SOLD                                5,558,683      1,099,067
                                              ------------   ------------

GROSS PROFIT                                     1,581,826        889,441
                                              ------------   ------------

OPERATING EXPENSES
Research and development expenses                  258,075         23,074
Selling, general and administrative expenses       785,834        334,294
                                              ------------   ------------
 Total Operating Expenses                        1,043,909        357,368
                                              ------------   ------------

INCOME FROM OPERATIONS                             537,917        532,074
                                              ------------   ------------
OTHER INCOME (EXPENSE)
Interest income (expenses)                         (77,789)       (37,277)
Other income (expenses)                           (119,573)           178
                                              ------------   ------------
 Total Other Income (expenses)                     (97,362)       (37,099)
                                              ------------   ------------

INCOME BEFORE INCOME TAXES                         440,555        494,974

PROVISION FOR INCOME TAXES                            --             --
                                              ------------   ------------

INCOME BEFORE MINORITY INTEREST                    440,555        494,974

MINORITY INTEREST                                  246,563         87,307
                                              ------------   ------------

                                       29

NET INCOME                                                    193,992       407,667

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment                       117,967            --
                                                          -----------   -----------
COMPREHENSIVE INCOME (LOSS):                              $   311,959   $   407,667
                                                          ===========   ===========

Net income per share - basic and diluted                  $      0.01   $      0.02
                                                          ===========   ===========

Weighted average number of shares outstanding - basic      30,267,875    24,523,757
                                                          ===========   ===========

Weighted average number of shares outstanding - diluted    31,420,375    24,523,757
                                                          ===========   ===========

REVENUE.

      Revenue for the three months ended on March 31, 2006 was $7,140,509, while the revenue for the three months ended March 31, 2005 was $1,988,508, representing an approximately 259% increase. The increase is attributable mainly to revenue generated by Erye, whose revenue was not included in the amount for the reporting period of 2005.

COST OF GOODS SOLD

      Cost of goods sold for the three months ended on March 31, 2006 was
$5,558,683 as compared to $1,099,067 for the three months ended March 31, 2005.
Cost of goods sold as a percentage of sales revenues was approximately 78% for the three months ended March 31, 2006 as compared to approximately 55% for the three months ended March 31, 2005. The increase of cost of goods sold is primarily attributable to the cost of goods sold by Erye..

GROSS PROFIT.

      Gross profit in the three months ended on March 31, 2006 amounted at
$1,581,826, as compared to $889,441 for the three months ended March 31, 2005, representing approximately 78% increase. The gross profit margin for the three months ended March 31, 2006 was 22% as compared to approximately 44% for the three months ended March 31, 2005. The decrease in gross profit margin is mainly due to Erye's low gross profit margin.

OPERATING EXPENSES

      Operating expenses for the three months ended March 31, 2006 was
$1,043,909 as compared to $357,368 for the three months ended March 31, 2005, representing 192% increase. One reason for the increase is the expenses incurred by Erye. Financing expenses, auditing expense, legal expenses, are also reason

                                       30

for  the  significant   increase  in  operating  expenses  due  to  the  private
placements,  and auditing activities.,  some of which are one time transactional expenses.

R&D.

      Research and Development cost for the three months ended March 31, 2006 was $258,075 as compared to $23,074 for the three months ended March 31, 2005, representing a 1018% increase. The increase is mainly due to the research and development activities conducted by Erye.

NET INCOME

      Net Income for the three months ended March 31, 2006 was $193,992 as compared to net income of $407,667 for the three months ended March 31, 2005, representing 52.41% decrease. The decrease of the net income of the Company is mainly due to the significant increase of operating expenses.

      The following is the unaudited consolidated statements of income and other comprehensive income for the period ended March 31, 2006 and the proforma consolidated statements of income and other comprehensive income for the period ended March 31, 2005, assuming the acquisition of Erye had been effective on
January 1, 2005, for our discussion and comparison purposes:

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                  FOR THE PERIOD ENDED MARCH 31, 2006 and 2005

                                                Unaudited      Proforma
                                                  2006            2005
                                               -----------    ----------

REVENUES                                       $ 7,140,509     7,172,626
                                               -----------    ----------

COST OF GOOD SOLD                                5,558,683     5,477,661
                                               -----------    ----------

GROSS PROFIT                                     1,581,826     1,694,965
                                               -----------    ----------

OPERATING EXPENSES
Research and development expenses                  258,075       260,161
Selling, general and administrative expenses       785,834       612,582
                                               -----------    ----------
 Total Operating Expenses                        1,043,909       872,743
                                               -----------    ----------

INCOME FROM OPERATIONS                             537,917       822,222
                                               -----------    ----------

OTHER INCOME (EXPENSE)
Interest income ( expenses)                        (77,789)      (37,277)

                                       31

                                                           Unaudited        Proforma
                                                             2006             2005
                                                          ------------    -----------
Other income (expenses)                                        (19,573)            178
                                                          ------------    ------------
 Total Other Income (expenses)                                 (97,362)        (37,099)
                                                          ------------    ------------

INCOME BEFORE INCOME TAXES                                     440,555         785,123

PROVISION FOR INCOME TAXES                                          --         103,530
                                                          ------------    ------------

INCOME BEFORE MINORITY INTEREST                                440,555         681,593

MINORITY INTEREST                                              246,563         178,750
                                                          ------------    ------------

NET INCOME                                                     193,992         502,843

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment                        117,967              --
                                                          ------------    ------------

COMPREHENSIVE INCOME (LOSS)                               $    311,959         502,843
                                                          ============    ============

Net income per share - basic and diluted                  $       0.01    $       0.02
                                                          ============    ============

Weighted average number of shares outstanding - basic       30,267,875      24,523,757
                                                          ============    ============

Weighted average number of shares outstanding - diluted     31,790,652      24,523,757
                                                          ============    ============

REVENUE.

      Revenue for the three months ended on March 31, 2006 was $7,140,509, while the revenue for the three months ended March 31, 2005 was $7,172,626, representing approximately 0.45% decrease. During the reporting period, the
Company introduced and promoted a new product into the Chinese market. For the new product promotion, the Company sold the new product at lower price. Thus, the increase sales volume was offset by the decrease in sale price. As the main result, the net sales amount is still in constant with the same period of last year.

                                       32

COST OF GOODS SOLD

      Cost of goods sold for the three months ended on March 31, 2006 was
$5,558,683 as compared to $5,477,661 for the three months ended March 31, 2005.
Cost of goods sold as a percentage of sales revenues was approximately 78% for the three months ended March 31, 2006 as compared to approximately 76% for the three months ended March 31, 2005. During the reporting period, the Company took measures to eliminate the effect of price rise of raw material due to ascending oil price. Cost of goods sold maintained relatively constant during the period.

GROSS PROFIT.

      Gross profit in the three months ended on March 31, 2006 amounted at
$1,581,826, as compared to $1,694,965 for the three months ended March 31, 2005, representing approximately 7% decrease. The gross profit margin for the three months ended March 31, 2006 was 22% as compared to approximately 24% for the three months ended March 31, 2005. Stable revenue and cost of good sold for the reporting period generated a relatively constant gross profit margin.

OPERATING EXPENSES

      Operating expenses for the three months ended March 31, 2006 was
$1,043,909 as compared to $872,743 for the three months ended March 31, 2005, representing 20% increase. Financing expenses, auditing expense, legal expenses, and other professional expenses are the main reason for the significant increase in operating expenses due to the private placements and auditing activities.
Some of these expenses are one time transactional expenses.

R&D.

      Research and Development cost for the three months ended March 31, 2006 was $258,075 as compared to $260,161 for the three months ended March 31, 2005.
R&D cost as a percentage of revenues was 3.61% for the three months ended March
31, 2006, as compared to 3.63% for the three months ended March 31, 2005. The
Company spent relatively larger portion of revenue on its R&D activities compared with the standard of Chinese pharmaceutical industry, which was 2.8%
for the same period to achieve its strategic competitive advantage.

NET INCOME

      Net Income for the three months ended March 31, 2006 was $193,992 as compared to net income of $502,843 for the three months ended March 31, 2005, representing 61.42% decrease. The decrease of the net income of the Company is mainly due to the significant increase of operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

      For the three months ended March 31, 2006, net cash provided byoperating activities was $1,009,717, cash used in investing activities was$1,634,534, et cash provided by financing activities was $6,531,336 Cashand cash equivalents as of March 31, 2006 was $6,985,765. This is a uniqueperiod for merger and acquisition in China. To achieve our goal of continuedacquisitions in the industry, we need to raise additional funding in the near future to fund such future acquisitions. In January of 2005, we raised gross proceeds of $500,000 through the sales of promissory note to accredited investors. In June of 2005, pursuant to an exemption under the Securities Act, we have conducted a private placement of approximately $1,090,000 with 28 accredited investors, through issuance of Series A Convertible Preferred Stock. In October of 2005, we
conducted a private placement of additional Series A Convertible Preferred Stock worth $62,500. In February 2006, we conducted a private placement of our common stock with gross proceeds of $1,000,000. In March 2006, we sold additional shares of our common stock with gross proceeds of $6,900,000. Pursuant to various agreements entered by us in connection with the private placement mentioned above, we are required to file with the SEC a registration statement, which registers all the shares of common stock issued under these placements, including the shares to which the Series A Preferred

                                       33

Convertible Stock may be converted and the shares underlying the warrants issued or issuable pursuant to these placements. In addition, pursuant to the agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date. We have filed a registration statement on form SB-2 covering the shares issued and issuable on
April 30, 2006 and this registration statment has became effective on May 11,
2006.

      Going forward, our primary requirements for cash consist of: (1)
acquisition of additional pharmaceutical manufacturing companies with GMP standard facilities in order to commercialize new drugs in our extensive new drug pipeline and further extend of product pipeline and expand the our sales network (2) Continued R&D for more selected new drug projects (3) build up sales network for new drug distribution. We anticipate that our internal source of liquid assets may enable us to continue our operation activities other than acquisition activities for next three months. However, we anticipate that our current operating activities may not enable us to meet the anticipated cash requirements for future acquisition activities. External source of capital may be needed for our expansion. We are exploring bank loans and private equity financing to finance such expenditures and intend to raise equity through the capital market to allow us to accomplish our future acquisition goals.

MANAGEMENT ASSUMPTIONS

      Management anticipates, based on internal forecasts and assumptions relating to our current operations, that existing cash and funds generated from operations may not be sufficient to meet capital requirements for future acquisition activities. We could therefore be required to seek additional financing. There can be no assurance that we will be able to obtain such additional financing at acceptable terms to us, or at all.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

      Our operating subsidiaries are located in China. Their business activities are mainly in China using Chinese Renminbi as the functional currency. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As we rely entirely on revenues earned in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

      Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S.
dollar equivalent of the Renminbi we convert would be reduced. To date, however, we have not engaged in transactions of either type.

      Since 1994 China has pegged the value of the Renminbi to the U.S. dollar.
We do not believe that this policy has had a material effect on our business.
However, there have been indications that the Chinese government may be reconsidering its monetary policy in light of the overall devaluation of the
U.S. dollar against the Euro and other currencies during the last two years. In
July 2005, the Chinese government revalued the Renminbi by 2.1% against the U.S.
dollar, moving from Renminbi 8.28 to Renminbi 8.11 per dollar. At the end of
March 31, 2005, the value of the Renminbi to the U.S. dollar was translated at
8.06 RMB to $1.00 USD. Because of the pegging of the Renminbi to the U.S. dollar is loosened, we anticipate that the value of the Renminbi appreciate against the dollar with the consequences discussed above.

NEW ACCOUNTING PRONOUNCEMENTS

      In December 2004, the Financial Accounting Standards Board ("FASB") issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which supersedes APB opinion No. 25, Accounting for Stock Issued to Employees, and its
related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for

                                       34

an award of equity instruments based on the grant-date fair value of the award
(with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. We have implemented SFAS 123R effective January 2006.

      In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20") and
SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and
applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.
154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.

      SFAS No. 154 enhances the consistency of financial information between periods. We have implemented SFAS No. 154 beginning with the Company's first quarter of fiscal year 2006. Currently SFAS No. 154 does not have a material impact on the Company's results of operations, financial position or cash flows.

      The implementation of the above pronouncements is does not currently have a material effect on the Company's financial statement presentation or disclosures.

ITEM 3.    CONTROLS and PROCEDURES

      Evaluation of Disclosure Controls and Procedures - We maintain a system of disclosure controls and procedures that are designed for the purposes of ensuring that information required to be disclosed in our Securities and
Exchange Commission ("SEC") reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer (CEO) and Chief Financial Officer (CFO),
as appropriate to allow timely decisions regarding required disclosures.

      As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our CEO and CFO, of the effectiveness of our disclosure controls and procedures as defined in
Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended. Based on that evaluation, our CEO and CFO concluded that our disclosure controls and procedures are effective.

      Changes in Internal Control Over Financial Reporting - There has been no change in our internal control over financial reporting during the first quarter of 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

                           PART II - OTHER INFORMATION

ITEM 6.    EXHIBITS

The following exhibits are filed as part of this quarterly report on Form
10-QSB:

                                       35

EXHIBIT
NUMBER            DESCRIPTION
------            --------------------------------------------------------------

10.1              Form of Securities  Purchase Agreement between the Company and the  Purchasers  relating to the sales and  purchases  of $1.0
                  million  of  the  Company's  common  stock   (incorporated  by
                  reference  to Exhibit 4.1 to the Form 8-K/A filed with the SEC on February 8, 2006)

10.2              Form of Registration Rights Agreement in connection with the private placement of $1.0 million of the Company's common
                  stock (incorporated by reference to Exhibit 4.2 to the Form
                  8-K/A filed with the SEC on February 8, 2006)

10.3              Form of common stock purchase warrant issued in the private placement of $1.0 million of the Company's common stock
                  (incorporated by reference to Exhibit 4.3 to form 8-K/A filed with the SEC on February 8, 2006)

10.4              Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by
                  reference to Exhibit 4.1to Form 8-K filed with the SEC on
                  March 14, 2006)

10.5              Form of Registration Rights Agreement in connection with the private placement of $6.9 million of the Company's common
                  stock (incorporated by reference to Exhibit 4.2 to the Form
                  8-K filed with the SEC on March 14, 2006)

10.6              Form of common stock purchase warrant issued on March 10, 2006
                  (incorporated  by  reference  to  Exhibit  4.3 to the Form 8-K filed with the SEC on March 14, 2006)

31.1              Certification  of Chief Executive  Officer Pursuant to Section
                  302 of the Sarbanes-Oxley Act of 2002.

31.2              Certification  of Chief Financial  Officer Pursuant to Section
                  302 of the Sarbanes-Oxley Act of 2002.

32.1              Certification  of Chief Executive  Officer pursuant to Section
                  906 of the Sarbanes-Oxley Act of 2002

32.2              Certification  of Acting Chief Financial  Officer  pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

                                       36

SIGNATURES

      In accordance with the requirements of the Securities Exchange Act of
1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

                                     By: /s/ MAO Peng
                                     -------------------------------------------
                                     Name:  MAO Peng
                                     Title: Chairman and Chief Executive Officer
                                     Date: August 28, 2006

                                     By: /s/ HUNAG Chentai
                                     -------------------------------------------
                                     Name:  HUANG Chentai
                                     Title: Chief Financial Officer
                                     Date: August 28, 2006

                                                                    EXHIBIT 31.1

              SECTION 302 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, MAO Peng, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of China
Biopharmaceuticals Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the period presented in this report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

      a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting.

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal controls over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 28, 2006

/s/ MAO Peng
-----------------------
MAO Peng
Chairman and
Chief Executive Officer

                                                                    EXHIBIT 31.2

              SECTION 302 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, HUANG Chentai, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of China
Biopharmaceuticals Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the period presented in this report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

      a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting.

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal controls over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date:  August 28, 2006

/s/ HUANG Chentai
------------------------
HUANG Chentai
Chief Financial Officer

                                                                    EXHIBIT 32.1

              SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report (the "Report") of China
Biopharmaceuticals Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof, I, MAO Peng, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.    The Report fully complies with the requirements of section 13(a) or 15(d)
      of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
      Company.

Date: August 28, 2006                   By: /s/ MAO Peng
                                           -------------------------------------
                                                MAO Peng
                                                Chairman and
                                                Chief Executive Officer

                                                                    EXHIBIT 32.2

              SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report (the "Report") of China
Biopharmaceuticals Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof, I, HUANG Chentai, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.    The Report fully complies with the requirements of section 13(a) or 15(d)
      of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
      Company.

Date:  August 28, 2006                  By: /s/ HUANG Chentai
                                           -------------------------------------
                                                HUANG Chentai
                                                Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-QSB

(Mark One)

|X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934.

For the Period ended June 30, 2006
                                       or

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from ___________ to __________

                          Commission File No. 814-00063

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                 (Name of small business issuer in its charter)

          Delaware                                  13-2949462
-------------------------------             ---------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

        Suite 602, China Life Tower
           No. 16, Chaowai Street
         Chaoyang District, Beijing
                   China                                         100020
  ----------------------------------------                     ----------
  (Address of principal executive offices)                     (Zip Code)

Issuer's telephone number: (86) 10 8525 1616

Check whether the issuer: (1) filed all reports required to be filed by Section
13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes: |X|  No: |_|

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act) Yes: |_|  No: |X|

State the number of shares outstanding of each of the issuer's classes of common equity , as of the latest practicable date:

Title of Each Class of                    Number of Shares Outstanding
Equity Securities                         as of June 30, 2006
---------------------------------------   --------------------------------------
Common Stock, $0.01 par value             37,341,676

Transitional Small Business Disclosure Format:  Yes:  |_|     No:  |X|

                                       2

TABLE OF CONTENTS

                                                                              Page
                                                                             ------
PART I - FINANCIAL INFORMATION ..................................................4

  ITEM 1. FINANCIAL STATEMENTS ..................................................4

  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

            References in this Quarterly Report on Form 10-QSB to the "Company",
"we", "us" or "our" include China Biopharmaceuticals Holdings, Inc. and its subsidiaries, unless the context requires otherwise.

                                       3

                         PART I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENT

           CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEET
                       AS OF JUNE 30, 2006

                                     ASSETS
                                     ------
                                                                       June 30,
                                                                         2006
                                                                     ------------
                                                                      (Unaudited)
                                                                     ------------
CURRENT ASSETS:
   Cash                                                              $  3,167,439
   Accounts receivable, trade, net of allowance
     for doubtful accounts of $753,158
     and $525,391 for June 30, 2006
     and December 31, 2005, respectively                               11,132,994
   Accounts receivable, related parties                                    70,112
   Other receivables                                                    2,690,617
   Other receivables - related parties                                    164,894
   Advances to suppliers                                                  814,941
   Prepaid expenses                                                        67,135
   Inventories                                                          6,677,137
                                                                     ------------
     Total current assets                                              24,785,269
                                                                     ------------

PLANT AND EQUIPMENT, net                                               12,772,244
                                                                     ------------

OTHER ASSETS:
   Intangible asset, net                                               12,696,792
   Long term notes receivable                                             800,800
   Long term other receivables - related parties                        1,431,438
   Restricted cash                                                        982,991
   Other assets                                                            47,115
                                                                     ------------
     Total other assets                                                15,959,136
                                                                     ------------

       Total assets                                                  $ 53,516,649
                                                                     ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                     ------------

CURRENT LIABILITIES:
   Accounts payable                                                  $  6,397,065
   Accounts payable - related parties                                     146,008
   Short-term loans                                                     7,549,560
   Other payables                                                         346,137
   Other payables - related parties                                       682,132
   Investment payable                                                     465,119
   Customer deposits                                                      565,782
   Notes payable                                                        1,653,211
   Short-term convertible notes payable                                        --
   Taxes payable                                                        1,312,964
   Dividends payable                                                           --
   Other accrued liabilities                                              605,389
                                                                     ------------
     Total current liabilities                                         19,723,367
                                                                     ------------

LONG TERM LIABILITIES:
   Long term debt                                                      11,000,000
   Long term debt - related parties                                       460,039
                                                                     ------------
     Total long term liabilities                                       11,460,039
                                                                     ------------

     Total liabilities                                                 31,183,406
                                                                     ------------

MINORITY INTEREST                                                       5,313,448
                                                                     ------------

SHAREHOLDERS' EQUITY:
   Preferred stock, $0.01 par value, 10,000,000 shares authorized;
     930,000 shares Issued and outstanding as of June 30, 2006              9,300
   Common stock, $0.01 par value, 200,000,000 shares authorized;
     37,341,676 shares issued and outstanding as of June 30,2006          373,417
   Paid-in capital                                                     13,570,591
   Capital receivable                                                    (252,471)
   Deferred compensation                                                  (24,000)
   Statutory reserves                                                   2,529,945
   Retained earnings                                                      137,820
   Accumulated other comprehensive income                                 675,193
                                                                     ------------
     Total shareholders' equity                                        17,019,795
                                                                     ------------

       Total liabilities and shareholders' equity                    $ 53,516,649
                                                                     ============

The accompanying notes are an integral part of this statement.

                                       4

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                                Three months ended June 30,      Six months ended June 30,
                                                               ----------------------------   ----------------------------
                                                                   2006            2005           2006            2005
                                                               ------------    ------------   ------------    ------------
                                                                 (Unaudited)   (Unaudited)    (Unaudited)     (Unaudited)
                                                               ------------    ------------   ------------    ------------
REVENUES                                                       $  9,776,364    $  3,642,565   $ 16,916,873    $  5,631,073

COST OF GOODS SOLD                                                7,122,201       2,835,430     12,680,884       3,934,497
                                                               ------------    ------------   ------------    ------------

GROSS PROFIT                                                      2,654,163         807,135      4,235,989       1,696,576
                                                               ------------    ------------   ------------    ------------

OPERATING EXPENSES
     Research and development expenses                              240,747                       498,822
     Selling, general and administrative expenses                   892,019         604,177      1,677,853         961,545
                                                               ------------    ------------   ------------    ------------
        Total Operating Expenses                                  1,132,766         604,177      2,176,675         961,545
                                                               ------------    ------------   ------------    ------------

INCOME  FROM OPERATIONS                                           1,521,397         202,958      2,059,314         735,031
                                                               ------------    ------------   ------------    ------------

OTHER INCOME (EXPENSE)
     Interest income ( expenses)                                   (181,976)             --       (259,765)             --
     Other income (expenses)                                        194,405          24,524        174,832         (12,575)
                                                               ------------    ------------   ------------    ------------
        Total Other Income (expenses)                                12,429          24,524        (84,933)        (12,575)
                                                               ------------    ------------   ------------    ------------

INCOME BEFORE INCOME TAXES                                        1,533,826         227,482      1,974,381         722,456

PROVISION FOR INCOME TAXES                                          160,472              --        160,472              --
                                                               ------------    ------------   ------------    ------------

INCOME BEFORE MINORITY INTEREST                                   1,373,354         227,482      1,813,909         722,456

MINORITY INTEREST                                                   410,748         102,023        657,311         189,330
                                                               ------------    ------------   ------------    ------------

NET INCOME                                                          962,606         125,459      1,156,598         533,126

OTHER COMPREHENSIVE INCOME (LOSS):
     Foreign currency translation adjustment                        401,137              --        519,104              --
                                                               ------------    ------------   ------------    ------------

COMPREHENSIVE INCOME (LOSS)                                    $  1,363,743    $    125,459   $  1,675,702    $    533,126
                                                               ============    ============   ============    ============

NET INCOME PER SHARE - BASIC AND DILUTED                       $       0.04    $      0.005   $       0.05    $       0.02
                                                               ============    ============   ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - BASIC           33,662,770      25,347,099     33,662,770      25,347,099
                                                               ============    ============   ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - DILUTED         34,592,770      25,436,688     34,592,770      25,436,688
                                                               ============    ============   ============    ============

The accompanying notes are an integral part of this statement.

                                       5

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005

                                                             Common Stock              Preferred Stock
                                                      --------------------------------------------------    Paid-in      Capital
                                                          Shares      Amount       Shares        amount     Capital     Receivable
                                                      ------------ ------------ ------------  ---------- ------------  ------------
BALANCE, December 31, 2004                              24,358,757      243,588                             1,363,601            --
  Shares issued for services                               175,000        1,750                               122,817            --
  Common shares issued for lab use right                   300,000        3,000                               297,000
  Shares issued for Erye acquisition                     3,300,000       33,000                             1,617,000            --
  Preferred shares issued                                                          1,090,000      10,900      945,245            --
  Net income
  Statutory reserves
  Foreign currency translation adjustments
                                                      ------------ ------------ ------------  ---------- ------------  ------------
BALANCE, June 30, 2005, Unaudited                       28,133,757      281,338    1,090,000      10,900    4,345,663            --
  Adjustment for shares issued for Hengyi acquisition                                                        (667,974)           --
  adjustment for shares issued for lab use right                --           --                              (270,000)
  Common shares issued for services                        482,959        4,829                               110,319            --
  Capital receivable                                                                                                       (252,471)
  Deferred compensation
  Preferred shares issued                                                             62,500         625       54,199            --
  Net income
  Statutory reserves
  Foreign currency translation adjustments
                                                      ------------ ------------ ------------  ---------- ------------  ------------
BALANCE, December 31, 2005                              28,616,716 $    286,167    1,152,500  $   11,525 $  3,572,207  $   (252,471)
  Common shares issued for cash                          7,831,863       78,319                             6,845,090
  Common shares issued for services                         50,000          500                                 4,500
  Common shares issued for note conversion                 399,820        3,998                               421,002
  Common shares issued for preferred stock conversion      443,277        4,433     (312,500)     (3,125)      (1,308)
  Preferred shares issued                                                             90,000         900       89,100
  Assumed warrants to issue common stocks                                                                   2,640,000
  Net income
  Statutory reserves
  Dividends paid to preferred stock shareholders
  Foreign currency translation adjustments
                                                      ------------ ------------ ------------  ---------- ------------  ------------
BALANCE, June 30, 2006, Unaudited                       37,341,676      373,417      930,000       9,300   13,570,591      (252,471)
                                                      ============ ============ ============  ========== ============  ============

                                                                                                    Accumulated
                                                                     Unappropriated                    Other
                                                          Deferred       Retained     Statutory    Comprehensive
                                                        Compensation     Earnings      Reserves     Income (Loss)     Totals
                                                        ------------   ------------  ------------   ------------   ------------
BALANCE, December 31, 2004                                        --        530,861        60,750         (3,339)     2,195,461
  Shares issued for services                                      --                                                    124,567
  Common shares issued for lab use right                                                                                300,000
  Shares issued for Erye acquisition                              --                                                  1,650,000
  Preferred shares issued                                         --                                                    956,145
  Net income                                                                533,126                                     533,126
  Statutory reserves                                                             --            --                            --
  Foreign currency translation adjustments                                                                                   --
                                                        ------------   ------------  ------------   ------------   ------------
BALANCE, June 30, 2005, Unaudited                                 --      1,063,987        60,750         (3,339)     5,759,299
  Adjustment for shares issued for Hengyi acquisition             --                                                   (667,974)
  adjustment for shares issued for lab use right                                                                       (270,000)
  Common shares issued for services                               --                                                    115,148
  Capital receivable                                                                                                   (252,471)
  Deferred compensation                                      (24,000)                                                   (24,000)
  Preferred shares issued                                         --                                                     54,824
  Net income                                                                394,470                                     394,470
  Statutory reserves                                                       (383,873)      383,873                            --
  Foreign currency translation adjustments                                                               159,428        159,428
                                                        ------------   ------------  ------------   ------------   ------------
BALANCE, December 31, 2005                              $    (24,000)  $  1,074,584  $    444,623   $    156,089   $  5,268,724
  Common shares issued for cash                                                                                       6,923,409
  Common shares issued for services                                                                                       5,000
  Common shares issued for note conversion                                                                              425,000
  Common shares issued for preferred stock conversion                                                                        --
  Preferred shares issued                                                                                                90,000
  Assumed warrants to issue common stocks                                                                             2,640,000
  Net income                                                              1,156,598                                   1,156,598
  Statutory reserves                                                     (2,085,322)    2,085,322                            --
  Dividends paid to preferred stock shareholders                             (8,040)                                     (8,040)
  Foreign currency translation adjustments                                                               519,104        519,104
                                                        ------------   ------------  ------------   ------------   ------------
BALANCE, June 30, 2006, Unaudited                            (24,000)       137,820     2,529,945        675,193     17,019,795
                                                        ============   ============  ============   ============   ============

The accompanying notes are an integral part of this statement.

                                       6

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                                                     2006           2005
                                                                                  -----------    -----------
                                                                                  (Unaudited)   (Unaudited)
                                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $ 1,156,598    $   533,126
   Adjustments to reconcile net income to cash
     provided by (used in) operating activities:
       Depreciation and amortization                                                  569,970         70,666
       Minority interest                                                              657,311        479,675
   Change in operating assets and liabilities:
     (Increase) decrease in assets:
       Accounts receivable                                                         (1,666,058)     3,255,680
       Accounts receivable, related parties                                           (69,787)            --
       Notes receivable                                                                47,434             --
       Other receivables and prepayments                                           (1,505,219)      (137,387)
       Other receivables - related parties                                         (1,437,177)            --
       Long term other receivables - related parties                               (1,424,806)            --
       Advances to suppliers                                                          299,649             --
       Other assets                                                                        --        307,974
       Inventories                                                                   (835,285)      (408,946)
       Restricted cash                                                                357,489             --
     Increase (decrease) in liabilities:
       Accounts payable                                                                28,474             --
       Accounts payable - related parties                                             (96,729)            --
       Other payables and accrued liabilities                                        (115,589)    (4,007,403)
       Other payables - related parties                                             2,654,626            (22)
       Customer deposits                                                             (183,762)       186,963
       Taxes payable                                                                   61,661        (19,029)
                                                                                  -----------    -----------
         Net cash provided by (used in ) operating activities                      (1,501,200)       261,297
                                                                                  -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Business acquisition - cash paid                                                  (500,000)      (200,000)
   Cash acquired from business acquisition                                            415,361             --
   Purchase of intangible asset                                                      (348,936)            --
   Purchase of property and equipment                                                (505,623)      (164,693)
   Payment to Erye's shareholders                                                    (430,000)            --
   Dividend paid to Erye's former shareholders                                       (186,930)            --
   Payments for long-term loans receivable                                           (798,480)            --
                                                                                  -----------    -----------
         Net cash used in investing activities                                     (2,354,608)      (364,693)
                                                                                  -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of preferred stock                                           90,000        397,000
   Proceeds from issuance of common stock                                           7,348,409      1,090,000
   Proceeds (payments) on loans payable                                              (547,760)       156,962
   Proceeds (payments) on short-term convertible notes                               (425,000)       475,000
   Payments on long-term debts                                                       (604,376)            --
   Proceeds from long-term debts - related parties                                     40,097             --
                                                                                  -----------    -----------
         Net cash provided by financing activities                                  5,901,370      2,118,962
                                                                                  -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                                                        95,271             --
                                                                                  -----------    -----------

INCREASE IN CASH                                                                    2,140,833      2,015,566

CASH, beginning of period                                                           1,026,606        467,036
                                                                                  -----------    -----------

CASH, end of period                                                               $ 3,167,439    $ 2,482,602
                                                                                  ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes                                                        $        --    $    72,493
                                                                                  ===========    ===========

Cash paid for interest expense                                                    $   154,348        149,591
                                                                                  ===========    ===========

The accompanying notes are an integral part of this statement.

                                       7

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1-  ORGANIZATION AND OPERATIONS

China Biopharmaceuticals Holdings, Inc. (CBH), a Delaware corporation, was originally organized as a corporation under the laws of the state of New York on
August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into CBH, its wholly owned subsidiary in the state of Delaware on August 28,
2004 through an internal re-organizational merger. Effective August 28, 2004,
CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a
British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, Nanjing Keyuan Pharmaceutical R&D Co., Ltd., doing business in
English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or
"Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co.,
Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China.

On September 29, 2004, we signed a purchase agreement which was amended on
December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou
Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional
$1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.

On June 11, 2005, we signed a purchase agreement, which was amended on August 3,
2005 under which, we acquired approximately 51% of the controlling ownership interest of Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51%
ownership interest in Erye is $3,000,000 cash to be paid in installments, and
3,300,000 of common shares valued at $1.00 per share or $3,300,000. Out of the
$3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired
Erye for working capital and/or expansion purposes. The detail information of accounting for this transaction is disclosed on Note 15 - Business Combinations.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an
Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited
Company, a pharmaceutical company located in the city of Chengdu, Sichuan
Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, subject to certain conditions, we agreed to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if
Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The unaudited numbers are substantially lower than the agreed to targets. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make a final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Company decided not to assume the operation control of Tianyin at this moment and is exploring options of changing the transaction terms or abandoning the acquisition of Tianyin should Tianyin's shareholders not compromise and meet the company's request for a reasonable purchase price. Appropriate disclosure will be announced upon the final determination by the board of the directors. Since this transaction has been in the process of evaluation, the final determination of this merger transaction has not reasonably reached a conclusion; the financial statements of Tianyin were not included in the consolidated financial statements for the six months ended June 30, 2006.

                                       8

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1- ORGANIZATION AND OPERATIONS , (continued)

On May 16, 2006 we entered into a purchase agreement which became effective at
June 5, 2006, under which we acquired 100% of the controlling ownership interest of RACP Pharmaceutical Holdings LTD. ("RACP") which owns 100% ownership interest of Shengyang Enshi Pharmaceutical Limited Company ("Enshi"). Total consideration of $14,690,000 paid by us to acquire 100% interest in both RACP and Enshi is
$550,000 paid in cash, 12,000,000 of CBH warrants valued at $0.22 per warrant or
$2,640,000 and to assume the $11,500,000 debt of RACP. The detail information of accounting for this transaction is disclosed on Note 15 - Business Combinations.

The principle activities of the Company in Mainland China ("China" or "PRC") are
research, manufacture and sale of drug raw materials and intermediates as well as prescription and non-prescription chemical drugs and Traditional Chinese
Medicines. The principle activities are in China only.

Note 2- SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Since the Tianyin's transaction is in the evaluation process, the final determination of this merger transaction has not reasonably reached a conclusion; the financial statements of Tianyin were not included in the consolidated financial statements for the six months ended June 30, 2006.

On August 4, 2004, the Company declared that the majority stockholders of Globus executed a written consent providing a merger (the "Merger") of Globus with and into its wholly owned subsidiary, CBH. On July 3, 2004, an Agreement and Plan of
Merger (the Merger Agreement) was signed by and between Globus and CBH. The
Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, whereby Globus would be merged with and into CBH. The separate corporate existence of Globus ceased and
CBH continued as the surviving corporation of the merger. In the Merger, all issued and outstanding shares of Globus were converted into shares of common stock of CBH on the basis of seven for five (7 for 5).

                                       9

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2- SIGNIFICANT ACCOUNTING POLICIES, (continued)

Basis of Presentation, (continued)

Land Use Rights

According to Chinese law, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 50 years.

Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation.
Depreciation is provided on the straight-line basis over their respective estimated useful lives. Estimated useful lives are as follows.

Equipment and machinery                         5 years
Motor vehicles                                  5 years
Furniture and fixtures                          5 years
Buildings                                      20 years
Land use right                                 50 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized. Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for
the Impairment or Disposal of Long-Lived Assets. The Company also re-evaluated the periods of amortization to determine whether subsequent events and circumstances are warrant revised estimate of useful lives.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of
America.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis.

                                       10

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2- SIGNIFICANT ACCOUNTING POLICIES, (continued)

Patent and Development Costs

The patent and development costs represent patented pharmaceutical formulas, on which we have obtained official registration certificate or official approval for clinical trials. No amortization is provided when the Company intends to and has the ability to sell it within not more than two months, otherwise the patent and development costs will be subject to amortization over its estimated useful life period. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually when events changes in circumstances indicate that the carrying value may not be recoverable. Research and Development Costs

Research and development (or "R&D) expenses include salaries, benefits, and other headcount related costs, clinical trial and related clinical manufacturing costs, contract and other outside service fees, and facilities and overhead costs. R&D costs are expensed when incurred. The costs of the acquisition of technology is capitalized if it has alternative future uses in other research and development projects or otherwise.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People's Republic of China and Hong Kong. Total cash in these banks at June 30, 2006 amounted to $3,167,439 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

The Company's financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties and shareholders. Management has estimated that the carrying amounts approximate their fair values due to their short-term nature.

Revenue and Revenue Recognition

We have three categories of revenue resources, revenue from sales of new drugs formulas, revenue from R&D service rendered by the Company and revenue from sales of medical product.

The Company recognizes revenue from product and drug formula sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment.
Allowances are established for estimated rebates, wholesaler charge backs, prompt pay sales discounts, product returns, and bad debts.

For revenue from R&D service, revenue is recognized when milestone goals are achieved at the amount of the corresponding milestone payment.

                                       11

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2- SIGNIFICANT ACCOUNTING POLICIES, (continued)

Income Taxes

Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimate are made; however actual results could differ materially from those estimates.

SFAS No. 130, Reporting Comprehensive Income, established standard for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting form investments by owners and distributions to owners. Among other disclosures, SPAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

Foreign Currency Translation

The reporting currency of the Company is the US dollar. The Company's Chinese subsidiaries' financial records are maintained and the statutory financial statements are stated in its local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of each reporting period.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of
China.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

                                       12

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2- SIGNIFICANT ACCOUNTING POLICIES, (continued)

Foreign Currency Translation, (continued)

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $519,104 and $0 for the six months ended June 30, 2006 and 2005, respectively. The balance sheet amounts with the exception of equity at June 30,
2006 were translated at 7.99 RMB to 1.00 USD as compared to 8.26 RMB at June 30,
2005. The equity accounts were stated at their historical rate. The weighted average translation rate of 8.02 RMB to 1.00 USD for the six months ended June
30, 2006 was applied to income statement accounts.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

These amounts are not material to the consolidated financial statements.

Earnings Per Share

The Company adopted Statement of Financial Accounting Standards No. 128,
"earnings Per Share" (SFAS128). SFAS 128 requires the presentation of earnings per share (EPS) as Basic EPS and Diluted EPS.

As of June 30, 2006, the Company's issued and outstanding shares of Series A convertible preferred stock was 930,000. The Company computed the Diluted EPS by taking into account the dilutive effect of the preferred stock issued and determined that there was no material difference between Basic and Diluted EPS for the six months ended June 30, 2006 and 2005. We also took into account the warrants we issued for computation of Earnings per share. We decided that all the warrants were anti-dilutive because the excise prices were higher than market price in the period presented. The number of shares used in computing diluted earnings per share for the six months ended June 30, 2006 and 2005 amounted to 34,592,770 which included 930,000 weighted average number of convertible preferred stock, and 25,436,688, respectively. The number of shares used in computing basic earnings per share for the six months ended June 30,
2006 and 2005 were 33,662,770 and 25,347,099 respectively. Basic and Diluted earnings per share for the six months ended June 30, 2006 and 2005 amounted to
0.05 and 0.02, respectively.

Recent Accounting Pronouncements

In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for
Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal year 2006. The adoption of this Interpretation is not expected to have a material effect on the
Company's consolidated financial position or results of operations.

                                       13

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2- SIGNIFICANT ACCOUNTING POLICIES, (continued)

Recent Accounting Pronouncements, (continued)

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20") and
SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and
applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.
154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.

SFAS No. 154 enhances the consistency of financial information between periods.
SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold
Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June
29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure
Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an
interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed
Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.

The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our
Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

                                       14

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 2- SIGNIFICANT ACCOUNTING POLICIES, (continued)

Recent Accounting Pronouncements, (continued)

In October 2005, FASB Staff Position (FSP) FAS 13-1, "Accounting for Rental
Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed.

The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid
Financial Instruments" ("FAS 155"), which amends SFAS No. 133, "Accounting for
Derivative Instruments and Hedging Activities" ("FAS 133") and SFAS No. 140,
"Accounting for Transfers and Servicing of Financial Assets and Extinguishments
of Liabilities" ("FAS 140"). FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133. In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under
FAS 140. FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of
Financial Assets" ("FAS 156"), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption being permitted.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for
Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" ("FIN
48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FAS 109, "Accounting for
Income Taxes". FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

The implementation of the above pronouncements is not expected to have a material effect on the Company's financial statement presentation or disclosures.

Note 3 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest expense paid amounted to $154,348 and $149,591 for the six months ended
June 30, 2006 and 2005, respectively.

No income tax payments were paid for the six months ended June 30, 2006 and
2005.

                                       15

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION, (continued)

During 2005, the Company issued 657,959 shares of common stock for services. The fair market value of the services received was $239,715.

On March 8, 2005, the Company issued 300,000 shares of common stock to China
Pharmaceutical University for a lab use right.

Note 4- ACCOUNTS RECEIVABLE

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management's judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, we analyze the aging of accounts receivables balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentrations or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The reserve for bad debts increased from $525,391 at December 31, 2005 to $753,158 at June 30, 2006. This
increase is mainly due to the acquisition of Enshi.

As of June 30, 3006, accounts receivable consist of the following:

Accounts receivable                              11,886,152
Allowance for doubtful accounts                    (753,158)
                                         -------------------
Accounts receivable, net                         11,132,994
                                         ===================

Note 5-  INVENTORIES

Inventories consisted of the following at June 30, 2006:

                                                                   June 30, 2006
                                                                      ----------
Raw materials                                                         $1,651,570
Packaging supplies                                                       320,853
Sundry supplies                                                            7,556
Work in process                                                        2,333,704
Finished goods                                                         2,363,454
                                                                      ----------
                                                                      $6,677,137
                                                                      ==========

                                       16

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 6-  PLANT AND EQUIPMENT

Plant and equipment consist of the following as of June 30, 2006:

                                                                   June 30, 2006
                                                                    ------------
Plant                                                                  7,454,685
Office equipment                                                         853,182
Machinery                                                              9,860,055
Automobiles                                                              767,769
Construction in progress                                                 656,945
                                                                    ------------
Total plant and equipment                                             19,592,636
Less: Accumulated depreciation                                         6,820,392
                                                                    ------------
Fixed assets (net)                                                    12,772,244
                                                                    ============

Depreciation expense for the six months ended June 30, 2006 and 2005 was
$491,459 and $70,666, respectively.

Note 7-  OTHER ASSETS

Intangible Assets - Land use rights

                                                               June 30, 2006
                                                              -----------------
Hengyi         Cost of land use right                                1,527,440
               Less: Accumulated amortization                         (109,467)
                                                              -----------------
                                                                     1,417,973
                                                              -----------------

Erye           Cost of land use right                                6,372,436
               Less: Accumulated amortization                         (350,049)
                                                              -----------------
                                                                     6,022,387
                                                              -----------------

Enshi          Cost of land use right                                4,688,236
               Less: Accumulated amortization                         (317,173)
                                                              -----------------
                                                                     4,371,063
                                                              -----------------

               Cost of drug patent                                   1,228,711
               Less: Accumulated amortization                         (343,342)
                                                              -----------------
                                                                       885,369
                                                              -----------------

Total intangible assets, net                                        12,696,792
                                                              =================

Amortization expense for the six months ended June 30, 2006 and 2005 was $78,511 and $0, respectively.

Restricted Cash

Restricted cash represents cash required to be deposited to bank but subject to withdrawal with restrictions according to the agreement with bank. The following list the depositors, the amount and names of the bank as of June 30, 2006:

                                       17

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 7-  OTHER ASSETS, (continued)

Restricted Cash, (continued)

Depositor       Name of Bank                         Amount
--------------  -----------------------------  ---------------
Hengyi          Taicang Chengxiang Bank               197,816

Erye            Hua Xia Bank, Suzhou                  785,175
                                               ---------------
Total                                                 982,991
                                               ===============

Long Term Notes Receivable

Long term notes receivable represents loans made to third parties for cash flow needs for R&D projects on new drugs. According to loan agreements, the Company has first priority to purchase the new drug rights if the projects were successfully completed. If the company gave up the right, the debtors need to repayment the loans plus 3% interest per annum within one month after the drug rights were sold. If on or before February 28, 2010, the R&D projects were not able to complete or failed , the debtors need to repay the loans plus 6%
interest per annum within ten days after such a conclusion was made. As of June
30, 2006, the total amount of the long term notes receivable was $800,800. 51%
of ownership equity of the debtor was pledged for the loan.

Note 8- RELATED PARTIES TRANSACTIONS

Accounts Receivables - Related Parties

Subsidiaries        Amount            Due from                Term               Manner of settlement
----------------    ---------------   ---------------------   ---------------    --------------------------
Keyuan                      70,112    Suzhou Wanqing          Short term         To be received
                                                                                 in cash
                    ---------------
Total                       70,112
                    ===============

As of June 30, 2006, total accounts receivables due from related parties were
$70,112.

Other Receivables - Related Parties

Subsidiaries        Amount          Due from                        Term             Manner of settlement
-----------------   -------------   ------------------------------  --------------   ----------------------
Keyuan                    41,317    Shareholder of Keyuan           Short term       To be received in cash
Sintofarm                 81,117    Shareholder of Sintofarm        Short term       To be received in cash
CBC                       42,460    Advance to shareholders         Short term       To be received in cash
                    -------------
Total                    164,894
                    =============

As of June 30, 2006, total receivables due from related parties were $164,894.

                                       18

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 8- RELATED PARTIES TRANSACTIONS, (continued)

Accounts Payable - Related Parties

Subsidiaries       Amount           Due to                 Term           Manner of settlement
----------------   --------------   ---------------------  ------------   -------------------------
Hengyi                    48,172    Suzhou Wanqing         Short term     To be paid in cash
Sintofarm                 97,836    Wujaing Hengyi         Short term     To be paid in cash
                   --------------
Total                    146,008
                   ==============

As of June 30, 2006, total accounts payable due to related parties were
$146,008.

Other Payables - Related Parties

Subsidiaries            Amount            Due to                   Term           Manner of settlement
---------------------   ---------------   ----------------------   -------------  -------------------------
Erye and Hengyi                682,132    Erye Jinmao and          Short term     To be paid in cash
                                          Su Zhou Wanqing

As of June 30, 2006, total other payables due to related parties were $682,132

Long Term Other Receivables - Related Parties

Subsidiary          Amount            Due to                        Term           Manner of settlement
------------------  ----------------  ---------------------------   -------------  ------------------------

Hengyi                    1,431,438   Shareholder of Hengyi         Long term      To be received in cash
                                                                                   in three installments.

Long Term Debt - Related Parties

Subsidiary          Amount            Due to                        Term           Manner of settlement
------------------  ----------------  ---------------------------   -------------  ------------------------
Erye                        460,039   Erye Jinmao                   Long term      To be paid in five
                                                                                   years in cash.

As of June 30, 2006, the Company's subsidiary Erye had a remaining outstanding payable to Erye Jingmao Limited ("Jingmao") in the amount of $460,039.

Note 9- PAYABLES

Notes Payable - $ 1,653,211

The Company's subsidiary Erye has $1,653,211 notes payable to Erye's vendors for the purchase of drug raw materials. Notes payable are interest free and usually mature after a six month period.

                                       19

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 10-   MINORITY INTEREST

Minority interest consists of the interest of minority shareholders in the subsidiaries of the Company. The Company owns a 51% ownership interest in Erye and approximately 76% ownership interest in Hengyi; while Hengyi controls a 50%
ownership interest of Sintofarm. The Company's wholly owned subsidiary China
Biopharmaceuticals Corporation (BVI Company) owns 90% ownership interest in
Keyuan. There is no minority interest in Enshi since the Company owns 100% of
Enshi.

                                            Ownership                           Minority
              Equity of the                     in                             Interest in
              Subsidiaries                 Subsidiaries                        Subsidiaries
                  as of           ---------------------------        ----------------------------
Subsidiary    June 30, 2006       Percentage         Amount          Percentage         Amount
----------    -------------       ----------    --------------       ----------    --------------
Erye         $    7,077,200            51.00%   $    3,609,372            49.00%   $    3,467,828
Keyuan            1,316,774            90.00%        1,185,097            10.00%          131,677
Hengyi            3,475,646            75.76%        2,633,149            24.24%          842,497
Sintofarm         1,742,892            50.00%          871,446            50.00%          871,446
Enshi            15,567,617           100.00%       15,567,617             0.00%               --
             --------------                     --------------                     --------------
Total        $   29,180,129                     $   23,866,681                     $    5,313,448
             ==============                     ==============                     ==============

Note 11-   STATUTORY RESERVES

According to Chinese Corporation Law, a company incorporated in China is required to contribute an amount of no less then 15% of its yearly net income for its employees to a reserve account in the company. This statutory reserve fund is planned for future development of the company or use for employee's benefits. The following list the provision of statutory reserves as of June 30,
2006.

    Year                       Amount
--------------              --------------

    2004                  $     1,135,001
    2005                        1,152,036
    2006                          242,908
                            --------------
    Total                 $     2,529,945
                            ==============

Note 12-   INCOME TAXES

Corporation Income Tax (CIT)

In accordance with the relevant tax laws and regulations of the People's
Republic of China, a company is entitled to a full exemption from CIT for the first two years, and a 50% deduction in CIT for the next three years, commencing from the first profitable year. For 2005, of the Company's subsidiaries, Hengyi,
Keyuan, Sintofarm, Enshi were exempt from CIT, while Erye was subject to a 33%
income tax rate for the year of 2005. Erye was granted income tax exemption for two years commencing from January 1, 2006.

The Company's income tax expense for the six months ended June 30, 2006 and 2005 are $160,472 and 0, respectively.

                                       20

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12-   INCOME TAXES, (continued)

Corporation Income Tax (CIT), (continued)

According to China's income tax law, company income tax is due to the State Tax
Bureau monthly or quarterly. Subsidiaries of the Company paid its income tax by quarter. Before every 15th day of pay month, subsidiaries pay its income tax base on its quarterly net profit. Since income tax rate, with income tax preference or not, is a flat rate in China, that there is no need for income tax reconciliation to practice in China.

The Company's controlling operating subsidiaries are all operated in China.
According to the Chinese Joint Venture Business Law, those subsidiaries, been registered and incorporated with the status of Sino-foreign joint venture companies, are subject to a two-year-exemption-and-three-year-halve income tax preference treatment, which generally commences from the first year of establishing a joint venture or the approval date of the income tax preference application.

The following list depicts the tax preference rate applicable to the subsidiaries and the applicable years:

                          Full Exemption Period           Half-Reduction Period
                          -----------------------------   ------------------------------
Subsidiaries              Period           Tax Rate       Period            Tax Rate
----------------------    -------------    ------------   -------------     ------------
Nanjing Keyuan            2005-2006        0.00%          2007-2009         16.50%
Suzhou Hengyi             2005-2006        0.00%          2007-2009         16.50%
Suzhou Erye               2006-2007        0.00%          2008-2010         16.50%
Shengyang Enshi           2004-2005        0.00%          2006-2008         15.00%

After the income tax preference period expired, a 33% income tax rate is applicable.

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                          June 30, 2006
                                                        2006           2005
                                                      ---------      ---------
U.S. Statutory rate                                       34.0%        34.0%
Foreign income not recognized in USA                     (34.0)         (34.0)
China income taxes                                        33.0           33.0
Income tax exempted                                      (33.0)         (33.0)
                                                      ---------      ---------
Total provision for income taxes                             -  %           - %
                                                      =========      =========

The estimated tax savings due to the reduced tax rate for the six months ended
June 30, 2006 and 2005 amounted to $491,074 and $238,410, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for June 30, 2006 and 2005 to $0.01 and $0.009, respectively.

                                       21

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12-   INCOME TAXES, (continued)

Business Tax ("BT"), (continued)

Business Tax ("BT")

The Company is subject to Business Tax, which is charged on the selling price of applicable product and service at a general rate of 5% in accordance with the tax law applicable. Keyuan is exempt from business tax according to local applicable favorable tax policy.

Value Added Tax ("VAT")

In accordance with the relevant taxation laws in China, the VAT rate for domestic sales is 17% and 0% for export sales on the invoiced value of sales and is payable by the purchaser.

Note 13- LOANS

Long Term Bank Loans

The Company assumed a loan of $11,500,000 in connection with the acquisition of
Enshi as presented in Notes 15-Business Combination. The interest of the loan shall be paid semi-annually with an annual rate of 11%. The Company paid off
$500,000 ahead of the payment schedule. As of June 30, 2006, the balance of the long-term debt was $11,000,000.The following lists the repayment schedule of the principal of the loan.

                             Amount
                       ---------------------
               2006    $                 --
               2007               2,875,000
               2008               5,750,000
               2009               2,375,000
Thereafter                               --
                       ---------------------
                                 11,000,000
                       =====================

Short Term Bank Loans

The Company has a total amount of $7,549,560 in short term loans from four different banks in China. These loans mature in one year or less and renew automatically. The average interest rate is approximately 5.2%.

Interest expense for the six months ended June 30, 2006 and 2005 was $259,765 and $0, respectively.

                                       22

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 14- COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and dormitory facilities for its employees from a third party. Accordingly, for the six months ended June 30, 2006 and 2005 the
Company recognized rent expense of $13,476 and $7,030, respectively.

As of June 30, 2006, the Company has outstanding commitments in respect of non-cancelable operating leases, which fall due as follows:

Note 14- COMMITMENTS AND CONTINGENCIES, (continued)

                    Amount
                 --------------
         2006    $      13,475
         2007           29,650
         2008           32,610
         2009           35,870
Thereafter              39,000

Note 15- BUSINESS COMBINATIONS

Erye acquisition

On June 11, 2005, the Company signed a purchase agreement, which was amended on
August 3, 2005 under which, the Company acquired a controlling ownership interest of approximately 51% in Erye, a company established in Suzhou City,
Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:

                                                                   Acquired (Assumed)
               Item                                 Fair Value      by the Company
--------------------------------------------       -----------       -----------
Current assets                                     $ 8,601,786         4,386,911
Property, plant, and equipment                       4,305,631         2,195,872
Intangible assets                                  $ 7,755,221         3,955,162
Other assets                                         1,178,000           600,780
                                                   -----------       -----------
Total assets                                        21,840,637        11,138,725
                                                   -----------       -----------

Current liability                                   11,465,031         5,847,166
Ling term liability                                  1,257,959           641,559
                                                   -----------       -----------
Total liabilities                                   12,722,990         6,488,725

Net assets                                           9,117,647         4,650,000
                                                   ===========       ===========

                                       23

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 15- BUSINESS COMBINATIONS, (continued)

Erye acquisition, (continued)

The original purchase price amounted to $80,000 in cash, 3,300,000 shares of common stock valued at $1.00 per share and $2,200,000 of additional cash to be contributed in installments. The original purchase price generated goodwill of approximately $4,893,113 that was reported on our September 30, 2005 financial statements and form 10QSB. The Board of Directors and management reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On
April 12, 2006, the Board Directors decided to amend the purchase price for 51%
of ownership interest in Erye to be $3,000,000 cash to be paid in installments, and 3,300,000 shares of common stock valued at $0.50 per share, which amounted to a total amount of $4,650,000, effective as of December 31, 2005. The amendment resulted in a write down of goodwill and equity. As of December 31,
2005, $2,200,000 of cash contribution has not been made. The Company contributed the $2,200,000 in full by the end of April, 2006.

In determining the cost of the acquired equity, we considered all aspect of the acquisition and weighted the consideration we paid and the assets we received.
Since we have an independent appraisal report on Erye's assets and liabilities and according to our management's understanding and judgment about Erye's assets and liabilities, we believed that the net fair value of assests acquired and debt assumed was more determinable and evident. The value of our equity was recognized as a residual value of total net assets we received, deducting the cash $2,200,000 we paid in installment.

We accounted for the business acquisition in conformity with SFAB 141 Business
Combination. Sepcifically, we depend on Paragraph 20-24 in arriving at the fair of our equity. As there is no quoted price at that point of time, we believe the fair value of assets we acquired was a reliable base for determine the fair value of our equity.

Enshi acquisition

On May 16, 2006 we entered into a purchase agreement which became effective at
June 5, 2006, under which we acquired 100% of the controlling ownership interest of RACP Pharmaceutical Holdings LTD. ("RACP") which owns 100% ownership interest of Shengyang Enshi Pharmaceutical Limited Company ("Enshi"). Total consideration of $14,690,000 paid by us to acquire 100% interest in both RACP and Enshi is
$550,000 paid in cash, 12,000,000 of CBH warrants valued at $0.22 per warrant or
$2,640,000 and to assume the $11,500,000 debt of RACP.

                                       24

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 15- BUSINESS COMBINATIONS, (continued)

Enshi acquisition, (continued)

Assets acquired and debts assumed of the transaction are listed as below:

                                                                   Acquired (Assumed)
               Item                                 Fair Value      by the Company
--------------------------------------------       -----------       -----------
Current assets                                     $ 6,840,881         6,840,881
Property, plant, and equipment                       7,188,912         7,188,912
Intangible assets                                  $ 5,253,973         5,253,973
                                                   -----------       -----------
Total assets                                        19,283,766        19,283,766
                                                   -----------       -----------

Total liabilities                                    4,593,766         4,593,766
                                                   -----------       -----------

Net assets                                          14,690,000        14,690,000
                                                   ===========       ===========

The acquisition generated no goodwill since total consideration was equal to total net assets acquired. In determining the cost of the acquisition, we considered all aspect of the acquisition and weighted the consideration we paid and the assets we received. We applied the Black-Scholes model method to determine the value of the warrants, which was at $0.22 per unit. Thus we concluded the total consideration was $14,690,000. We determined the fair value of the acquired assets of Enshi based on an independent appraisal. The fair value of Enshi's net assets was in accordance with the independent appraisal was
$16,683,503.63, exceeding our total consideration by $1,993,504. Pursuant to
SFAS 141, Business Combination, the excess of total fair value acquired over the acquisition cost should be allocated as pro rata deduction of the amount of
Enshi's fixed assets and intangible assets that would have been assigned to those assets. As a result, we arrived at the above list of amount of assets acquired and debt assumed.

Pro Forma

The following unaudited pro forma condensed income statement for six months ended June 30, 2006 and balance sheet were prepared under Generally Accepted
Accounting Principles and as if the acquisition of Enshi had occurred on January
1, 2006. The pro forma information may not be indicative of the results that actually would have occurred if the acquisition had been in effect from and on the dates indicated or which may be obtained in the future.

Sales                                                                $20,269,829
Cost of Goods Sold                                                    13,548,650
                                                                     -----------

Gross Profit                                                           6,755,547
Operating Expenses                                                     2,953,483
Income Tax                                                               160,472
Minority Interest                                                        657,311
                                                                     -----------

Net Income                                                           $ 2,984,281
                                                                     ===========

                                       25

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY

Private placement closed on December 31, 2004 (the "Notes Private Placement")

In January, 2005, we raised gross proceeds of $500,000 through the sales of promissory notes, pursuant to a subscription agreement, to which we refer as the
Notes Subscription Agreement, which we entered into with twenty (20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the
Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September,
2005, the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. As of March 31, 2006, all of the Notes have been either converted into shares or have been redeemed.

In addition, as an inducement for the Notes Subscribers to extend the maturity date, the Company has issued 42,500 additional shares to these Notes Holders who agreed to grant it the extension as described above.

Upon the execution of the Notes Subscription Agreement, we also issued to the
Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes
Warrants"). The exercise price of the majority of Notes warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issuance date of the Notes Warrants. See also "Selling Shareholders."

WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to
WestPark or its designees 65,000 shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 shares under the same terms as described in the preceding paragraph.

Pursuant to the Notes Subscription Agreement, we are required to file with the
Securities and Exchange Commission ("SEC") a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and
WestPark in the private placement. In addition, pursuant to the Notes
Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date. The related penalties prior to the SB-2 effective date were accounted for and recorded by the Company. The SB-2 was filed and effective on May 11, 2006.

                                       26

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY, (continued)

Common stock issued for lab use right

On March 8, 2005, the Company issued 300,000 shares of common stock to China
Pharmaceutical University located in Nanjing, China, pursuant to a joint laboratory agreement and agreed to invest $36,245 into the laboratory in the next five years. The value of the 300,000 shares has not been stated in the agreement. The management originally estimated the stock value as $1.00 share.
However, the management reevaluated the value of the stock based upon the stock performance in the past year and decided to discount the value of the stock as
$0.10 per share as of December 31, 2005.

Private placement closed in June, 2005 (the "Initial Preferred A Private
Placement")

In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight
(28) accredited investors, to which we collectively refer as the Initial
Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription
Agreement, the Initial Preferred A Subscribers received shares of our Series A
Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value
$1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into shares. For more information on Series A Convertible Preferred Stock, see
"Description of Securities."

Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1)
share of Series A Convertible Preferred Stock subscribed under the Initial
Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The
exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant
to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are
entitled to purchase an aggregate amount of 1,090,000 shares. The Initial
Preferred A Warrants may be exercised only in full. The Initial Preferred A
Warrants will expire three (3) years from the issuance date of the Initial
Preferred A Warrants.

WestPark acted as our placement agent in the private placement described above.
In consideration of WestPark's services, we issued to WestPark or its designees
76,500 shares of common stock in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 shares under the same terms as described in the preceding paragraph.

Private placement closed on October 19, 2005 (the "Subsequent Preferred A
Private Placement")

On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial
Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"),
with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A
Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent
Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers
received 62,500 shares of our Series A Convertible Preferred Stock.

                                       27

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY, (continued)

Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one
(1) share of Series A Convertible Preferred Stock subscribed under the
Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A
Warrants", and together with the Initial Preferred A Warrants, the "Preferred A
Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers
are entitled to purchase an aggregate amount of 62,500 shares.

WestPark acted as our placement agent in the private placement described above.
In consideration of WestPark's services, we issued to WestPark or its designees
5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph. Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements.

In addition, pursuant to Initial Preferred A Subscription Agreement and
Subsequent Preferred A Subscription Agreement we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date. The related penalties prior to the SB-2 effective date were accounted for and recorded by the Company. The SB-2 was filed and effective on
May 11, 2006.

Dividend Paid on the Preferred Stocks

Pursuant to the Initial Preferred A Subscription Agreement, the Initial
Preferred A Subscribers were entitled to receive annual dividend of 7% of the amount invested. The total dividends paid was $8,400 in January 2006.

Issuance of Shares for Requisitions

On May 31, 2005, the Company issued 3,300,000 shares of common stock to 38 persons including and represented by Shi Ming Sheng or its assigned natural person or legal representative, all 38 persons are shareholders of Suzhou Erye
Pharmaceutical Limited Co., pursuant to the acquisition of Erye effective June
11, 2005.

Issuance of Shares/Warrants for Services

During 2005, the Company engaged with Consulting For Strategic Growth 1, Ltd.
for six months ending May 14, 2006. The terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 common stocks and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. In December 2005, the Company reengaged this company for a period of six month and the terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 common stocks and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. The shares of common stock will be issued to the consultant in 2006.

                                       28

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY, (continued)

On April 1, 2005, the company entered into an advisory agreement with Robin
Smith as the Chairman of Company's Advisory Board for a period of one year. The terms of the agreement are for Ms. Smith to receive 60,000 shares of unregistered plus three year warrants to purchase 35,000 shares of common stock of the Company at an exercise price equal to $2.00. The shares of common stock were issued to Ms. Smith in 2005.

On April 1, 2005, the Company engaged a consultant for a period of seven months ending October 31, 2005. The terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the
Company. On December 20, 2005, the Company reengaged this consultant for a period ending December 31, 2006 and the terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the Company.

Private placement closed in February 2, 2006 (the "Initial Common Stock Private
Placement")

On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE
Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock
Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement,
we issued one million (1,000,000) shares of our common stock to the Initial
Common Stock Purchaser at $1.00 per share.

Upon the execution of the Initial Common Stock Securities Purchase Agreement, we
also issued to the Initial Common Stock Purchaser one million (1,000,000)
warrant with an exercise price of $1.25 per share of common stock ("Initial
Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4)
years from the date of the issuance.

Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into shares at a price lower than $1.25 per share.

Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial
Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

Pursuant to a registration rights agreement entered between the Initial Common
Stock Purchaser and us, we have agreed to file a registration statement with the
SEC covering the shares and shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by
Investors and on each monthly anniversary of such default an amount equal to
1.5% of the aggregate investment amount of Investors, respectively.

                                       29

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 16- SHAREHOLDERS' EQUITY, (continued)

Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private
Placement")

On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued
6,831,863 shares to the Subsequent Common Stock Purchaser at $1.01 per share.

Upon the execution of the Subsequent Common Stock Securities Purchase Agreement,
we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock
Warrants"). The Subsequent Common Stock Warrants will expire four (4) years from the date of the issuance.

Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.01 per share and not to issue any warrants or securities that are exercisable into shares at a price lower than $1.26 per share.

Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock
Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

Note 17- SUBSEQUENT EVENTS

On August 3, the Company has filed an application with the American Stock
Exchange ("AMEX") to list its shares of common stock on the AMEX.

On August 10, 2006, the Company entered into an agreement with Zixun Capital
Limited ("Zixun") to issue 1,100,000 shares of common stock to Zixun to compensate Zixun for introducing Enshi and its assistance in the Enshi acquisition negotiation and for providing a third party guarantee of up to $1 million to former Enshi shareholders to secure the completion of the acquisition of Enshi.

                                       30

ITEM 2. MANAGEMENT'S DISCUSSION and ANALYSIS and of FINANCIAL CONDITION AND
RESULTS of OPERATIONS

            The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains forward-looking statements. China
Biopharmaceuticals Holdings, Inc. is referred to herein as "we", "our,", "us", or "the Company". The words or phrases "would be," "will allow," "expect to",
"intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," or similar expressions are intended to identify forward-looking statements. Such statements include those concerning our expected financial performance, our corporate strategy and operational plans.
Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities;(c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under "Liquidity and Capital Resources". Statements made herein are as of the date of the filing of this Form 10-QSB with the Securities and
Exchange Commission and should not be relied upon as of any subsequent date.
Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

OUR BUSINESS

         We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People's
Republic of China ("China" or PRC"). Our mission is to maximize investment returns for our shareholders by integrating our strong drug discovery and development strength with manufacturing and commercialization capabilities and by actively participating in the consolidation and privatization of the pharmaceutical industry in China to become a dominant player in the bio-pharmaceutical industry in China.

         On December 31, 2005, our wholly owned subsidiary, CBC, entered into an
Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited
Company, a pharmaceutical company located in the city of Chengdu, Sichuan
Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, subject to certain conditions, we agreed to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if
Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The unaudited numbers are substantially lower than the agreed to targets.. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Company decided not to assume the operation control of Tianyin at the moment and is exploring options of changing the transaction terms or abandoning the acquisition of Tianyin should Tianyin's shareholders not compromise and meet the company's request for a reasonable purchased price. Appropriate disclosure will be announced upon the final determination by the board of the directors.

            On May 16, 2006, we entered into a Conditional Stock Purchase
Agreement with RACP Pharmaceutical Holdings Ltd., a British Virgin Islands
company ("RACP") and certain other parties to ultimately acquire 100% ownership interest in Shenyang Enshi Pharmaceutical Co, Ltd. ("Enshi"), a pharmaceuticals manufacturer. On June 6, 2006, our management moved into Enshi's offices and acquired effective control of Enshi's operations. On June 30, 2006, all required paperwork and legal procedures and audit procedures have been completed and the title ownership of 100% of Enshi has been transferred to us.

On August 3, the Company has filed an application with the American Stock
Exchange ("AMEX") to list its shares of common stock on the AMEX.

Results of operations for the six months ended June 30, 2006 is below:

                                       31

                          ENSHI PHARMACEUTICALS LTD CO
               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006

                                                       Six months ended June 30,
                                                     --------------------------
                                                         2006           2005
                                                     -----------    -----------
                                                      (Unaudited)  (Unaudited)
                                                     -----------    -----------
REVENUES                                             $ 6,018,108    $ 6,144,158

COST OF GOODS SOLD                                     2,264,701      2,562,910
                                                     -----------    -----------

GROSS PROFIT                                           3,753,407      3,581,247
                                                     -----------    -----------

OPERATING EXPENSES
     Research and development expenses                         0         22,453
     Selling, general and administrative expenses        614,454        615,676
                                                     -----------    -----------
        Total Operating Expenses                         614,454        638,129
                                                     -----------    -----------

INCOME  FROM OPERATIONS                                3,138,954      2,943,119
                                                     -----------    -----------

OTHER INCOME (EXPENSE)
     Interest income ( expenses)                         (20,158)       (53,193)
     Other income (expenses)                              32,110         12,450
                                                     -----------    -----------
        Total Other Income (expenses)                     11,952        (40,743)
                                                     -----------    -----------

INCOME BEFORE INCOME TAXES                             3,150,906      2,902,376

PROVISION FOR INCOME TAXES                               472,145              0
                                                     -----------    -----------

NET INCOME                                             2,678,761      2,902,376

CRITICAL ACCOUNTING POLICIES

            We have identified the policies below as critical to understanding of our financial statements. The application of these polices requires management to make estimates and assumptions that affect the valuation of assets and expenses during the reporting period. There can be no assurance that actual results will not differ from these estimates. The impact and any associated risks related to these policies on our business operations are discussed below.

REVENUE AND REVENUE RECOGNITION

         We have three categories of revenue resources, revenue from sales of new drugs formulas, revenue from R&D service rendered by the Company and revenue from sales of medical product.

      The Company recognizes revenue from product and drug formula sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment. Allowances are established for estimated rebates, wholesaler charge backs, prompt pay sales discounts, product returns, and bad debts.

                                       32

      For revenue from R&D service, revenue is recognized when milestone goals are achieved at the amount of the corresponding milestone payment.

ACCOUNTS RECEIVABLE

            Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, we analyze the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Our accounts receivable are concentrated in numbers of pharmaceutical manufacturers. We believe that a significant change in the liquidity or financial position of few of our big customers would have a material adverse impact on the collectibility of the Company's accounts receivable. Based upon our historical experience, payment delays may materially influence our financial and operating results.

INCOME TAX

            Significant judgment is required in determining our income tax provision. In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although we believe that our estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than that which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income in the period in which such determination is made. We apply an asset and liability approach to accounting for income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
The recoverability of deferred tax assets is dependent upon our assessment of whether it is more likely than not that sufficient future taxable income will be generated to utilize the deferred tax asset. In the event we determine that future taxable income will not be sufficient to utilize the deferred tax asset, a valuation allowance is recorded.

RESULTS OF OPERATIONS - THREE MONTHS ENDED JUNE 30, 2006 AS COMPARED TO THREE
MONTHS ENDED JUNE 30, 2005

            On June 11, 2005, the Company signed a purchase agreement which was amended on August 3, 2005 to acquire approximately 51% ownership interest of
Suzhou Erye Pharmaceutical Limited Company ("Erye"). The operating results for the three months ended June 30, 2005 reported in our quarterly report on Form
10-QSB filed with the SEC on August 15, 2005 included Erye's results for the period of June 11, 2005 to June 30, 2005.. We took actual control of Enshi on
June 6, 2006. and the operating results for the three months ended June 30, 2006 reported in this quarterly report includes Enshi's results for the period of
June 6, 2006 to June 30, 2006.

                                       33

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                FOR THE THREE MONTHS ENDED JUNE 30, 2006 AND 2005

                                                                   Three months ended June 30,
                                                                  ------------    ------------
                                                                      2006            2005
                                                                  ------------    ------------
                                                                   (Unaudited)     (Unaudited)
                                                                  ------------    ------------
REVENUES                                                          $  9,776,364    $  3,642,565

COST OF GOODS SOLD                                                   7,122,201      2,835,430,
                                                                  ------------    ------------

GROSS PROFIT                                                         2,654,163         807,135
                                                                  ------------    ------------

OPERATING EXPENSES
     Research and development expenses                                 240,747               0
     Selling, general and administrative expenses                      892,019         604,177
                                                                  ------------    ------------
        Total Operating Expenses                                     1,132,766         604,177
                                                                  ------------    ------------

INCOME  FROM OPERATIONS                                              1,521,397         202,958
                                                                  ------------    ------------

OTHER INCOME (EXPENSE)
     Interest income ( expenses)                                      (181,976)             0-
     Other income (expenses)                                           194,405          24,524)
                                                                  ------------    ------------
        Total Other Income (expenses)                                   12,429          24,524
                                                                  ------------    ------------

INCOME BEFORE INCOME TAXES                                           1,533,826         227,482

PROVISION FOR INCOME TAXES                                             160,472              0-
                                                                  ------------    ------------

INCOME BEFORE MINORITY INTEREST                                      1,373,354         227,482

MINORITY INTEREST                                                      410,748         102,023
                                                                  ------------    ------------

NET INCOME                                                             962,606         125,459

OTHER COMPREHENSIVE INCOME (LOSS):
     Foreign currency translation adjustment                           401,137               0
                                                                  ------------    ------------

COMPREHENSIVE INCOME (LOSS)                                       $  1,363,743    $    125,459
                                                                  ============    ============

NET INCOME PER SHARE - BASIC AND DILUTED                          $       0.04    $      0.005
                                                                  ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - BASIC              33,662,770      25,347,099
                                                                  ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - DILUTED            34,592,770      25,436,688
                                                                  ============    ============

                                       34

REVENUE

            Revenue for the three months ended on June 30, 2006 was $9,776,364, while the revenue for the three months ended June 30, 2005 was $3,642,565, representing an approximately 168% increase. The increase is attributable mainly to strong organic growth of revenue generated by Erye, as well as to revenue generated as a result of the acquisitions of Enshi and which was not reflected in the Company's financial statements for the three months ended June 30, 2005.

COST OF GOODS SOLD

Cost of goods sold for the three months ended on June 30, 2006 was $7,122,201 as compared to $2,835,430 for the three months ended June 30, 2005. Cost of goods sold as a percentage of sales revenues was approximately 72% for the three months ended June 30, 2006 as compared to approximately 78% for the three months ended June 30, 2005. The decrease of cost of goods sold as a percentage of sales revenues is primarily attributable to the acquisition of Enshi.

GROSS PROFIT

            Gross profit in the three months ended on June 30, 2006 amounted at
$2,654,163, as compared to $807,135 for the three months ended June 30, 2005, representing approximately 229% increase. The gross profit margin for the three months ended June 30, 2006 was 27% as compared to approximately 22% for the three months ended June 30, 2005. The increase in gross profit margin is mainly due to Enshi's high gross profit margin.

OPERATING EXPENSES

            Operating expenses for the three months ended June 30, 2006 were
$1,132,766 as compared to $604,177 for the three months ended June 30, 2005, representing 87% increase. The increase in operating expenses is primarily attributable to one time transactional expenses in connection with the acquisition of Enshi including financing expenses, auditing expenses and legal expenses. The increase of operating expenses is also attributable to expenses incurred by Enshi and expenses in connection with the private placements.

R&D

            Research and Development cost for the three months ended June 30,
2006 was $240,747 as compared to $0 for the three months ended June 30, 2005.
The increase is mainly due to the research and development activities conducted by Erye and Enshi.

NET INCOME

            Net Income for the three months ended June 30, 2006 was $962,606 as compared to net income of $125,459 for the three months ended June 30, 2005, representing 667% increase. The increase of the net income of the Company is mainly due to the strong organic growth of Erye as well as to net income generated as a result of the acquisitions of Enshi and which was not reflected in the Company's financial statements for the three months ended June 30, 2005.

RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2006 AS COMPARED TO SIX MONTHS
ENDED JUNE 30, 2005

             On June 11, 2005, the Company signed a purchase agreement which was amended on August 3, 2005 to acquire approximately 51% ownership interest of
Erye. The operating results for the six months ended June 30, 2005 reported in our quarterly report on Form 10-QSB filed with the SEC on August 15, 2005 included Erye's results for the period of June 11, 2005 to June 30, 2005. We took actual control of Enshi on June 6, 2006 and the operating results for the six months ended June 30, 2006 reported in this quarterly report includes
Enshi's results for the period of June 6, 2006 to June 30, 2006.

                                       35

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                              Six months ended June 30,
                                                           ------------    ------------
                                                                2006            2005
                                                           ------------    ------------
                                                            (Unaudited)    (Unaudited)
                                                           ------------    ------------

REVENUES                                                   $ 16,916,873    $  5,631,073

COST OF GOODS SOLD                                           12,680,884       3,934,497
                                                           ------------    ------------

GROSS PROFIT                                                  4,235,989       1,696,576
                                                           ------------    ------------

OPERATING EXPENSES

     Research and development expenses                          498,822

     Selling, general and administrative expenses             1,677,853         961,545
                                                           ------------    ------------
        Total Operating Expenses
                                                              2,176,675         961,545
                                                           ------------    ------------

INCOME  FROM OPERATIONS                                       2,059,314         735,031
                                                           ------------    ------------

OTHER INCOME (EXPENSE)

     Interest income ( expenses)                               (259,765)             --

     Other income (expenses)                                    174,832         (12,575)
                                                           ------------    ------------
        Total Other Income (expenses)
                                                                (84,933)        (12,575)
                                                           ------------    ------------

INCOME BEFORE INCOME TAXES                                    1,974,381         722,456

PROVISION FOR INCOME TAXES                                      160,472              --
                                                           ------------    ------------

INCOME BEFORE MINORITY INTEREST                               1,813,909         722,456

MINORITY INTEREST                                               657,311         189,330
                                                           ------------    ------------

NET INCOME                                                    1,156,598         533,126

OTHER COMPREHENSIVE INCOME (LOSS):

     Foreign currency translation adjustment                    519,104              --
                                                           ------------    ------------

COMPREHENSIVE INCOME (LOSS)                                $  1,675,702    $    533,126
                                                           ============    ============

NET INCOME PER SHARE - BASIC AND DILUTED                   $       0.05    $       0.02
                                                           ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - BASIC       33,662,770      25,347,099
                                                           ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - DILUTED     34,592,770      25,436,688
                                                           ============    ============

REVENUE

            Revenue for the six months ended on June 30, 2006 was $16,916,873, while the revenue for the six months ended June 30, 2005 was $5,631,073, representing an approximately 200% increase. The increase is attributable mainly to strong organic growth of revenue generated by Erye, as well as to revenue generated as a result of the acquisition of Enshi and which was not reflected in the Company's financial statements for the six months ended June 30, 2005.

COST OF GOODS SOLD

            Cost of goods sold for the six months ended on June 30, 2006 was
$12,680,884 as compared to $3,934,497 for the six months ended June 30, 2005.
Cost of goods sold as a percentage of sales revenues was approximately 75% for the six months ended June 30, 2006 as compared to approximately 70% for the six months ended June 30, 2005. The increase of cost of goods sold as a percentage of sales revenues is primarily attributable to the low gross margin of Erye.

GROSS PROFIT

            Gross profit in the six months ended on June 30, 2006 amounted at
$4,235,989, as compared to $1,696,576 for the six months ended June 30, 2005, representing approximately 150% increase. The gross profit margin for the six months ended June 30, 2006 was 25% as compared to approximately 30% for the six months ended June 30, 2005. The decrease in gross profit margin is mainly due to
Erye's low gross profit margin.

OPERATING EXPENSES

            Operating expenses for the six months ended June 30, 2006 was
$2,176,675 as compared to $961,545 for the six months ended June 30, 2005, representing 126% increase. The increase in operating expenses is primarily attributable to one time transactional expenses in connection with the acquisition of Enshi including financing expenses, auditing expenses and legal expenses. The increase of operating expenses is also attributable to expenses incurred by Erye and Enshi and expenses in connection with the private placements.

                                       36

R&D

            Research and Development cost for the six months ended June 30, 2006 was $498,822 as compared to $390,393 for the six months ended June 30, 2005, representing a 28% increase. The increase is mainly due to the research and development activities conducted by Erye and Enshi.

NET INCOME

            Net Income for the six months ended June 30, 2006 was $1,156,598 as compared to net income of $533,126 for the six months ended June 30, 2005, representing 117% increase. The increase of the net income of the Company is mainly due to strong organic growth of Erye, as well as to net income generated as a result of the acquisitions of Enshi and which was not reflected in the
Company's financial statements for the six months ended June 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

            For the six months ended June 30, 2005, net cash provided by operating activities was $261,297, compared to an outflow of $1,501,200 for the six months ended June 30, 2006. Net cash used by operating activities mainly results from $370,000 one time transactional expenses , $ 799,220 increase in funding 3 new patentable drug projects,and $320,000 increase in out of pocket expenses.

Net cash used in investing activities was $364,693 for the six months ended June
30, 2005, compared to an outflow of $2,354,608 for the six months ended June 30,
2006. Cash used by investing activities in the six months ended June 30, 2006 results from $430,000 for completion of Erye acquisition, $500,000 increase in fixed asset, $798,480 in secured short term loan.

Net cash provided by financing activities was $2,118,962 for the six months ended June 30, 2005, compared to an inflow of $5,905,470 for the six months ended June 30, 2006. Cash provided by financing activities for the six months ended June 30, 2006 results primarily from private placement offset by repayments of short term bank credit.

Cash and cash equivalents as of six month ended June 30, 2006 was $3,167,439.

For the six months ended June 30, 2006, cash flow performance is below our management's expectation. This is mainly due to large amount of account receivables occurred during this period and extended aging of the account receivable. This has negative impact on the Company's working capital and weakened the Company's capital strength. During the six month period of 2006, the pharmaceutical industry in China was significantly influenced by new government regulatory policies. For example, the government initialized an anti-corruption program prohibiting doctors to receive commissions and set price cap for drugs sold through hospitals. This has created significant negative impacts to all prescription drug manufacturers and drug distribution companies in the market. The Company's prescription drugs were mainly sold to hospitals through major drug distribution companies. During this period of time, such distribution companies have difficulties to sell the Company's prescription drugs to hospitals and collect money. It is still not clear how long the negative market environment will remain and how fast the market will recover from these regulatory impacts. Our management has been putting great efforts to strengthen the Company's cash flows by providing incentives to our distributors such as bonus discount on drug price, attracting these distributors to collect money from hospitals and shortening the age of account receivables. We believe that this government campaign shall gradually create a healthy and fair market for every player in the Chinese pharmaceutical industry and provide better opportunities for companies having clear competitive advantages. In addition, this is a unique period for merger and acquisition in China. To achieve our goal of continued acquisitions in the industry, we need to raise additional funding in the near future to fund such future acquisitions. In January of 2005, we raised gross proceeds of $500,000 through the sales of promissory note to accredited investors. In June of 2005, pursuant to an exemption under the
Securities Act, we have conducted a private placement of approximately
$1,090,000 with 28 accredited investors, through issuance of Series A
Convertible Preferred Stock. In October of 2005, we conducted a private placement of additional Series A Convertible Preferred Stock worth $62,500. In
February 2006, we conducted a private placement of our common stock with gross proceeds of $1,000,000. In March 2006, we sold additional shares of our common stock with gross proceeds of $6,900,000. We have filed a registration statement on form SB-2 covering the shares issued and issuable on March 24, 2006, which became effective on May 11, 2006. We have assumed a loan of $11,500,000 which was contracted on June 29, 2006("Grant Date") due to RimAsia Capital Partners,
L.P. in connection with the acquisition of Enshi. The interest of the loan is to be paid semi-annually with an annual rate of 11%. We paid off $500,000 ahead of the down payment schedule. At June 30, 2006, the balance of the Long-term Debt is $11,000,000.

                                       37

            Going forward, our primary requirements for cash consist of: (1)
acquisition of additional pharmaceutical manufacturing companies with GMP standard facilities in order to commercialize new drugs in our extensive new drug pipeline and further extend of product pipeline and expand the our sales network (2) Continued R&D for more selected new drug projects (3) build up sales network for new drug distribution (4) working capital requirements. We anticipate that our internal source of liquid assets may enable us to continue our operation activities other than acquisition activities for next three months. However, we anticipate that our current operating activities may not enable us to meet the anticipated cash requirements for future acquisition activities. External source of capital may be needed for our expansion. We are exploring bank loans and private equity financing to finance such expenditures and intend to raise equity through the capital market to allow us to accomplish our future acquisition goals.

MANAGEMENT ASSUMPTIONS

            Management anticipates, based on internal forecasts and assumptions relating to our current operations, that existing cash and funds generated from operations may not be sufficient to meet capital requirements for future acquisition activities. We could therefore be required to seek additional financing. There can be no assurance that we will be able to obtain such additional financing at acceptable terms to us, or at all.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

            Our operating subsidiaries are located in China. Their business activities are mainly in China using Chinese Renminbi as the functional currency. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As we rely entirely on revenues earned in
China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

            Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. To date, however, we have not engaged in transactions of either type.

            Since 1994 China has pegged the value of the Renminbi to the U.S.
dollar. We do not believe that this policy has had a material effect on our business. However, there have been indications that the Chinese government may be reconsidering its monetary policy in light of the overall devaluation of the
U.S. dollar against the Euro and other currencies during the last two years. In
July 2005, the Chinese government revalued the Renminbi by 2.1% against the U.S.
dollar, moving from Renminbi 8.28 to Renminbi 8.11 per dollar. The value of the
Renminbi to the U.S. dollar was translated at 8.06 RMB to $1.00 USD at the end of June 30, 2005 and 7.99 RMB to $1.00 USD at the end of June 30, 2006. Because
of the pegging of the Renminbi to the U.S. dollar is loosened, we anticipate that the value of the Renminbi appreciate against the dollar with the consequences discussed above.

                                       38

NEW ACCOUNTING PRONOUNCEMENTS

         In December 2004, the Financial Accounting Standards Board ("FASB")
issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which supersedes APB opinion No. 25, Accounting for Stock Issued to Employees, and its
related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award
(with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. We have implemented SFAS 123R effective January 2006.

         In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and
Error Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20")
and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements,"
and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.
154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.

         SFAS No. 154 enhances the consistency of financial information between periods. We have implemented SFAS No. 154 beginning with the Company's first quarter of fiscal year 2006. Currently SFAS No. 154 does not have a material impact on the Company's results of operations, financial position or cash flows.

         The implementation of the above pronouncements  does not currently have a material effect on the Company's financial statement presentation or disclosures.

ITEM 3.     CONTROLS and PROCEDURES

            Evaluation of Disclosure Controls and Procedures - We maintain a system of disclosure controls and procedures that are designed for the purposes of ensuring that information required to be disclosed in our Securities and
Exchange Commission ("SEC") reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer (CEO) and Chief Financial Officer (CFO),
as appropriate to allow timely decisions regarding required disclosures.

            As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our CEO and
CFO, of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended. Based on that evaluation, our CEO and CFO concluded that our disclosure controls and procedures are effective.

            Changes in Internal Control Over Financial Reporting - There has
been no change in our internal control over financial reporting during the second quarter of 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

                                       39

                           PART II - OTHER INFORMATION
ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On May 15, 2006, pursuant to a consulting agreement, the Company issued to one of its consultants 50,000 shares of its common stock.

On June 30, 2006, pursuant to the agreement with RACP Pharmaceutical Holdings
Ltd. and certain other parties to under which the Company acquired 100%
ownership interest in Shenyang Enshi Pharmaceutical Co. Ltd. ("Enshi"), the
Company issued RimAsia Capital Partners, L.P. a warrant to purchase 12,000,000 common shares of the Company at an exercise price of USD1.375 per share.

All of the above issuances and sales were deemed to be exempt under Regulation
S, Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.
No advertising or general solicitation was employed in offering the securities.
The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act.

ITEM 5. OTHER EVENTS

On August 10, 2006, the Company entered into an agreement with Zixun Capital
Limited ("Zixun") to issue 1,100,000 shares of common stock to Zixun to compensate Zixun for introducing Enshi and its assistance in the Enshi acquisition negotiation and for providing a third party guarantee of up to $1 million to former Enshi shareholders to secure the completion of the acquisition of Enshi.

ITEM 6.    EXHIBITS

The following exhibits are filed as part of this quarterly report on Form
10-QSB:

EXHIBIT
NUMBER            DESCRIPTION
------            --------------------------------------------------------------

 2.1              Conditional Stock Purchase Agreement between and among the registrant, RACP Pharmaceutical Holdings Ltd. and certain
                  other parties dated as of May 16, 2006. (incorporated by
                  reference to Exhibit 2.1 to the registrant's Current Report on
                  Form 8-K filed with the SEC on May 18, 2006)

 10.1             Agreement dated August 10, 2006 by and between the registrant and Zixun Capital Limited.

 31.1             Certification of Chief Executive Officer Pursuant to Section
                  302 of the Sarbanes-Oxley Act of 2002.

 31.2             Certification of Chief Financial Officer Pursuant to Section
                  302 of the Sarbanes-Oxley Act of 2002.

 32.1             Certification of Chief Executive Officer pursuant to Section
                  906 of the Sarbanes-Oxley Act of 2002

 32.2             Certification of Chief Financial Officer pursuant to Section
                  906 of the Sarbanes-Oxley Act of 2002

                                       40

SIGNATURES

            In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

                           By: /s/ Chris Peng Mao
                           --------------------------------------------------
                           Name:  Chris Peng Mao
                           Title: Chief Executive Officer
                           Date: August 14, 2006

                           By: /s/ HUNAG Chentai
                           --------------------------------------------------
                           Name:  HUANG Chentai
                           Title: Chief Financial Officer
                           Date: August 14, 2006

                                       41

                                    AGREEMENT

This Agreement is made effective as of August 10, 2006 by and between China
Biopharmaceuticals Holdings Inc. (the "Company") with its principal business office located in China, and Zixun Capital Limited ("Zixun") residing at British
Virgin Island.

WHEREAS, Zixun has identified Enshi International Holdings ("Enshi" and such acquisition shall be referred to below as the "Enshi Acquisition") as the acquisition target for the Company and assisted the Company in its acquisition of Enshi;

WHEREAS, Zixun has provided a third party performance guarantee of up to
US$1,000,000 for the completion of the Company's acquisition of Enshi to the shareholders of Enshi to ensure that Enshi enter into the merger agreement and suspend other merger negotiations ; NOW THEREFORE, in consideration for the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. SERVICES. During the term of this Agreement, Zixun shall have advised the
Company on the acquisition by the Company of 100% of the issued and outstanding share capital of Enshi and further acquisitions of the other acquisition targets. Zixun shall provide cash deposits up to $1 million USD (up to one year)
for securing the execution of the Enshi Acquisition whenever the shareholder/shareholders of Enshi require it.

2. COMPENSATION. Compensation is success-based. If the Company successfully completes Enshi Acquisition at the purchasing price of lower than $ 15,000,000
USD, The Company shall issue Zixun or any person or institution designated by
Zixun, 1,100,000 shares of common stock of the Company, within two month after the closing of Enshi Acquisition.

3. EXPENSE REIMBURSEMENT. Zixun is compensated on a success basis and shall not be entitled to reimbursing from the Company for any "out-of-pocket" expenses.

4. TERMINATION. This Agreement shall be effective until December 31, 2006.

5. RELATIONSHIP OF PARTIES. It is understood by the parties that Zixun is an independent contractor with respect to the Company, and not an employee of the
Company. The Company will not provide fringe benefits, including health issuance benefits, paid vacation, or any other employee benefit, for the benefit of
Zixun.

6. ASSIGNMENT. Zixun's obligations and the Services under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of Company, which consent may be withheld in the absolute discretion of the Company, it being understood that the Company has engaged
Zixun because of its special and unique knowledge and business experience.

7. CONFIDENTIALITY. In view of the fact that Zixun's work for the Company will bring Zixun into close contact with confidential affairs, information and plans for future developments of the Company not readily available to the public, as well as access to certain trade secrets pertaining to the business of the
Company, all of which Zixun acknowledges are proprietary to and the exclusive property of the Company, Zixun agrees:

a. to keep and retain in the strictest confidence, except that which is available in the public domain, all confidential matters of the Company, including, without limitation, inventions, products, prices, apparatus, business affairs, technical information, customer lists, product design information, trademarks, copyrights, and other proprietary information (collectively,
"Information") which are valuable, special and unique assets of Company and need to be protected from improper disclosure. In consideration for the disclosure of the Information, Zixun agrees that Zixun will not at any time or in any manner, either directly or indirectly, use any Information for Zixun's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Company. Zixun will protect the
Information and treat it as strictly confidential.

b. to deliver promptly to the Company on termination of Zixun's engagement, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents and all copies thereof, including computer programs, discs, software, etc., relating to the Company's business, operations, financial condition, Intellectual Property and all other tangible and intangible property associated therewith which Zixun may possess or have under Zixun's control.

8. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Zixun has disclosed (or has threatened to disclose) Information in violation of this
Agreement, the Company shall be entitled to an injunction to restrain Zixun from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. The Company shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

9. CONFIDENTIALITY AND NONSOLICITATION AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect for three (3)
years following the termination of this Agreement. Zixun agrees so long as
Company is in compliance with its obligations under this Agreement that during the Term and for one (1) year after the termination, it will not, directly or indirectly, without the prior written consent of the Company, induce or solicit any person employed or hereafter employed by the Company to leave the employ of the Company or solicit, recruit, hire or attempt to solicit, recruit or hire any person employed by the Company. Further, Zixun agrees that for a period of one
(1) year after the termination of this Agreement, it will not, directly or indirectly, without the prior written consent of the Company, solicit for any business similar to that of the Company, divert away, take away, or attempt to take away any customer of the Company who was a customer or a potential customer at the time of termination or expiration of this Agreement. Further, Zixun and
Company agree that neither will disparage, defame, slander, libel or otherwise speak negatively of the other or of any affiliate, officer, director or employee of the other.

10. RETURN OF RECORDS. Upon termination of this Agreement, Zixun shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Zixun's possession or under Zixun's control and that are the Company's property or relate to the Company's business.

11. INDEMNIFICATION

a. Zixun shall indemnify and hold the Company harmless from and against any and all liabilities, damages, claims, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising in connection with, or incident to any breach or violation by Zixun of any covenant or agreement contained in this Agreement or otherwise arising out of any of the transactions contemplated by this Agreement and with any claims, liabilities or damages resulting from claims against the Company.

b. The Company shall indemnify and hold Zixun harmless from and against any and all liabilities, damages, claims, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising in connection with, or incident to any breach or violation of any covenant or agreement contained in this Agreement or otherwise arising out of any of the transactions contemplated by this Agreement.

12. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

13. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

14. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15. APPLICABLE LAW AND DISPUTE RESOLUTION.

15.1 Applicable Law

The execution, validity, construing and performance of this Agreement, and resolution of the disputes under this Agreement, shall be in accordance with the laws of the State of New York, the United States of America..

15.2 Dispute Resolution

The Parties shall make good faith effort to settle any dispute arising from the interpretation or performance of this Agreement through friendly negotiation. In case no settlement can be reached, each Party shall submit the dispute to an arbitration panel ("Panel") under the auspices of the American Arbitration
Association ("AAA") at a venue located in New York City. The Panel shall consist of one or three to be selected by the mutual agreement of the Parties. If the
Parties can not agree on the arbitrator, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the American Arbitration Association in New
York shall select the third arbitrator. A majority decision by the three arbitrators shall be final and binding upon and enforceable against the Parties.
Such arbitration shall follow the rules of the AAA.

15.3 Enforceability

Arbitration shall be the only remedy for the Parties in any dispute. There
Parties hereby waive any right to litigate any dispute, including but not limited to the exclusivity of this arbitration provision contained in Section 12 in any court. The Parties hereby submit themselves to the exclusive jurisdiction.

16. ENTIRE AGREEMENT. This Agreement together contains the entire understandings and agreements of the parties, and there are no other promises or conditions or understandings in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral understandings or agreements between the parties.

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

China Biopharmaceuticals Holdings, Inc.

By: /s/ Chris Peng Mao
    ---------------------------------
    Chris Peng Mao
    Chief Executive Officer

Zixun Capital Limited

By: /s/ SIU LAI CHAU
    ---------------------------------
    SIU LAI CHAU
    Director

                                                                    Exhibit 31.1

              SECTION 302 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Chris Peng Mao, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of China
Biopharmaceuticals Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the period presented in this report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

      a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting.

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal controls over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 14, 2006

/s/ Chris Peng Mao
------------------
Chris Peng Mao
Chairman and
Chief Executive Officer

                                                                    Exhibit 31.2

              SECTION 302 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, HUANG Chentai, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of China
Biopharmaceuticals Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the period presented in this report;

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

      a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting.

5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal controls over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 14, 2006

/s/ HUANG Chentai
-----------------
HUANG Chentai
Chief Financial Officer

                                                                    Exhibit 32.1

              SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report (the "Report") of China
Biopharmaceuticals Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof, I, Chris Peng Mao, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.    The Report fully complies with the requirements of section 13(a) or 15(d)
      of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
      Company.

Date: August 14, 2006                    By: /s/ Chris Peng Mao
                                            ------------------------------------
                                             Chris Peng Mao
                                             Chairman and
                                             Chief Executive Officer

                                                                    Exhibit 32.2

              SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report (the "Report") of China
Biopharmaceuticals Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof, I, HUANG Chentai, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.    The Report fully complies with the requirements of section 13(a) or 15(d)
      of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
      Company.

Date: August 14, 2006                    By: /s/ HUANG Chentai
                                            ------------------------------------
                                             HUANG Chentai
                                             Chief Financial Officer